FORM 8-K

                   SECURITIES AND EXCHANGE COMMISSION


                         Washington, D.C. 20549





                             CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported): April 28, 1995




                           ROSE'S STORES, INC.
         (Exact name of registrant as specified in its charter)


                                Delaware
             (State or other jurisdiction of incorporation)


0-631                                                         56-0382475
(Commission File Number)               (IRS Employer Identification No.)

218 S. Garnett Street
Henderson, North Carolina                                          27536
(Address of principal executive offices)                      (Zip Code)


                             (919) 430-2600
            (Registrant's telephone number, including area code)

Item 5.  Other Events

      On September 5, 1993, the Registrant filed a voluntary Petition for Relief under Chapter 11, Title 11 of the United States Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the Eastern District of North Carolina, Raleigh Division (the "Court"). On August 1, 1994, the Registrant filed with the Court a proposed Joint Plan of Reorganization with the consent of the official unsecured creditors committee, the pre-petition secured senior noteholders, and the official equity committee. On October 5, 1994, the Court approved a First Amended Disclosure Statement that described the proposed First Amended Joint Plan of Reorganization (the "Plan") and approving the solicitation of acceptances and rejections of the Plan from various classes of creditors and equity holders prior to the Court's holding a confirmation hearing.
On December 14, 1994, the Court confirmed the Plan and entered an order ("Confirmation Order") to that effect.

     On April 28, 1995, the Registrant entered into a Warrant Agreement and Escrow Agreement with First Union National Bank of North Carolina ("First Union") pursuant to which the Registrant issued to First Union 10,000,000 shares of Common Stock as Escrow Agent and 4,285,714 Warrants as Warrant Agent. The Escrow Agreement and Warrant Agreement specify the terms, conditions and procedures pursuant to which First Union will hold and deliver shares of Common Stock and Warrants under the terms of the Modified and Restated First Amended Joint Plan of Reorganization dated April 24, 1995 (the "Modified Plan").

     On April 28, 1995, the Registrant satisfied the last condition under the Modified Plan for its emergence from bankruptcy by closing on its exit financing loans. The exit financing is a $125,000,000 three-year revolving credit facility with The First National Bank of Boston and The CIT Group/Business Credit, Inc., as facility agents. On April 28, 1995, the Registrant drew down $58,654,000 which was used to satisfy all outstanding indebtedness to GE Capital Corporation and to the Pre-Petition Secured Lenders. Under the exit financing facility, trade suppliers who extend credit to the Registrant will be supported by a $5,000,000 letter of credit and a subordinated lien of $15,000,000 in the real estate properties of the Registrant.

     The foregoing description is merely a summary of certain material matters contained in the documents that are exhibits hereto. Such documents are incorporated by reference herein and should be read in full to obtain a full understanding of the matters summarized herein.

Item 7.  Financial Statements and Exhibits

(c)  The following exhibits are part of this report:

      (1) Revolving Credit Agreement dated as of April 28, 1995, among the Registrant as Borrower, the lending institutions listed on
           Schedule 1 to the Agreement and The First National Bank of Boston and The CIT Group/Business Credit, Inc., as Facility Agents and The First National Bank of Boston as Administrative Agent (the "Credit Agreement").

      (2) Security Agreement dated as of April 28, 1995, between the Registrant and The First National Bank of Boston as Collateral Agent for the lending institutions who are parties to the Credit Agreement.

      (3) $62,500,000 Revolving Credit Note dated April 28, 1995, issued to The First National Bank of Boston pursuant to the Credit Agreement.

      (4) $62,500,000 Revolving Credit Note dated April 28, 1995, issued to The CIT Group/Business Credit, Inc., pursuant to the Credit Agreement.

      (5) Deed of Trust, Assignment of Rents and Security Agreement dated as of April 27, 1995 by and among Registrant, First National Bank of Boston, The CIT Group/Business Credit, Inc., pursuant to the Credit Agreement.

      (6) Master Release Agreement dated as of April 28, 1995 by and between General Electric Capital Corporation and Registrant.

      (7) Post-Effective Date GE Assumption Agreement dated as of April 28, 1995 by and between General Electric Capital Corporation and Registrant.

      (8) GE Deferred Obligations Agreement dated as of April 28, 1995 by and between General Electric Capital Corporation and Registrant.

      (9) Warrant Agreement dated as of April 28, 1995, between the Registrant and First Union National Bank of North Carolina as Warrant Agent.

      (10) Escrow Agreement dated as of April 28, 1995, between the Registrant and First Union National Bank of North Carolina as Escrow Agent.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ROSE'S STORES, INC.



Date:  May 8, 1995            By:/S/Jeanette R. Peters
                                 Jeanette R. Peters
                                 Senior Vice President
                                 Chief Financial Officer

                             EXHIBIT INDEX

Exhibit No.                   Description

      (1) Revolving Credit Agreement dated as of April 28, 1995, among the Registrant as Borrower, the lending institutions listed on Schedule 1 to the Agreement and The First National Bank of Boston and The CIT Group/Business Credit, Inc., as Facility Agents and The First National Bank of Boston as Administrative Agent (the "Credit Agreement").

      (2) Security Agreement dated as of April 28, 1995, between the Registrant and The First National Bank of Boston as Collateral Agent for the lending institutions who are parties to the Credit
            Agreement.

      (3)   $62,500,000 Revolving Credit Note dated April 28,
            1995, issued to The First National Bank of Boston pursuant to the Credit Agreement.

      (4)   $62,500,000 Revolving Credit Note dated April 28,
            1995, issued to The CIT Group/Business Credit,
            Inc., pursuant to the Credit Agreement.

      (5) Deed of Trust, Assignment of Rents and Security Agreement dated as of April 27, 1995 by and among Registrant, First National Bank of Boston, The CIT Group/Business Credit, Inc., pursuant to the Credit Agreement.

      (6)   Master Release Agreement dated as of April 28,
            1995 by and between General Electric Capital
            Corporation and Registrant.

      (7) Post-Effective Date GE Assumption Agreement dated as of April 28, 1995 by and between General
            Electric Capital Corporation and Registrant.

      (8)   GE Deferred Obligations Agreement dated as of
            April 28, 1995 by and between General Electric
            Capital Corporation and Registrant.

      (9) Warrant Agreement dated as of April 28, 1995, between the Registrant and First Union National
            Bank of North Carolina as Warrant Agent.

      (10) Escrow Agreement dated as of April 28, 1995, between the Registrant and First Union National
            Bank of North Carolina as Escrow Agent.

                  REVOLVING CREDIT AGREEMENT





                  Dated as of April 28, 1995





                             among




                     ROSE'S STORES, INC.,
                         as Borrower,


                   THE LENDING INSTITUTIONS
                 listed on SCHEDULE 1 hereto,
                            as Banks,


               THE FIRST NATIONAL BANK OF BOSTON

                              and

             THE CIT GROUP/BUSINESS CREDIT, INC.,
                      as Facility Agents


                              and



              THE FIRST NATIONAL BANK OF BOSTON,
                    as Administrative Agent

                      TABLE OF CONTENTS


1.   DEFINITIONS AND RULES OF INTERPRETATION                    1
       1.      Definitions                                      1
       2.      Rules of Interpretation                         21
2.   THE REVOLVING CREDIT FACILITY                             22
       1.      Commitment to Lend                              22
       2.      Commitment Fee                                  23
       3.      Reduction of Total Revolving Commitment         23
       4.      The Revolving Credit Notes                      23
       5.      Interest on Revolving Credit Loans              24
       6.      Requests for Revolving Credit Loans             24
       7.      Conversion Options                              26
                 1.       Conversion to Different Type of
                            Revolving Credit Loan              26
                 2.       Continuation of Type of Revolving
                            Credit Loan                        26
       8.      Settlements; Failure to Make Funds Available    27
       9.      Change in Borrowing Base                        29
3.   REPAYMENT OF THE REVOLVING CREDIT LOANS                   29
       1.      Maturity                                        29
       2.      Mandatory Repayments of Revolving Credit
                 Loans                                         29
       3.      Optional Repayments of Revolving Credit
                 Loans                                         30
4.   LETTERS OF CREDIT                                         31
       1.      Letter of Credit Commitments                  . 31
                 1.       Commitment to Issue Letters of
                            Credit                             31
                 2.       Letter of Credit Applications      . 32
                 3.       Terms of Letters of Credit         . 32
                 4.       Reimbursement Obligations of
                            Banks                            . 32
                 5.       Participations of Banks            . 33
                 6.       Certain Letters of Credit
                            Outstanding on the
                            Closing Date                       33
       2.      Reimbursement Obligation of the Borrower        33
       3.      Letter of Credit Payments                       34
       4.      Obligations Absolute                            36
       5.      Reliance by Issuer                              36
       6.      Letter of Credit Fees                           36
5.   CERTAIN GENERAL PROVISIONS                                37
       1.      Agency Fee                                      37
       2.      Depository Arrangements                         37
       3.      Funds for Payments                              41
               1.   Payments to Administrative Agent           41
               2.   No Offset, etc.                            41
       4.      Computations, etc.                              42
       5.      Inability to Determine LIBOR Rate               43
       6.      Illegality                                      43
       7.      Additional Costs, etc.                          44
       8.      Capital Adequacy                                45
       9.      Certificate                                     46
       10.     Indemnity                                       46
       11.     Interest After Default                          47
                 1.       Overdue Amounts                    . 47
                 2.       Amounts Not Overdue                . 47
       12.     LIBOR Rate Loans                              . 47
       13.     Maximum Interest Rate                         . 47
6.   COLLATERAL SECURITY AND GUARANTY                          48
       1.      Security of Borrower                          . 48
       2.      Guaranty and Security of Guarantor            . 48
7.   REPRESENTATIONS AND WARRANTIES                            48
       1.      Corporate Authority                           . 48
                 1.       Incorporation; Good Standing       . 48
                 2.       Authorization                      . 49
                 3.       Enforceability                     . 49
       2.      Governmental Approvals                        . 49
       3.      Title to and Location of Properties; Leases   . 50
       4.      Financial Statements; Projections and
                 Disclosure Statement                          51
                 1.       Financial Statements               . 51
                 2.       Projections                        . 51
                 3.       Disclosure Statement               . 51
       5.      No Material Changes, etc.                     . 52
       6.      Franchises, Patents, Copyrights, etc.         . 52
       7.      Litigation                                    . 52
       8.      No Materially Adverse Contracts, etc.         . 52
       9.      Compliance with Other Instruments, Laws,
                 etc.                                        . 53
       10.     Tax Status                                    . 53
       11.     No Event of Default                           . 53
       12.     Holding Company and Investment Company Acts   . 53
       13.     Absence of Financing Statements, etc.         . 53
       14.     Perfection of Security Interest               . 54
       15.     Certain Transactions                          . 54
       16.     Employee Benefit Plans                        . 54
                 1.       In General                         . 54
                 2.       Terminability of Welfare Plans     . 54
                 3.       Guaranteed Pension Plans           . 55
                 4.       Multiemployer Plans                . 55
       17.     Regulations U and X                           . 56
       18.     Environmental Compliance                      . 56
       19.     Subsidiaries, etc.                            . 58
       20.     Bank Accounts                                 . 58
       21.     Undisclosed Claims                            . 58
       22.     Confirmation of Plan                          . 58
       23.     Insurance                                     . 59
       24.     Exit Facility Order                           . 59
8.   AFFIRMATIVE COVENANTS OF THE GUARANTOR AND THE
       BORROWER                                                59
       1.      Punctual Payment                              . 59
       2.      Maintenance of Office                         . 60
       3.      Records and Accounts                          . 60
       4.      Financial Statements, Certificates and
                 Information                                   60
       5.      Notices                                       . 64
                 1.       Defaults                           . 64
                 2.       Environmental Events               . 64
                 3.       Notification of Claim against
                            Collateral                         65
                 4.       Notice of Litigation and Judg-
                            ments                              65
       6.      Corporate Existence; Maintenance of
                 Properties                                    65
       7.      Insurance                                     . 66
       8.      Taxes                                         . 66
       9.      Inspection of Properties and Books, etc.      . 66
                 1.       General; Examinations              . 66
                 2.       Environmental Assessments          . 67
                 3.       Communications with Accountants    . 68
       10.     Compliance with Laws, Contracts, Licenses, and
                 Permits                                       68
       11.     Employee Benefit Plans                        . 68
       12.     Use of Proceeds                               . 69
       13.     Additional Mortgaged Property                 . 69
       14.     Maintenance of Business                       . 69
       15.     Further Assurances                            . 70
       16.     Liquidation of Certain Retail Stores          . 70
       17.     Landlord Waivers                              . 70
       18.     Appraisal of Henderson Property               . 70
       19.     Certain Legal Opinions                        . 70
9.   CERTAIN NEGATIVE COVENANTS OF THE GUARANTOR AND THE
       BORROWER                                                71
       1.      Restrictions on Indebtedness                  . 71
       2.      Restrictions on Liens                         . 72
       3.      Restriction on Investments                    . 74
       4.      Distributions                                 . 75
       5.      Merger, Consolidation and Disposition of
                 Assets                                        75
                 1.       Mergers and Acquisitions           . 75
                 2.       Disposition of Assets              . 75
       6.      No Subsidiaries, etc.                         . 76
       7.      Compliance with Environmental Laws            . 76
       8.      Employee Benefit Plans                        . 77
       9.      Bank Accounts                                 . 77
       10.     Transactions with Affiliates                    77
       11.     No Amendment of Certain Documents               78
10.  FINANCIAL COVENANTS OF THE BORROWER                       78
       1.      Operating Cash Flow to Total Debt Service
                 Expense                                     . 78
       2.      Minimum EBITDA                                . 79
       3.      Capital Expenditures                          . 79
       4.      Minimum Stockholders' Equity                  . 79
       5.      Minimum and Maximum Eligible Inventory        . 80
11.  CLOSING CONDITIONS                                        81
       1.      Loan Documents                                . 81
       2.      Certified Copies of Charter Documents         . 81
       3.      Corporate Action                              . 81
       4.      Incumbency Certificate                        . 81
       5.      Validity of Liens                             . 81
       6.      Perfection Certificates and UCC Search
                 Results                                       82
       7.      Financial Statements                          . 82
       8.      Landlord Consents                             . 82
       9.      Certificates of Insurance                     . 82
       10.     Cash Management and Agency Account
                 Agreements                                  . 83
       11.     Borrowing Base Report                         . 83
       12.     Availability at Closing                       . 83
       13.     Inventory Reports                               83
       14.     Hazardous Waste Assessments                   . 83
       15.     Opinions of Counsel                           . 83
       16.     Payment of Fees                               . 84
       17.     Termination of Debtor in Possession
                 Financing                                   . 84
       18.     Confirmation of Plan; Related Matters         . 84
       19.     Prepetition Claims                            . 85
       20.     Capital Structure                             . 86
       21.     Minimum EBITDA                                . 86
       22.     Actions with Respect to Specified GOB Stores  . 86
       23.     Proceedings and Documents; Due
                 Diligence Matters                           . 86
       24.     Closing Certificate                           . 87
12.  CONDITIONS TO ALL BORROWINGS                              87
       1.      Representations True; No Event of Default     . 87
       2.      No Legal Impediment                           . 88
       3.      Governmental Regulation                       . 88
       4.      Borrowing Base Report                         . 88
       5.      Required Payment                              . 88
13.  EVENTS OF DEFAULT; ACCELERATION; ETC.                     88
       1.      Events of Default and Acceleration            . 88
       2.      Termination of Commitments                    . 93
       3.      Remedies                                      . 93
       4.      Distribution of Collateral Proceeds           . 93
14.  SETOFF                                                    94
15.  THE ADMINISTRATIVE AGENT                                  95
       1.      Authorization                                 . 95
       2.      Employees and Administrative Agent            . 97
       3.      No Liability                                  . 97
       4.      No Representations                            . 97
       5.      Payments                                      . 98
                 1.       Payments to Administrative Agent   . 98
                 2.       Distribution by Administrative
                            Agent                            . 98
                 3.       Delinquent Banks                   . 98
       6.      Holders of Notes                              . 99
       7.      Indemnity                                     . 99
       8.      Administrative Agent as Bank                  . 99
       9.      Resignation                                   .100
       10.     Notification of Defaults and Events of
                 Default                                      100
       11.     Duties in the Case of Enforcement             .100
16.  EXPENSES                                                 101
17.  INDEMNIFICATION                                          102
18.  SURVIVAL OF COVENANTS, ETC.                              103
19.  ASSIGNMENT AND PARTICIPATION                             104
       1.      Conditions to Assignment by Banks             .104
       2.      Certain Representations and Warranties;
                 Limitations; Covenants                       104
       3.      Register                                      .106
       4.      New Notes                                     .106
       5.      Participations                                .107
       6.      Disclosure                                    .107
       7.      Assignee or Participant Affiliated with the
                 Borrower                                     108
       8.      Miscellaneous Assignment Provisions           .108
       9.      Assignment by the Borrower                    .108
20.  NOTICES, ETC.                                            109
21.  GOVERNING LAW                                            110
22.  HEADINGS                                                 110
23.  COUNTERPARTS                                             111
24.  ENTIRE AGREEMENT, ETC.                                   111
25.  WAIVER OF JURY TRIAL                                     111
26.  CONSENTS, AMENDMENTS, WAIVERS, ETC.                      111
27.  SEVERABILITY                                             112
28.  DISCLOSURE                                               113

                           SCHEDULES


Schedule 1               Banks, Revolving Commitments, Commitment
                         Percentages
Schedule 1.1             Specified GOB Stores

Schedule 2               Performance Adjustment Feature; Perfor-
                         mance Tests

Schedule 5.2             Authorized Withdrawals Relating to
                         Collection Accounts

Schedule 7.2             Governmental Approvals
Schedule 7.3             Title to and Location of Properties;
                         Leases
Schedule 7.6             Patents, Copyrights, Trademarks and
                         Trade Names
Schedule 7.7             Litigation
Schedule 7.9             Compliance with Laws
Schedule 7.10            Taxes; Pension Matters
Schedule 7.16            Employee Benefit Plans
Schedule 7.18            Environmental Compliance
Schedule 7.20            Bank Accounts
Schedule 7.23            Insurance Matters

Schedule 9.1             Existing Indebtedness
Schedule 9.2             Other Existing Liens
Schedule 9.3             Existing Investments
Schedule 9.8             ERISA Matters



                            EXHIBITS


Exhibit A                Form of Borrowing Base Report
Exhibit B                Form of Revolving Credit Note
Exhibit C                Form of Loan Request
Exhibit D                Form of Compliance Certificate
Exhibit E                Form of Assignment and Acceptance
Exhibit F                Form of Landlord Consent
Exhibit G                Form of Management Flash Report
Exhibit H                Form of Financial Indicator Report
Exhibit I                Form of Exit Facility Order

                  REVOLVING CREDIT AGREEMENT

This REVOLVING CREDIT AGREEMENT (this "Credit Agreement") is made as of April 28, 1995, by and among ROSE'S STORES, INC. (the "Borrower"), a Delaware corporation, THE FIRST NATIONAL BANK OF BOSTON ("FNBB"), a national banking association, and THE CIT GROUP/BUSINESS CREDIT, INC. ("CIT"), as facility agents (the "Facility Agents"), FNBB, CIT and the other lending institu-tions listed on Schedule 1 (the "Banks"), and THE FIRST NA-TIONAL BANK OF BOSTON, as administrative agent (the "Admin-istrative Agent") for itself and the other Banks.

                    INTRODUCTORY STATEMENT

          On September 5, 1993, Old Rose's (as hereinafter de-fined) filed a voluntary petition for protection under Chapter 11 of the Bankruptcy Code (the "Bankruptcy Proceeding"). Pur-suant to an order entered December 14, 1994 (the "Plan Confir-mation Order"), the Bankruptcy Court (as hereinafter defined) confirmed the First Amended Joint Plan of Reorganization of the Borrower (as so confirmed, and as so modified and restated pursuant to the Plan Modification Order, the "Plan"). It is a condition to the effectiveness of the Plan that the Borrower shall have entered into the Post-Effective Date Financing Fa-cility (as defined in the Plan). The parties hereto intend that this Credit Agreement and the other documents and instruments related hereto (including the Loan Documents (as hereinafter defined)) shall evidence the terms and conditions of the Post-Effective Date Financing Facility.

          NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto agrees as follows:


         1.  DEFINITIONS AND RULES OF INTERPRETATION.

          1. Definitions. The following terms shall have the meanings set forth in this Section 1.1 or elsewhere in the provisions of this Credit Agreement referred to below:

          Acceleration.  See Section 13.1.

          Administrative Agent.  The First National Bank of
Boston acting as administrative agent for the Banks.

          Administrative Agent's Head Office. The Administra-tive Agent's head office located at 100 Federal Street, Boston,

Massachusetts 02110, or such other location as the Adminis-trative Agent may designate from time to time.

          Administrative Agent's Special Counsel.  Wachtell,
Lipton, Rosen & Katz or such other counsel as may be approved by the Administrative Agent.

          Affiliate. Any Person which is a director or officer of any other Person or which, directly or indirectly, controls or is controlled by or is under common control with such other Person. For purposes of this definition, a Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

          (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or individuals performing similar functions for such Person; or

          (b) to direct, or cause the direction of, the man-agement and policies of such Person whether by con-tract or otherwise.

          Agency Account Agreements.  See Section 5.2.

          Agency Concentration Account.  See Section 5.2.

          Agency Fee. The Fee designated as such in that cer-tain letter from the Borrower to the Facility Agents dated March
10, 1995.

          Alternate Base Rate. The higher of (i) the annual rate of interest announced from time to time by FNBB at its head office in Boston, Massachusetts, as its "alternate base rate" and (ii) one-half of one percent (.50%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three funds brokers of recognized standing selected by the Ad-ministrative Agent.

          Appraiser. Alco Capital Group, Inc. or another Per-son selected by the Facility Agents to (i) evaluate the Inven-tory of the Borrower, including the components of Eligible In-ventory, (ii) periodically determine the Estimated Net GOB Re-alization Percentage and (iii) advise the Facility Agents with respect to other matters including, without limitation, buying practices, product mix, and markdown policies.

          Bankruptcy Code.  Title 11, United States Code, 11
U.S.C. Sections 101 et seq. as in effect on the Closing Date, as the same may be amended.

          Bankruptcy Court. The United States Bankruptcy Court for the Eastern District of North Carolina.

          Bankruptcy Proceeding.  See Introductory Statement.

          Banks. FNBB, CIT and the other lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any interests, rights and obligations of a Bank pursuant to Section 19.1.

          Base Rate Loans. Any Revolving Credit Loans bearing interest calculated by reference to the Alternate Base Rate.

          Borrower. Rose's Stores, Inc., as of and after the Effective Date.

          Borrowing Base. At the relevant time of reference thereto, an amount determined by the Administrative Agent, by reference to the most recent Borrowing Base Report, that is equal to the lesser of:

       (i) the amount of Eligible Inventory times the Effec-tive Borrowing Base Percentage; and

      (ii)   the Eligible Retail Inventory times the Estimated
     Net GOB Realization Percentage times (x) ninety three percent (93%) during the months of July, 1995 and August, 1995 only or
     (y) ninety percent (90%) during all months other than July, 1995 and August, 1995.

               Borrowing Base Report. A Borrowing Base Report signed by the chief financial officer of the Borrower and in substantially the form of Exhibit A hereto.

               Business Day.  Any day on which banking
     institutions in Boston, Massachusetts, are open for the transaction of banking business and, in the case of LIBOR
     Rate Loans, also a day which is a LIBOR Business Day.

               Business Plan. See Section 8.4(k).

               Capital Assets.  Fixed assets, both tangible
     (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expenses or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

               Capital Expenditures.  Amounts paid or
     indebtedness incurred by the Borrower in connection with the purchase or lease by the Borrower of Capital Assets that would be required to be capitalized and shown on the balance sheet of the Borrower in accordance with generally accepted accounting principles.

               Capitalized Leases. Leases under which (a) the Borrower is the lessee or obligor and (b) the discounted future rental payment obligations are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

               Cash Collateralized Letters of Credit. Letters of Credit for which the Borrower had deposited with the Administrative Agent in a cash collateral account an amount in cash equal to one hundred five percent (105%) of the aggregate Maximum Drawing Amount in respect of such Letter of Credit.

               CERCLA.  See Section 7.18(a).

               Change of Control. An event or series of events by which (i) any Person or Persons and any Affiliates of such Person or Persons shall, whether in a single transaction or a series of related transaction, acquire, directly or indirectly, more than 30% of the Voting Stock of the Borrower or otherwise acquire, directly or indirectly, the ability to vote for a majority of the directors of the Borrower or (ii) individuals who, as of the Closing Date, constitute the board of directors of the Borrower (the "Incumbent Board") cease for any reason to constitute more than 50% of the members of the board of directors of the Borrower; provided, however, that any individual who becomes a member of the board of directors of the Borrower subsequent to the Closing Date, whose election, or nomination for election by the Borrower's shareholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board for purposes of this definition; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other the board of directors of the Borrowers shall not be so considered as a member of the Incumbent Board or (iii) R. Edward Anderson shall cease to be both the chief executive officer and chairperson of the board of directors of the Borrower for any reason whatsoever and shall not have been replaced by a chief executive officer and/or chairperson (as the case may be) reasonably satisfactory to the Ma-jority Banks within the two (2) month period following the date on which he ceases to be both the chief executive of-ficer and chairperson.

               CIT.  The CIT Group/Business Credit, Inc.

               Class 2B Claims.  The claims classified in Class
     2B under the Plan, including, without limitation, all claims of the Pre-Petition Lenders (as defined in the Plan).

               Code.  The Internal Revenue Code of 1986.

               Collateral. All assets and properties of the Borrower (whether real or personal, tangible or intangible) and all property, rights and interests that are subject to the security interests, liens and mortgages created by the Security Documents.

               Collection Bank.  See Section 5.2.

               Closing Date. The first date on which the conditions set forth in Section 11 have been satisfied or waived and any Revolving Credit Loans are to be made or any Letter of Credit is to be issued hereunder.

               Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Revolving Commitments of all of the Banks.

               Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and any Guarantor, consolidated in accordance with generally accepted accounting principles.

               Conversion Request. A notice given by the Borrower to the Administrative Agent of the Borrower's election to convert or continue a Loan in accordance with
     Section 2.7.

               Credit Agreement.  This Revolving Credit
     Agreement, including the Schedules and Exhibits hereto.

               Default.  See Section 13.1.

               DIP Facility.  As defined in the Plan.

               Disclosure Statement. The Disclosure Statement with respect to the First Amended Joint Plan of Reorganization of Old Rose's, filed in Chapter 11 Case No. 93-01365-5-ATS in the Bankruptcy Court and approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code on October 5, 1994.

               Distribution. With respect to any Person, the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of such Person, other than dividends payable solely in shares of common stock of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock of such Person, directly or indirectly; the return of capital by such Person to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of such Person.

               Dollars or $. Dollars in lawful currency of the United States of America.

               Drawdown Date.  The date on which any Revolving
     Credit Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with Section 2.7.

               EBITDA. The Net Operating Income (or Deficit) of the Borrower for any period (which amount shall in accordance with the definition thereof be determined after deduction of all expenses and other proper charges payable for such period) but before payment or provision in respect of such period for (i) income taxes, (ii) interest ex-pense, (iii) commitment fees, agency fees, facility fees and other similar fees, (iv) adjustments relating to Lifo reserves in accordance with generally accepted accounting principles, (v) depreciation, amortization and other similar noncash charges and (vi) noncash reserves taken in such period for any and all obligations relating to store closings; provided however that the amount of any cash payments during such period and any and all subsequent periods in respect of all such obligations shall be treated as a reduction of EBITDA in the period of payment.

               Effective Borrowing Base Percentage. For each fiscal month (or, in the case of November and December only, each calendar week ending on a Saturday in such month) the percentage set forth below:

                    February              53%
                    March                 55%
                    April                 55%
                    May                   60%
                    June                  60%
                    July                  60%
                    August                   64%
                    September             64%
                    October                  64%
                    November:
                          1st clndr wk    64%
                          2nd clndr wk    64%
                          3rd clndr wk    62%
                          4th clndr wk    62%
                          5th clndr wk    58%
                    December:
                          1st clndr wk    56%
                          2nd clndr wk    52%
                          3rd clndr wk    48%
                          4th clndr wk    40%
                    January                  50%

          Effective Date. The "Effective Date" under and as defined in the Plan.

          Eligible Assignee. A commercial bank, insurance company, commercial finance company or other financial insti-tution having total assets in excess of $500,000,000 or any other Person approved by the Facility Agents.

          Eligible Inventory. At the relevant time of refer-ence thereto, in accordance with generally accepted accounting principles and based on the first-in, first-out method of in-ventory accounting at cost, (i) all Inventory located in the Borrower's retail stores, as set forth in the Borrower's gen-eral ledger, (ii) all Inventory located in warehouses, as set forth in the Borrower's perpetual inventory report and (iii) Inventory the purchase price of which is supported by either (x) documentary Letters of Credit issued hereunder or (y) for the period ending one hundred twenty (120) days after the Closing Date only, documentary letters of credit issued before the Closing Date other than under this Credit Agreement that are supported by Letters of Credit issued under this Credit Agreement; and as to which, for each item of Inventory set forth in clauses (i), (ii) and (iii) above, each of the fol-lowing requirements have been fulfilled in respect of such In-ventory to the reasonable satisfaction of the Administrative Agent and that otherwise continues to be acceptable to the Ad-ministrative Agent in the exercise of its business judgment:

          (a) all of such Inventory is located in the United States (other than Inventory described in clause (iii) above for which the Administrative Agent has possession of the documents related to the documentary letters of credit described in such clause);

          (b) none of such Inventory shall consist of (1) items in the possession of the Borrower but intended by the Borrower for return to the suppliers thereof, (2) items belonging to third parties that have been consigned to the Borrower or are otherwise in the Borrower's possession or (3) items in the Borrower's custody on a sale-on-approval basis or sale-or-return basis or that are subject to any other repurchase or return agreement (except for Inventory subject to sale-or-return arrangements for which the vendor is contractually obligated to provide the Borrower with full credit if re-turned);

          (c) all of such Inventory consists of finished goods purchased or assembled by Borrower in the ordinary course of its business and does not consist of raw materials, work in process or Inventory in transit (other than Inventory described in clause (iii) above for which the Administrative Agent has possession of the documents related to the documentary letters of credit described in such clause);

          (d) all of such Inventory is in good condition and meets all standards imposed by any Person having regulatory authority over such goods, its use and/or sale, and is cur-rently saleable in the normal course of the Borrower's busi-ness;
          (e) all of such Inventory is located on the premises listed on Schedule 7.3 hereto (other than (x) Inventory de-scribed in clause (iii) above for which the Administrative Agent has possession of the documents related to the documentary letters of credit described in such clause and (y) Inventory on vehicles leased or owned by the Borrower that is in transit between the Borrower's Henderson Distribution Center and retail locations listed on Schedule 7.3 hereto);

          (f) none of such Inventory shall be unsalable, dam-aged or otherwise unfit for sale in the normal course of busi-ness of the Borrower;

          (g) all of such Inventory shall be subject to a valid, first-priority security interest in favor of the Admin-istrative Agent; and

          (h) all of such Inventory conforms to the other rep-resentations and warranties contained herein and in the other
Loan Documents.

In addition, a reserve shall be determined from time to time by the Administrative Agent in its sole discretion, which reserve shall on the Closing Date be set initially at ten percent (10%), to account for inventory scheduled for return to vendors, food, perishables, live plants, freight, excess inventory, slow-moving inventory, seasonal inventory, clearance inventory, damaged goods, inventory loads, cash discounts, sample inventory, packaging or shrinkage. Furthermore, reserves shall be established for (i) the amount of rent and related charges past due more than thirty (30) days to landlords in respect of inventory locations that have not provided waivers of lien rights to the satisfaction of the Administrative Agent and (ii) such other matters determined by the Administrative Agent.

          Eligible Retail Inventory. The amount of Inventory at retail (as determined under the first-in, first-out method of accounting in accordance with generally accepted accounting principles) in Dollars net of accounting reserves at the time of determination and after excluding the following items of
Inventory: (i) all items of Inventory that are not being held for retail sale at the time of determination (including, with-out limitation, supplies, packaging, restaurant food and food supplies), (ii) forty percent (40%) of the amount of Inventory at retail consisting of jewelry, (iii) Inventory consisting of items on layaway or that consist of items belonging to third parties that have been consigned to the Borrower or are other-wise in the Borrower's possession and (iv) thirty percent (30%) of the first-in, first-out cost of "import inventory" (as set forth and classified in the general ledger on the date of de-termination consistent with past practices).

          Employee Benefit Plan. Any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

          Environmental Laws.  See Section 7.18(a).

          ERISA. The Employee Retirement Income Security Act of 1974, as amended.

          ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414(b), (c), (m) or (o) of the Code.

          ERISA Reportable Event. A reportable event with re-spect to a Guaranteed Pension Plan within the meaning of Section
4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

          Estimated Inventory Proceeds. The estimated cash proceeds to be realized from the sale of Inventory pursuant to going out of business sales minus the estimated costs and ex-penses (both direct and indirect) of implementing and conduct-ing such sales (including, without limitation, rent and oc-cupancy expense, advertising and marketing expenses, payroll and security costs, and corporate overhead and general admin-istrative expenses) as such estimated cash proceeds and esti-mated costs and expenses are determined from time to time by the Appraiser.

          Estimated Net GOB Realization Percentage. The per-centage determined from time to time by the Appraiser, which percentage shall be calculated by dividing (i) the Estimated Inventory Proceeds at such time by (ii) the amount of Eligible Retail Inventory (adjusted to account for seasonal fluctuations in the amount of Inventory). Initially, the Estimated Net GOB Realization Percentage during any fiscal month will be the amount set forth below in respect of such fiscal month, pro-vided that such percentages set forth below shall be subject to change from time to time based solely on the determination by the Appraiser:

                    January             38.2%
                    February          40.2%
                    March             40.9%
                    April             42.0%
                    May               41.6%
                    June              40.8%
                    July              40.6%
                    August              40.4%
                    September         41.7%
                    October             43.0%
                    November          42.6%
                    December          38.4%


          Exchange Act. The Securities Exchange At of 1934, as amended from time to time, and any successor thereto.

          Exit Facility Order. The "Order Approving Exit Fi-nancing Facility with the First National Bank of Boston and the CIT Group/Business Credit, Inc.", entered by the Bankruptcy Court on April 17, 1995, a copy of which is attached hereto as
Exhibit 1.3

          Eurocurrency Reserve Rate. For any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any Bank subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate on a non-discriminatory basis with the Administrative Agent's other similarly situated customers.

          Event of Default.  See Section 13.1.

          Facility Agents. FNBB and CIT, in their capacities as facility agents.

          Facility Fee. The fee designated as such in that certain letter from the Borrower to the Facility Agents dated
March 10, 1995.

          GOB Order.  See Section 11.22.

          Final GOB Sales. "Going-out-of-business," "closing out," "distress," "bankruptcy liquidation" or similar sales implemented with respect to all Inventory and other assets of the Borrower located at a retail location of the Borrower.

          Final Order. An order or judgment of the Bankruptcy Court which has not been reversed, stayed, modified or amended and as to which (i) the time to appeal or seek review, rehear-ing, reargument, stay or certiorari has expired, and (ii) as to which no appeal or petition for review, rehearing, reargument, stay or certiorari proceeding is pending or as to which any right to appeal or to seek review, rehearing, reargument or certiorari has been waived.

          FNBB. The First National Bank of Boston, a national banking association, in its individual capacity (unless other-wise indicated).

          Generally Accepted Accounting Principles. (i) When used in Section 10, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect as of the Closing Date, and (B) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements delivered to the Administrative Agent pursuant to Section 8.4 on the Closing Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial
Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to fi-nancial statements in which such principles have been properly applied.

          GE Capital.  General Electric Capital Corporation, a
New York Corporation.

          GE Obligations.  As defined in the Plan.

          GOB Order.  See Section 11.22.

          Guaranteed Pension Plan. Any employee pension ben-efit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

          Guarantor.  Each Subsidiary of the Borrower.

          Guaranty. The guaranty agreement, to be made by any and each Guarantor in favor of the Banks and the Administrative Agent pursuant to which each such Guarantor guaranties to the Banks and the Administrative Agent the payment and performance in full of the Obligations and in form and substance satisfac-tory to the Banks and the Administrative Agent.

          Hazardous Substances.  See Section 7.18(b).

          Henderson Distribution Center. The Borrower's ware-house and distribution center located in Henderson, North
Carolina.

          Henderson Property. The Henderson Distribution Cen-ter and the Borrower's corporate offices, data processing cen-ter, and graphics production center located in Henderson, North
Carolina.

          Indebtedness. All obligations, contingent and oth-erwise, that in accordance with generally accepted accounting principles should be classified on the obligor's balance sheet as liabilities, or to which reference should be made by foot-notes thereto (to the extent such footnote quantifies such ob-ligations), including in any event and whether or not so clas-sified: (i) all debt and similar monetary obligations, whether direct or indirect, including, without limitation, Capitalized Lease obligations; (ii) all liabilities secured by any mort-gage, pledge, security interest, lien, charge or other encum-brance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iii) all guarantees, endorsements and other con-tingent obligations whether direct or indirect in respect of indebtedness of others, including, without limitation, any obligation to supply funds to or in any manner to invest in or support, directly or indirectly, the debtor or any other Per-son, to purchase indebtedness, or to assure the owner or obli-gee of indebtedness against loss, through an agreement to pur-chase goods, supplies, or services or provide other support for the purpose of enabling the debtor or other Person to make payment in respect of the indebtedness held by such owner or obligee, and the obligations to reimburse the issuer in respect of any letters of credit.

          Interest Payment Date. (i) As to any Base Rate Loan, the first Business Day of the calendar month following the last day of each Interest Period therefor; and (ii) as to any LIBOR
Rate Loan, the last day of each Interest Period therefor.

          Interest Period. With respect to each Revolving Credit Loan (i) initially, the period commencing on the Draw-down Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request (A) for any Base Rate Loan, the last day of the calen-dar month; and (B) for any LIBOR Rate Loan, one (1), two (2), or three (3) months after such Drawdown Date; and (ii) there-after, each period commencing on the last day of the next pre-ceding Interest Period applicable to such Revolving Credit Loan and ending on the last day of one of the periods set forth above; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

               (a) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

               (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

               (c) if the Borrower shall fail to give notice as provided in Section 2.7, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan and the continu-ance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

               (d) any Interest Period relating to any LIBOR Rate Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and

               (e)  any Interest Period relating to any LIBOR
          Rate Loan that would otherwise extend beyond the Ma-turity Date shall end on the Maturity Date.

          Inventory. All "inventory" of the Borrower as that term is defined in Section 9-109 of the U.C.C. to which the Borrower has title.

          Inventory Reporting Package. The Borrower's inven-tory reporting package consisting of the following items, all in form satisfactory to the Facility Agents: (i) a "Store In-ventory Report" detailing the amount and locations of inventory on a first-in, first-out basis of inventory accounting, (ii) a "Warehouse Inventory Report" which includes the physical ware-house count and supporting general ledger detail, (iii) a re-port setting forth by department inventory on a first-in, first-out basis of inventory accounting, (iv) a report specifying all inventory supported by outstanding letters of credit and (v) all such other inventory reports and supporting schedules which the Facility Agents shall request from time to time.

          Investments. All expenditures made and all liabili-ties incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebted-ness) of obligations of, any Person. In determining the ag-gregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guar-anty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, re-demption, retirement, repayment, liquidating dividend or liq-uidating distribution); (iii) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (iv) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

          IRS.  The United States Internal Revenue Service.

          L/C Fee Percentage.  One and three quarters percent
(1.75%) as adjusted annually after January 28, 1996 in accor-dance with the Performance Adjustment Feature.

          Lease Assumption Order. That order entered by the Bankruptcy Court on April 25, 1995 permitting the assumption by Old Rose's of all nonresidential real property leases to which Old Rose's is a party other than the leases relating to the Specified GOB Stores.

          Letter of Credit.  See Section 4.1.1.

          Letter of Credit Application.  See Section 4.1.1.

          Letter of Credit Limit.  Forty million dollars
($40,000,000).

          Letter of Credit Participation.  See Section 4.1.4.

          LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London, England or such other LIBOR in-terbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

          LIBOR Margin.  Three and three-eighths percent
(3.375%) per annum, as adjusted annually after January 28, 1996 pursuant to the Performance Adjustment Feature.

          LIBOR Rate. For any Interest Period with respect to a LIBOR Rate Loan, the rate of interest equal to (i) the rate determined by the Administrative Agent at which Dollar deposits for such Interest Period are offered based on information pre-sented on Telerate Page 3750 (or any similar service or source used by the Administrative Agent as a replacement or substitute for Telerate) as of 11:00 a.m. London time on the second LIBOR Business Day prior to the first day of such Interest Period, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

          LIBOR Rate Loans. Any Revolving Credit Loans bearing interest calculated by reference to the LIBOR Rate.

          Loan Documents.  This Credit Agreement, the Notes, the
Letter of Credit Applications, the Letters of Credit, the
Security Documents, and all related documents, certificates, filings, recordings, agreements and instruments.

          Loan Request.  See Section 2.6.

          Loans.  The Revolving Credit Loans.

          Majority Banks. As of any date, the Banks holding at least fifty-one percent (51%) of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, the Banks whose aggregate Revolving Commitments constitute at least fifty-one percent (51%) of the Total Re-volving Commitment.

          Maturity Date.  April 30, 1998.

          Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under all out-standing Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

          Mortgaged Property. Any Real Estate which is subject to any Mortgage, including all items of Real Estate constitut-ing the Henderson Property.

          Mortgages. The deed of trust, dated or to be dated on or prior to the Closing Date, from the Borrower to the Ad-ministrative Agent with respect to all of the interests of the Borrower in the Henderson Property, and any other mortgages, deeds of trust or other security instrument in favor of the

Administrative Agent with respect to any interests of the Bor-rower or any Guarantor in Real Estate (including leasehold in-terests), all in form and substance satisfactory to the Banks and the Administrative Agent.

          Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

          Net Operating Income (or Deficit). The net income (or deficit) of the Borrower after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles after eliminating therefrom (i) all extraordinary items of income (but not of expense or loss) and (ii) for the fiscal year ended January 27, 1996 only, the extraordinary charges incurred through the Ef-fective Date in connection with the reorganization of the Bor-rower in connection with the Proceeding.

          Notes.  The Revolving Credit Notes.

          Obligations. All indebtedness, obligations and li-abilities of the Borrower to any of the Banks, the Administra-tive Agent, and the Facility Agents, individually or collec-tively, existing on the date of this Credit Agreement or aris-ing thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliqui-dated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agree-ment or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Applications, Letters of Credit or other instruments at any time evidencing any thereof.

          Old Rose's. Rose's Stores, Inc., a debtor and debtor in possession, prior to the Effective Date.

          Operating Cash Flow. For any period, an amount equal to (i) EBITDA for such period, minus (ii) the sum of (A) all cash obligations incurred for income taxes during such period, plus (B) Capital Expenditures made during such period.

          OSHA.  The Occupational Safety and Health Act of 1970.

          Outstanding. With respect to the Loans, the aggre-gate unpaid principal thereof and accrued but unpaid interest as of any date of determination.

          PBGC. The Pension Benefit Guaranty Corporation cre-ated by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

          Perfection Certificates. The Perfection Certificates as defined in the Security Agreements.

          Performance Adjustment Feature. The Performance Ad-justment Feature set forth in Schedule 2 hereto.

          Permitted Liens. Liens, security interests and other encumbrances permitted by Section 9.2.

          Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or po-litical subdivision thereof.

          Plan.  See Introductory Statement.

          Plan Confirmation Order.  See Introductory Statement.

          Plan Modification Order. The order of the Bankruptcy Court entered on April 24, 1995 confirming the Modified Plan pursuant to Sections 1127 and 1129 of the Bankruptcy Court and finding, inter alia, that the modifications to the Plan embod-ied in the Modified Plan do not materially adversely affect the treatment of any claims or interests under the Plan, which or-der shall be in form and substance satisfactory to the Facility Agents.

          Projections.  See Section 7.4.2.

          Real Estate. All real property interests at any time owned or leased (as lessee or sublessee) by the Borrower or a Guarantor.

          Reimbursement Obligation. The Borrower's obligation to reimburse the Administrative Agent and the Banks on account of any drawing under any Letter of Credit as provided in Section
4.2.

          Revolving Commitment. With respect to each Bank, during any period, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment during such period to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

          Revolving Credit Base Rate Margin. One and one-half percent (1.5%) per annum, as adjusted annually after January 28, 1996 pursuant to the Performance Adjustment Feature.

          Revolving Credit Loans. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to Section
2.

          Revolving Credit Note Record. The grid attached to a Revolving Credit Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Revolving Credit Note.

          Revolving Credit Notes.  See Section 2.4.

          Security Agreements. The Security Agreement dated or to be dated as of or prior to the Closing Date, between the Borrower and the Administrative Agent and each in form and sub-stance satisfactory to the Banks and the Administrative Agent and any future security or pledge agreement or similar instru-ment between the Borrower or a Guarantor and the Administrative Agent entered into from time to time.

          Security Documents. The Guaranty (in respect of any Guarantor), the Security Agreements, the Mortgages, the Agency Account Agreements and any other security agreements, pledge agreements and guaranties delivered to and in favor of the Ad-ministrative Agent from time to time.

          Settlement. The making of, or receiving of payments, in immediately available funds, by the Banks, to the extent necessary to cause each Bank's actual share of the outstanding amount of Revolving Credit Loans (after giving effect to any Loan Request) to be equal to each Bank's Commitment Percentage of the outstanding amount of such Revolving Credit Loans (after giving effect to any Loan Request), where, prior to such event or action, the actual share is not so equal.

          Settlement Amount.  See Section 2.8(a).

          Settlement Date. (a) The Friday of each week, or if Friday is not a Business Day, the Business Day immediately following such Friday or (b) any other Business Day selected by the Administrative Agent.

          Settling Bank.  See Section 2.8(a).

          Specified GOB Stores. The retail locations selected by the Borrower and listed on Schedule 1.1 for closure and the conducting of Final GOB Sales in order to realize to the Bor-rower no less than $3,000,000 in net proceeds after deductions for the costs and expenses of implementing and conducting such sales (including, without limitation, rent and occupancy ex-pense, advertising and marketing expenses, payroll and security costs, and corporate overhead and general administrative ex-penses).

          Stockholders' Equity.  The excess of Total Assets over
Total Liabilities.

          Subsidiary. Any corporation, association, trust, partnership, joint venture or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

          Total Assets. All assets of the Borrower determined in accordance with generally accepted accounting principles.

          Total Debt Service Expense. For any period, the sum of (i) the aggregate amount of interest required to be paid or accrued by the Borrower during such period on all Indebtedness of the Borrower outstanding during all or any part of such pe-riod, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments con-sisting of interest in respect of Capitalized Leases and in-cluding commitment fees, agency fees, cash facility fees, bal-ance deficiency fees and similar fees or expenses in connection with the borrowing of money, plus (ii) the aggregate amount of all scheduled repayments of principal on any Indebtedness (in-cluding payments under Capitalized Leases) of the Borrower due and payable during such period.

          Total Liabilities. All liabilities of the Borrower determined in accordance with generally accepted accounting principles.

          Total Revolving Commitment. The sum of the Revolving Commitments of the Banks, as in effect from time to time, and as reduced or terminated pursuant to the provisions of this Credit Agreement, including pursuant to Section 2.3. As of the Closing Date, the Total Revolving Commitment shall be one hundred twenty-five million dollars ($125,000,000).

          Type. As to any Revolving Credit Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

          U.C.C. The Uniform Commercial Code as in effect from time to time in the State of New York.

          Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Cred-its (1993 Revision), International Chamber of Commerce Publi-cation No. 500 or any successor version thereto adopted by the Administrative Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

          Unpaid Reimbursement Obligation.  Any Reimbursement
Obligation for which the Borrower does not reimburse the Ad-ministrative Agent and the Banks on the date specified in, and in accordance with, Section 4.2.

          Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust, partnership, joint venture or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

          2.  Rules of Interpretation.

               (a) Unless otherwise indicated, a reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement, provided that any reference to the Plan shall mean only the Plan as amended, modified or supplemented in a manner rea-sonably acceptable to the Facility Agents.

               (b) The singular includes the plural and the plural includes the singular.

               (c) A reference to any law includes any amend-ment or modification to such law.

               (d)  A reference to any Person includes its
          permitted successors and permitted assigns.

               (e)  Accounting terms not otherwise defined
          herein have the meanings assigned to them by gener-ally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

               (f) The words "include", "includes" and "in-cluding" are not limiting.

               (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the U.C.C., have the meanings assigned to them therein.

               (h) Reference to a particular "Section" refers to that section of this Credit Agreement unless other-wise indicated.

               (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular sec-tion or subdivision of this Credit Agreement.


              2.  THE REVOLVING CREDIT FACILITY.

          1. Commitment to Lend. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Administrative Agent given in accordance with Section 2.6, such sums as are requested by the Borrower up to a maxi-mum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Re-volving Commitment minus such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount on all Letters of Credit and all Unpaid Reimbursement Obligations, provided that, notwithstanding anything in this Credit Agreement to the contrary, including Section 2.9, (i) the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount on all Letters of Credit and all Unpaid Reimbursement Obligations shall not at any time exceed the Total Revolving Commitment and (ii) the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount on all Letters of Credit and all Unpaid Re-imbursement Obligations minus Cash Collateralized Letters of Credit shall not at any time exceed the Borrowing Base. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in
Section 11 and Section 12, in the case of the initial Revolving Credit Loans to be made on the Closing Date and Section 12, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

          2. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the accounts of the Banks in ac-cordance with their respective Commitment Percentages a com-mitment fee calculated at the rate of one-half of one percent (0.50%) per annum on the average daily amount during each cal-endar month or portion thereof from the Closing Date to the Maturity Date by which (a) the Total Revolving Commitment, mi-nus the sum of the Maximum Drawing Amount and all Unpaid Re-imbursement Obligations, exceeds (b) the outstanding amount of Revolving Credit Loans. The commitment fee shall be payable monthly in arrears on the first Business Day of each fiscal month for the immediately preceding fiscal month commencing on the first such date following the date hereof, with a final payment on the Maturity Date or any earlier date on which the Revolving Commitments shall terminate.

          3. Reduction of Total Revolving Commitment. The Borrower shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Admin-istrative Agent to (i) reduce by $1,000,000 or an integral multiple thereof or (ii) subject to Section 4.2(c), terminate entirely the Total Revolving Commitment, whereupon the Revolving Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, provided that the Total Revolving Commitment shall at no time be less than the Maximum Drawing Amount. Notwithstanding any-thing to the contrary in this Credit Agreement, on each an-niversary of the Closing Date, the Total Revolving Commitment then in effect shall be permanently reduced in the amount of five million dollars ($5,000,000). Any reduction of the Total Revolving Commitment shall reduce the Revolving Commitments of each Bank pro rata in accordance with their respective Commit-ment Percentages of such reduction. Upon the effective date of any reduction or termination of the Total Revolving Commitment, the Borrower shall pay to the Administrative Agent for the re-spective accounts of the Banks the full amount of any commit-ment fee then accrued on the amount of the reduction. No re-duction or termination of any Bank's Revolving Commitments or the Total Revolving Commitment may be reinstated.

          4. The Revolving Credit Notes. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit B hereto (each a "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Revolving Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth herein.

The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Revolving Credit Note Record, absent manifest error, shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

          5. Interest on Revolving Credit Loans. Except as otherwise provided in Section 5.11:

               (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a per annum rate equal to the sum of the Alternate Base Rate plus the Revolving Credit Base Rate Margin.

               (b) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a per annum rate equal to the sum of the LIBOR Rate determined for such Interest Period plus the LIBOR Margin.

               (c) The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Inter-est Payment Date with respect thereto.

          6.  Requests for Revolving Credit Loans.

               (a) Subject to the provisions of Section 5.12, the Borrower shall give to the Administrative Agent written notice in the form of Exhibit C hereto (or telephonic notice confirmed in a writing in the form of Exhibit C hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") (i) no later than 2:00 p.m. (Boston time) on the proposed Drawdown Date of any Base Rate Loan and (ii) no less than three
          (3) LIBOR Business Days prior to the proposed

          Drawdown Date of any LIBOR Rate Loan. Each such no-tice shall specify (A) the principal amount of the Revolving Credit Loan requested, (B) the proposed Drawdown Date of such Revolving Credit Loan, (C) the Type of such Revolving Credit Loan and (D) with re-spect to LIBOR Rate Loans, the Interest Period for such Revolving Credit Loan. Promptly upon receipt of any such notice in respect of LIBOR Rate Loans, the Administrative Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Bor-rower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $1,000,000 or an integral multiple thereof. The Administrative Agent shall make each Loan available to the Borrower by entry of credit to the Borrower's operating account(s) with the Administrative Agent or such other account designated by the Borrower and agreed to by the Administrative Agent.

               (b)  Notwithstanding the notice and minimum
          amount requirements set forth in Section 2.6(a), but otherwise in accordance with the terms and conditions of this Credit Agreement, the Administrative Agent may, in its sole discretion and without conferring with the Banks, make Revolving Credit Loans to the Borrower by entry of credits to the Borrower's operating account(s) with the Administrative Agent or such other account designated by the Borrower and agreed to by the Administrative Agent to cover checks or other charges which the Borrower has drawn or made against such account. The Borrower hereby requests and authorizes the Administrative Agent to make from time to time such Revolving Credit Loans by means of appropriate entries of such credits sufficient to cover checks and other charges then presented. The Borrower acknowledges and agrees that the making of such Revolving Credit Loans shall, in each case, be subject in all respects to the provisions of this Credit Agreement as if they were Revolving Credit Loans covered by a Loan Request including, without limitation, the limitations set forth in Section 2.1 and the requirements that the applicable provisions of Section 11 (in the case of Revolving Credit Loans made on the Closing Date) and Section 12 be satisfied. All actions taken by the Administrative Agent pursuant to the provisions of this Section 2.6(b) shall be conclusive and binding on the Borrower absent the Administrative Agent's willful misconduct. Prior to a Settlement, interest on Revolving Credit Loans made pursuant to this Section 2.6(b) shall be for the account of the Administrative Agent.

          7.  Conversion Options.

               1. Conversion to Different Type of Revolving Credit Loan. Subject to the provisions of Section 5.12, the Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that
          (i) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Administrative Agent at least three (3) LIBOR Business Days' prior written notice of such election; and (ii) with respect to any such conversion of a LIBOR Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as pro-vided herein, provided that any partial conversion shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Each Con-version Request relating to the conversion of a Re-volving Credit Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower. Notwithstanding any-thing to the contrary in this Credit Agreement, the Borrower shall not be permitted to have more than five
          (5) LIBOR Rate Loans outstanding at any one time.

               2.  Continuation of Type of Revolving Credit
          Loan. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with re-spect thereto by compliance by the Borrower with the notice provisions contained in Section 2.7.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, and, upon any officer of the Administra-tive Agent active upon the Borrower's account having actual knowledge of any such condition, then at the end of the Interest Period with respect to any LIBOR Rate Loan then outstanding, each such LIBOR Rate Loan shall be automatically converted to a Base Rate Loan. In the event that the Borrower fails to provide any such notice with respect to the continuation of any LIBOR Rate Loan as such, then such LIBOR Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto. The Administrative Agent shall notify the Banks promptly when any such automatic conversion contemplated by this Section 2.7 is scheduled to occur.

          8.  Settlements; Failure to Make Funds Available.

               (a) On each Settlement Date, the Administrative Agent shall, not later than 12:00 noon (Boston time), give telephonic or facsimile notice (i) (A) to the Banks of the respective outstanding amount of Re-volving Credit Loans made by the Administrative Agent on behalf of the Banks from the immediately preceding Settlement Date through the close of business on the prior day and (B) to the Banks of the unfunded amount, if any, of each Revolving Credit Loan requested pursuant to Section 2.6(a) as of such date and (ii) to the Banks of the amount (a "Settlement Amount") that each Bank (the "Settling Bank") shall pay to effect a Settlement of any Revolving Credit Loan. A statement of the Administrative Agent submitted to the Banks with respect to any amounts owing under this
          Section 2.8 shall be prima facie evidence of the amount due and owing. Each Settling Bank shall, not later than 3:00 p.m. (Boston time) on such Settlement Date, effect a wire transfer of immediately available funds to the Administrative Agent in the amount of the Settlement Amount. All funds advanced by any Bank as a Settling Bank pursuant to this Section 2.8 shall for all purposes be treated as a Revolving Credit Loan made by such Settling Bank to the Borrower and all funds received by any Bank pursuant to this Section
          2.8 shall for all purposes be treated as repayment of amounts owed with respect to Revolving Credit Loans made by such Bank. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which the Borrower is a debtor prevents a Settling Bank from making any Revolving Credit Loan to effect a Settlement as contemplated hereby, or the Administrative Agent otherwise deter-mines that such procedure should be modified, such Settling Bank will make such disposition and ar-rangements with the other Banks and the Administra-tive Agent with respect to such Revolving Credit Loans, either by way of purchase of participations, distribution, pro tanto assignment of claims, subro-gation or otherwise as shall result in each Bank's share of the outstanding Revolving Credit Loans being equal, as nearly as may be, to such Bank's Commitment

          Percentage of the outstanding amount of the Revolving
          Credit Loans.

               (b) The Administrative Agent may, unless noti-fied to the contrary by any Bank prior to a Settle-ment Date, assume that such Bank has made or will make available to the Administrative Agent on such Settlement Date the amount of such Bank's Settlement Amount, and the Administrative Agent may (but it shall not be required to), in reliance upon such as-sumption, make available to the Borrower a corres-ponding amount. If any Bank makes available to the Administrative Agent such amount on a date after such Settlement Date, such Bank shall pay to the Adminis-trative Agent on demand an amount equal to the prod-uct of (i) the average computed for the period re-ferred to in clause (iii) below, of the weighted av-erage interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (ii) the amount of such Settlement Amount, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to the date on which the amount of such Settlement Amount shall become immediately available to the Administrative Agent, and the denominator of which is
          360. A statement of the Administrative Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Bank. If such Bank's Settlement Amount is not made available to the Ad-ministrative Agent by such Bank within three (3) Business Days following such Settlement Date, the Borrower shall be required to pay such amount to the Administrative Agent on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans.

               (c) The failure or refusal of any Bank to make available to the Administrative Agent at the afore-said time and place on any Settlement Date the amount of its Settlement Amount (i) shall not relieve any other Bank from its several obligations hereunder to make available to the Administrative Agent the amount of such other Bank's Settlement Amount and (ii) shall not impose upon such other Bank any liability with respect to such failure or refusal or otherwise in-crease the commitment of such other Bank.

          9. Change in Borrowing Base. The Borrowing Base shall be determined weekly by the Administrative Agent by ref-erence to the Borrowing Base Report delivered to the Banks and the Administrative Agent pursuant to Section 8.4(h). The Administrative Agent shall give to the Borrower written notice of any change in the Borrowing Base determined by the Administrative Agent resulting from a change in the Estimated Net GOB Realization Percentage based upon the results of any evaluation conducted by the Appraiser, which notice shall be effective immediately upon its receipt by the Borrower. Prior to such time as the Borrower receives such notice, the Estimated Net GOB Realization Percentage shall be the amount in effect prior to the receipt of such notice. In the event that the Borrower is required to make an immediate payment to the Administrative Agent pursuant to Section 3.2(a) because of a change in the Borrowing Base resulting from a change in the Estimated Net GOB Realization Percentage (a "Required Borrowing Base Payment") and the amount of such Required Borrowing Base Payment is less than five million dollars ($5,000,000), the Borrower shall not be required to make such payment until the date that is thirty (30) days after the effective date of the notice described above. In addition, if immediately after receiving notice of a change in the Estimated Net GOB Percentage, the Borrower asserts in good faith that the Estimated Net GOB Realization Percentage determined by the Ap-praiser is manifestly incorrect for reasons other than a dis-agreement with the professional opinion and judgment of the Appraiser, the Borrower will not be required to make the Re-quired Borrowing Base Payment related to such disputed change (but shall be required to make any payment related to the por-tion of a change that is undisputed) until the earlier of (a) the date that the Administrative Agent reasserts that the no-ticed Estimated Net GOB Realization Percentage is correct and
(b) the fifth Business Day following the date of such change if a payment is still required on such date pursuant to Section 3.2(a).


         3.  REPAYMENT OF THE REVOLVING CREDIT LOANS.

          1. Maturity. The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and pay-able on the Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon and all other Obligations under the Loan Documents.

          2.  Mandatory Repayments of Revolving Credit Loans.
               (a)  Pursuant to Section 5.2, good collected
funds deposited in the Agency Concentration Account shall be applied to the outstanding amount of the Revolving Credit Loans.

If at any time either (i) the sum of the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Revolving Commitment or (ii) the sum of the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Un-paid Reimbursement Obligations minus the amount of Cash Col-lateralized Letters of Credit exceeds the Borrowing Base, then the Borrower shall immediately (subject to Section 2.9) pay the amount of the greater of any such excess(es) to the Administrative Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Ob-ligations; second, to the Revolving Credit Loans; and third, to provide to the Administrative Agent cash collateral for Re-imbursement Obligations as contemplated by Section 4.2(b) and
(c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Banks, pro rata in proportion to each such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation or (as the case may be) the respective unpaid principal amount.

          (b) The Borrower agrees to repay the Revolving Credit Loans such that for a period of thirty consecutive days during every period from December 1 to the immediately succeeding February 15, the total aggregate outstanding amount of Revolving Credit Loans shall be no more than (i) $45,000,000 during such period ending February 15, 1996, (ii) $27,000,000 during such period ending February 15, 1997 and (iii) $22,000,000 during such period ending February 15, 1998.

          3.  Optional Repayments of Revolving Credit Loans.
The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this Section 3.3 may be made only on the last day of the Interest Period relating thereto. In the case of LIBOR Rate Loans, the Borrower shall give the Administrative Agent, no later than 10:00 a.m., Boston time, at least three (3) LIBOR Business Days' notice of any proposed prepayment pursuant to this Section 3.3, which notice shall specify the proposed date of prepayment and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion to the re-spective unpaid principal amount of each Bank's Revolving Credit Note.

                    4.  LETTERS OF CREDIT.

          1.  Letter of Credit Commitments.

               1.  Commitment to Issue Letters of Credit.
          Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Administrative Agent's customary form (a "Letter of Credit Application"), the Administrative Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in
          Section 4.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower, for purposes agreed to by the Borrower and the Facility Agents, one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Administrative Agent; provided, however, that, after giving effect to such request,
          (a) the sum of (i) the aggregate Maximum Drawing Amount and (ii) all Unpaid Reimbursement Obligations shall not exceed the Letter of Credit Limit at any one time, (b) the sum of (i) the aggregate Maximum Drawing Amount, (ii) all Unpaid Reimbursement Obligations, and
          (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the Total Revolving Commitment and (c) the sum of (i) the aggregate Maximum Drawing Amount, (ii) all Unpaid Reimbursement Obligations minus Cash Collateralized Letters of Credit, and (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the Borrowing Base. A portion of the Letter of Credit Limit in an amount to be determined may be available for a limited period of time to provide a Letter of Credit for the benefit of a representative of certain trade creditors on terms to be determined that are acceptable to the Facility Agents (including, without limitation, terms relating to face amount, conditions to drawing, expiration date, form of the Letter of Credit and the terms of related agreements and instruments). Within three Business Days after the Administrative Agent issues a Letter of Credit intended to replace an existing letter of credit issued prior to the Closing Date (each an "Existing Standby Letter of Credit"), the Borrower agrees to provide the Administrative Agent with evidence reasonably satisfactory to the Administrative Agent that such Existing Standby Letter of Credit has been cancelled.

               2. Letter of Credit Applications. Each Letter of Credit Application shall be completed to the satisfaction of the Administrative Agent. In the event that any provision of any Letter of Credit Ap-plication shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

               3. Terms of Letters of Credit. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (i) provide for the payment of sight or time drafts for honor thereunder when pre-sented in accordance with the terms thereof and when accompanied by the documents described therein, (ii) if a documentary Letter of Credit, have an expiry date no later than 150 days from the date of such issuance, and (iii) if a standby Letter of Credit, have an expiry date of one (1) year or such shorter period as may be requested by the Borrower, and if so requested by the Borrower in the Letter of Credit Application therefor, an outside expiry date of more than one (1) year so long as such Letter of Credit will otherwise expire unless renewed on an annual basis. Each annually renewable standby Letter of Credit shall automatically renew if notice of non-renewal is not given by the Administrative Agent to the beneficiary of such Letter of Credit at least sixty (60) days prior to any annual renewal date. The Administrative Agent agrees to refrain from giving any such notice of non-renewal so long as (a) the conditions set forth in Section 12 have been met and (b) the next renewal date for such Letter of Credit would not be beyond the Maturity Date. Each Letter of Credit issued, extended or renewed hereunder shall be subject to the Uniform Customs. Notwithstanding anything to the contrary contained herein or otherwise, the Letter of Credit issued for the benefit of a representative of certain trade creditors shall permanently expire and be cancelled no later than one year after the Closing Date.

               4. Reimbursement Obligations of Banks. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Ad-ministrative Agent on demand for the amount of each draft paid by the Administrative Agent under each

          Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to Section 4.2
          (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

               5. Participations of Banks. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under Section 4.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 4.2.

               6. Certain Letters of Credit Outstanding on the Closing Date. All provisions of this Credit Agreement shall apply to letters of credit issued by FNBB prior to the Closing Date at the request of GE Capital in connection with the DIP Facility and which remain outstanding on and after the Closing Date. On and after the Closing Date, such letters of credit shall be considered Letters of Credit for all purposes under this Credit Agreement and such Letters of Credit shall be deemed to have been issued by the Administrative Agent on the Closing Date. In addition, and without limiting the generality of the foregoing, in the event that any letters of credit issued by FNBB prior to the Closing Date are drawn either before, on or after the Closing Date, the Borrower shall reimburse the Administrative Agent for all such drawings and any and all associated fees, costs and other charges as if such letters of credit had been issued by the Administrative Agent on the Closing Date.

          2. Reimbursement Obligation of the Borrower. In order to induce the Administrative Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Administrative Agent, for the account of the Administrative Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued (or deemed issued), extended or renewed by the Administrative Agent hereunder,

               (a) on each date that any draft presented under such Letter of Credit is honored by the Administra-tive Agent, or the Administrative Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Administrative Agent under or with re-spect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and ex-penses whatsoever incurred by the Administrative Agent or any Bank in connection with any payment made by the Administrative Agent or any Bank under, or with respect to, such Letter of Credit, and

               (b) on the thirtieth (30th) day prior to the Maturity Date (and notwithstanding the expiration date of any outstanding Letter of Credit), an amount equal to one hundred and five percent (105%) of the ag-gregate Maximum Drawing Amount under all then out-standing Letters of Credit, which amount shall be held by the Administrative Agent for the benefit of the Banks and the Administrative Agent in an interest bearing cash collateral account as cash collateral for all Reimbursement Obligations; provided however that in lieu of causing such payment to a cash collateral account, the Borrower may cause to be issued letters of credit for the benefit of the Administrative Agent in an amount equal to one hundred and five percent (105%) of the aggregate Maximum Drawing Amount under all then outstanding Letters of Credit in form and substance and from financial institutions satisfactory to the Administrative Agent in its sole discretion, and

               (c) upon the termination of the Total Revolving Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 13, an amount equal to one hundred and five percent (105%) of the aggregate Maximum Drawing Amount under all then outstanding Letters of Credit, which amount shall be held by the Administrative Agent for the benefit of the Banks and the Administrative Agent in an interest bearing cash collateral account as cash collateral for all Reim-bursement Obligations.

Each such payment shall be made to the Administrative Agent at the Administrative Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this Section 4.2 at any time from the date such amounts become due and payable (whether as stated in this Section 4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent on demand at the rate specified in Section
5.11 for overdue principal on the Revolving Credit Loans.

          3. Letter of Credit Payments. If any draft shall be presented or other demand for payment shall be made under any

Letter of Credit, the Administrative Agent shall promptly notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Administrative Agent as provided in Section 4.2 on or before the date that such draft is paid or other payment is made by the Administrative Agent, the Ad-ministrative Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Administrative Agent, at the Administrative Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (ii) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Administrative Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Administrative Agent, and the denominator of which is 360. The responsibility of the Administrative Agent to the Borrower and the Banks shall be only to determine in good faith that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment are in conformity in all material respects with such Letter of Credit. The Borrower and each Bank agrees that any action taken or failure to act by the Administrative Agent in connection with this Credit Agreement or a Letter of Credit shall be binding upon the Borrower, the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation except in cases of gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing sentence, the Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. In addition, the Administrative Agent shall in all cases be fully protected and not subject to any liability in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks.

          4. Obligations Absolute. The Borrower's obligations under this Section 4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Adminis-trative Agent, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Administrative Agent and the Banks that the Administrative Agent and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the ben-eficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Administrative Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dis-patch or delivery of any message or advice, however transmit-ted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Administrative Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Administrative Agent or any Bank to the Borrower.

         5. Reliance by Issuer. To the extent not incon-sistent with Section 4.4, the Administrative Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or instrument that appears on its face to be in order and is believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent.

          6. Letter of Credit Fees. The Borrower shall pay a fee (in each case, a "Letter of Credit Fee") to the Adminis-trative Agent in respect of (A) all standby Letters of Credit, quarterly in arrears (or at the sole discretion of the Administrative Agent, monthly in arrears) based on the average daily outstanding balance of all standby Letters of Credit and
(B) all documentary Letters of Credit, monthly in arrears (based on the average daily outstanding balance of all documentary

Letters of Credit), in the case of clauses (A) and (B) equal to the then applicable L/C Fee Percentage per annum of the face amount of such standby Letters of Credit or such documentary Letters of Credit, plus, on the date of issuance and at such other time or times as such charges are customarily made by the Administrative Agent, the Administrative Agent's customary issuance, amendment and processing fees, as the case may be (including, without limitation, the Administrative Agent's customary time negotiation fee per document examination as applicable), such Letter of Credit Fees (but not such issuance, amendment, or processing fees, which are for the account of the Administrative Agent only) to be for the accounts of the Banks in accordance with their respective Commitment Percentages.


                5.  CERTAIN GENERAL PROVISIONS.

          1. Agency Fee. The Borrower shall pay to the Ad-ministrative Agent annually in advance, for the Administrative
Agent's own account, on the Closing Date and on each anniver-sary of the Closing Date, the Agency Fee.

          2.  Depository Arrangements.

               (a) The Borrower shall, prior to the Closing Date, (i) establish a deposit account entitled "Rose's Stores, Inc." (the "Agency Concentration Account") maintained with the Administrative Agent at the Ad-ministrative Agent's Head Office and under the con-trol of the Administrative Agent. Beginning within the periods set forth in the next succeeding sentences, the Borrower shall cause to remain in full force and effect separate agency account agreements (the "Agency Account Agreements") in form and sub-stance satisfactory to the Administrative Agent among the Borrower, the Administrative Agent and each in-stitution (each, a "Collection Bank") listed on
          Schedule 7.20 hereto with which the Borrower main-tains a depository account (each, a "Collection Ac-count"), pursuant to which all collected funds in each respective Collection Account shall be transferred by ACH drafts or federal wire transfer to the Administrative Agent on a daily basis for deposit in the Agency Concentration Account. Commencing on the Closing Date, the Borrower shall cause to be main-tained in effect at all times Agency Account Agree-ments relating to all Collection Accounts located at Bankers Trust Company and Centura Bank and Trust Company. With respect to all Collection Accounts at other Collection Banks, the Borrower shall have, no later than forty-five (45) days after the Closing Date, used best efforts (including, in all cases, the Borrower sending a written notice to each Collection Bank requesting the implementation of an Agency Ac-count Agreement and notifying such Collection Bank of the Administrative Agent's lien on all assets of the Borrower) to cause such Collection Banks to enter into an Agency Account Agreement. With respect to any and all Collection Banks that have not entered into an Agency Account Agreement within forty-five (45) days after the Closing Date, the Borrower covenants to implement immediately such arrangements as the Administrative Agent shall request from time to time in its sole discretion (including, without limitation, requiring that the Borrower cease using a particular bank as a Collection Bank). The Borrower and each Guarantor shall cause (i) all cash receipts from its operations and all checks and other items received from any source to be deposited on a daily basis into a Collection Account and (ii) all wire transfers of funds and all transfers of funds pursuant to ACH drafts for the account of the Borrower to be depos-ited, to the extent practicable, directly to the Agency Concentration Account. With respect to each Collection Account, the Borrower shall have the right to deposit funds but not to withdraw or to transfer (other than transfers to the Agency Concentration Account in accordance with the Agency Account Agreements); provided, however, that an Agency Account Agreement may by its terms permit the store manager or an authorized assistant manager at a retail location to make a single weekly withdrawal from a Collection Account for purposes of funding weekend changing and check cashing requirements at such store; provided further that such arrangements shall only be permissible if set forth in the Agency Account Agreement in the amounts set forth on Schedule 5.2 attached hereto; and provided further that the Borrower shall cause all such withdrawn amounts to be redeposited in the appropriate Collection Account on the second Business Day following the date of with-drawal. Except as set forth on Schedule 7.20, the Borrower shall not maintain at any time any deposit accounts or other bank accounts other than the Col-lection Accounts, accounts with the Administrative Agent and such other accounts as may be approved in writing by the Administrative Agent in writing in its sole discretion.

               (b) The Administrative Agent shall, on the same Business Day of receipt of any and all cash proceeds deposited in the Agency Concentration Account (or such later date as the Administrative Agent determines that good collected funds will be received by the Administrative Agent), and on a provisional basis until final receipt of good collected funds, apply all such cash proceeds which were deposited to the Agency Concentration Account in the form of money, checks or like items as follows:

                              (i)  first to pay amounts due and
                         payable under any of the Loan Documents
                         (other than Revolving Credit Loans);

                              (ii) second, to reduce Revolving
                         Credit Loans which are Base Rate Loans;

                              (iii)
                         third, to reduce outstanding Revolving
                         Credit Loans which are LIBOR Rate
                         Loans, provided that the Borrower shall
                         (A) pay at the time of such application
                         of funds any amounts payable under
                         Section 5.12 associated with the
                         prepayment of such LIBOR Rate Loans or
                         (B) if the Borrower requests in writing
                         and the Administrative Agent consents
                         in its sole discretion, deposit with
                         the Administrative Agent in an in-
                         terest bearing cash collateral account
                         maintained with the Administrative
                         Agent cash collateral in amount equal
                         to the outstanding LIBOR Rate Loans in
                         lieu of incurring such breakage costs;

                              (iv) fourth, to provide cash
                         collateral pursuant to Section 4.2(b);

                              (v)  fifth, from and after the
                         occurrence and during the continuance
                         of a Default or Event of Default,
                         deposit with the Administrative Agent
                         in an interest bearing cash collateral
                         account maintained with the
                         Administrative Agent cash collateral
                         equal to one hundred and five percent
                         (105%) of the aggregate Maximum Drawing
                         Amount under all then outstanding
                         Letters of Credit issued by the
                         Administrative Agent and not already
                         so cash collateralized; and

                              (vi) sixth, so long as no payment
                         Default or Event of Default shall have
                         occurred and be continuing, any
                         remaining funds in the Agency

                         Concentration Account shall be made
                         available by the Administrative Agent
                         to the Borrower.

          The Borrower shall not have any right to withdraw amounts in the Agency Concentration Account; provided however that the Administrative Agent shall make available funds as provided in clause (vi) above. The Borrower hereby pledges to the Administrative Agent all amounts on deposit in the Agency Concentration Account and all other amounts on deposit with the Administrative Agent as security for the Obligations. Subject to satisfaction of the conditions set forth in Section 12 and the other provisions of this Credit Agreement, amounts prepaid pursuant to clauses (ii) and (iii) above may be reborrowed. For purposes of the foregoing provisions of this Section 5.2(b), the Administrative Agent shall not be deemed to have received any such cash proceeds on any day unless received by the Administrative Agent before 3:00 p.m. (Boston time) on such day. The Borrower further acknowledges and agrees that any such provisional credit by the Administrative Agent shall be subject to reversal if final collection in good collected funds of the related item is not received by the Administrative Agent in accordance with the Administrative Agent's customary procedures and practices for collecting provisional items.

               (c) The Borrower agrees to pay to the Adminis-trative Agent any and all normal and customary fees, costs and expenses which the Administrative Agent incurs in connection with the opening of and main-taining the Agency Concentration Account and all other deposit accounts and depositing for collection by the Administrative Agent any check or other item of payment. Absent gross negligence or willful mis-conduct by the Administrative Agent as finally de-termined by a court of competent jurisdiction, the Borrower agrees to indemnify the Administrative Agent and to hold the Administrative Agent harmless from and against any loss, cost or expense (including at-torneys' fees) sustained or incurred by the Adminis-trative Agent on account of any claims arising in connection with the Administrative Agent's operation of the Agency Concentration Account and otherwise in connection with the Borrower's cash management sys-tem.

          3.  Funds for Payments.

               1.  Payments to Administrative Agent.  All
     payments of principal, interest, Reimbursement Obliga-tions, Letter of Credit Fees, Agency Fees and any other amounts due hereunder or under any of the other Loan Doc-uments shall be made to the Administrative Agent, for the respective accounts of the Banks or (as the case may be) the account of the Administrative Agent, at the Adminis-trative Agent's Head Office or at such other location that the Administrative Agent may from time to time designate, in each case in immediately available funds.

               2.  No Offset, etc.

               (a) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any ju-risdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or with-holding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Administrative Agent, for the account of the Banks or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Administrative Agent to receive the same net amount which the Banks or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

               (b) Each Bank that is organized under the laws of a jurisdiction outside the United States hereby agrees that, if and to the extent it is legally able to do so, it shall, prior to the date of the first payment by the Borrower hereunder to be made to such

          Bank or for such Bank's account, deliver to the Bor-rower and the Administrative Agent, as applicable, such certificates, documents or other evidence, as and when required by the Code or Treasury Regulations issued pursuant thereto, including two (2) duly com-pleted copies of Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulations, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Bank establishing that with respect to payments of prin-cipal, interest or fees hereunder it is (i) not sub-ject to United States federal withholding tax under the Code because such payment is effectively con-nected with the conduct by such Bank of a trade or business in the United States or (ii) totally exempt from United States federal withholding taxes under a provision of an applicable tax treaty. The Borrower shall not be required to pay any additional amounts to any Bank pursuant to this Section 5.3.2, if (i) the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with the provisions of this clause (b); or (ii) the Bank is not eligible for complete exemption from United States federal withholding tax with respect to payments of interest, principal or fees under this Credit Agreement or under any of the other Loan Doc-uments, other than by reason of any change, after the Initial Date, of any applicable law, treaty or regu-lation by any governmental authority or other agency charged with the interpretation or administration thereof. For purposes of this clause (b), the term "Initial Date" shall mean, with respect to any Bank which is a party hereto on the date hereof, the date hereof, and with respect to each assignee or trans-feree of any Bank, the date of the grant of the par-ticipation in, or transfer or assignment of an in-terest hereunder to such assignee or transferee.

          4. Computations, etc. All computations of interest on the Loans and of Letter of Credit Fees, Agency Fees or other fees or amounts due hereunder or under any of the Loan Documents shall, unless otherwise expressly provided herein, be based on a 360-day year, and in each case, paid for the actual number of days elapsed. Except as otherwise expressly provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Busi-ness Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. Except as otherwise expressly provided herein, all fees payable hereunder shall be non-refundable. The outstanding amount of the Loans and other matters as reflected on the Administrative Agent's monthly statement delivered to the Borrower shall be considered correct and binding on the Bor-rower unless within thirty (30) days after delivery of such statement to the Borrower the Administrative Agent shall be notified by the Borrower to the contrary.

          5. Inability to Determine LIBOR Rate. In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Administrative Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan during any Interest Period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (i) any Loan Request or Conversion Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the Banks to make LIBOR Rate Loans shall be suspended until the Administrative Agent or the Majority Banks determine that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent or, as the case may be, the Administrative Agent upon the instruction of the Majority Banks, shall so notify the Borrower and the Banks.

          6. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Bank to make or maintain LIBOR Rate Loans, such Bank shall forthwith give notice of such circum-stances to the Borrower and the other Banks and thereupon (i) the commitment of such Bank to make LIBOR Rate Loans or convert Base Rate Loans to LIBOR Rate Loans shall forthwith be sus-pended and (ii) such Bank's Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Administrative Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this Section 5.6, including any interest or fees payable by such Bank to lenders of funds ob-tained by it in order to make or maintain its LIBOR Rate Loans hereunder.

          7. Additional Costs, etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instruc-tions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

               (a) subject any Bank or the Administrative Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Revolving Commitment or the Loans (other than franchise taxes or taxes based upon or measured by the income or profits of such Bank or the Administrative Agent), or

               (b)  materially change the basis of taxation
          (except for changes in franchise taxes or taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Administrative Agent under this Credit Agreement or any of the other Loan Documents, or

               (c)  impose or increase or render applicable
          (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special de-posit, reserve, assessment, liquidity, capital ade-quacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

               (d) impose on any Bank or the Administrative Agent any other conditions or requirements with re-spect to this Credit Agreement, the other Loan Docu-ments, any Letters of Credit, the Loans, such Bank's Revolving Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Revolving Commitment forms a part, and the result of any of the foregoing is

                   (i)   to increase the cost to any Bank of
               making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Revolving Commitment or any Letter of Credit, or

                  (ii)   to reduce the amount of principal,
               interest, Reimbursement Obligation or other amount payable to such Bank or the Administrative Agent hereunder on account of such Bank's Revolving Commitment, any Letter of Credit or any of the Loans, or

                 (iii)   to require such Bank or the Adminis-
               trative Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Administrative Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within thirty
(30) days of any demand made by such Bank or (as the case may be) the Administrative Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Administrative Agent such additional amounts as will be sufficient to compensate such Bank or the Administrative Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum. In the event that any officer of a Bank having administrative responsibility for the Loans of such Bank obtains actual knowledge of the occurrence of an event described in this Section 5.7, such Bank will provide notice to the Borrower as soon as reasonably practicable.

          8. Capital Adequacy. If after the date hereof any Bank or the Administrative Agent determines that (i) the adop-tion of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank hold-ing companies or any change in the interpretation or applica-tion thereof by a court or governmental authority with appro-priate jurisdiction, or (ii) compliance by such Bank or the Administrative Agent or any corporation controlling such Bank or the Administrative Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Administrative Agent's commitment with respect to any Loans to a level below that which such Bank or the Administra-tive Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Ad-ministrative Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may
be) the Administrative Agent to be material, then such Bank or the Administrative Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Alternate Base Rate or LIBOR Rate, the Borrower agrees to pay such Bank or (as the case may be) the Administrative Agent for the amount of such reduction in the return on capital as and when such reduction is deter-mined within thirty (30) days of the date of presentation by such Bank or (as the case may be) the Administrative Agent of a certificate in accordance with Section 5.9 hereof. In the event that any officer of a Bank having administrative responsibility for the Loans of such Bank obtains actual knowledge of the occurrence of an event described in this
Section 5.8, such Bank will provide notice to the Borrower as soon as reasonably practicable.

          9. Certificate. A certificate setting forth any additional amounts payable pursuant to Section 5.7, Section 5.8 or Section 5.12 and a brief explanation of such amounts which are due, submitted by any Bank or the Administrative Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

          10. Indemnity. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (i) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, (ii) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with Section 2.6 or Section 2.7 or (iii) the making of any payment of a LIBOR Rate Loan or the making of any conversion of any LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest, fees or other charges payable by such Bank to lenders of funds obtained by it in or-der to maintain any such Loans.

          11.  Interest After Default.

               1. Overdue Amounts. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to three and one-half percent (3.50%) above the Alternate Base Rate until such amount shall be paid in full (after as well as before judgment).

               2. Amounts Not Overdue. During the continuance of an Event of Default the principal of the Loans not overdue shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Majority Banks pursuant to Section 26, bear interest compounded monthly and payable on demand at a rate per annum equal to three and one-half percent (3.50%) above the Alternate Base Rate until such amount shall be paid in full (after as well as before judgment).

          12. LIBOR Rate Loans. Until such time as a LIBOR Rate Loan may be requested, all Loans shall be Base Rate Loans. Any LIBOR Rate Loans shall be in such amounts and be made pur-suant to such elections so that, after giving effect thereto, the principal amount of each contract for a LIBOR Rate Loan shall not be less than $1,000,000 and no more than five (5) contracts for LIBOR Rate Loans may be outstanding at any one time. The remaining Revolving Credit Loans shall bear interest at the sum of the Alternate Base Rate plus the Revolving Credit Base Rate Margin. If any payment (or prepayment) of principal with respect to LIBOR Rate Loans is made or deemed made on any day other than the last day of an Interest Period applicable thereto, the Borrower shall reimburse each Bank for any re-sulting loss, cost or expense incurred by such Bank as a result of such prepayment (including loss of anticipated profits).

          13. Maximum Interest Rate. Notwithstanding any provision of this Agreement or the Loan Documents to the con-trary, no Revolving Credit Loans or other amounts payable hereunder shall under any circumstances bear (or be deemed to bear) interest at a rate per annum (the rate of interest which would be applicable absent the provisions of this Section 5.13 being the "Applicable Rate") greater than the maximum rate permitted by applicable law as the same exists from day to day (the "Maximum Rate"). If at any time the Applicable Rate exceeds the Maximum Rate, thereby causing the interest payable by the Borrower at such time to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate will not reduce the rate of interest payable by the Borrower below the Maximum Rate until the aggregate amount of interest accrued on the Revolving Credit Loans and other amounts payable hereunder equals the aggregate amount of interest which would have accrued if the Applicable Rate had at all times been in effect.


             6.  COLLATERAL SECURITY AND GUARANTY.

          1. Security of Borrower. The Obligations shall be secured by a perfected first priority lien and security inter-est (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of the Borrower, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party and pursu-ant to Section 7.2 of the Plan and the Exit Facility Order.

          2. Guaranty and Security of Guarantor. The Obli-gations shall also be guaranteed by any and all Subsidiaries of the Borrower pursuant to the terms of the Guaranty and shall be deemed to be guaranteed by any and all Subsidiaries of the Borrower in accordance with the Exit Facility Order. The obli-gations of any Guarantor under the Guaranty (or in case there is more than one Guarantor, under each Guaranty) shall be in turn secured by a perfected first priority lien and security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of the respective Guarantor, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the respective Guarantor is requested by the Administrative Agent to be a party. The Borrower agrees to cause each of its Subsidiaries promptly to enter into the Guaranty and any other Security Document requested by the Administrative Agent.


              7.  REPRESENTATIONS AND WARRANTIES.

          The Borrower represents and warrants to the Banks and the Administrative Agent as follows:

          1.  Corporate Authority.

               1. Incorporation; Good Standing. The Borrower and each Subsidiary of the Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incor-poration, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a fail-ure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower.

               2. Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower, and, if applicable, any Guarantor is or is to become a party and the transactions contemplated hereby and thereby
          (i) are within the corporate authority of such Per-son, (ii) have been duly and validly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not conflict with any provision of any agreement or other instrument binding upon such Person the failure to comply with which would have a materially adverse effect on the business, assets or financial condition of such Person and (v) do not conflict with any provision of the corporate charter or bylaws of such Person.

               3. Enforceability. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower, and, if applicable, any Guarantor is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

          2. Governmental Approvals. Schedule 7.2 lists all material licenses, permits, consents or approvals from or by, all material filings with, and all material notices to, all governmental authorities having jurisdiction, to the extent required for the ownership, operation and conduct of the prop-erties and business of the Borrower and each Subsidiary of the Borrower. Except as set forth in Schedule 7.2, the ownership, operation and conduct of the properties and business of the Borrower and each Subsidiary of the Borrower and the execution, delivery and performance by the Borrower, and, if applicable, any Guarantor of this Credit Agreement and the other Loan Documents to which such Person is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

          3. Title to and Location of Properties; Leases. Except as indicated on Schedule 7.3 hereto, each of the Bor-rower and any Guarantor owns or has a valid leasehold interest in all of their respective assets or properties either re-flected in the pro forma balance sheets of the Borrower as at the Effective Date (after giving effect to the provisions of the Plan) or acquired since that date (except property and assets sold or otherwise disposed of since that date in accordance with the Loan Documents), subject to no rights of others, including any mortgages, leases (other than the lessor's rights under any such lease), conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens. All assets of such Person (other than those disposed of in the ordinary course of business) are located at such places as the Borrower shall previously have disclosed to the Banks and the Administrative Agent. All Real Estate presently leased or owned by the Borrower or any Subsidiary of the Borrower is set forth in Schedule 7.3, and neither the Borrower nor any Subsidiary of the Borrower presently leases or owns any Real Estate other than as set forth therein. All such leases are valid, enforceable and in full force and effect, and have not been modified or amended except as set forth in Schedule 7.3. The Borrower and each Subsidiary of the Borrower, as the case may be, are the sole holders of the lessees' interests under such leases, and have the right to pledge and assign the same except as qualified in Schedule 7.3. Neither the Borrower nor any Subsidiary of the Borrower has made any pledge or assignment (other than to the Administrative Agent) of any of their rights under such leases and, except as set forth in Schedule 7.3, there is no default or condition which, with the passage of time or the giving of notice, or both, would constitute a default on the part of any party under such leases. Neither the Borrower nor any Subsidiary of the Borrower has made or entered into any security agreement, pledge, or other agreement with any landlord under such leases for the purpose of granting or creating a lien or encumbrance upon any real or personal property owned by the Borrower or any such Subsidiary. Except with respect to the leases relating to the Specified GOB Stores, the Bankruptcy Court has entered an order permitting the assumption of all leases set forth on Schedule 7.3. All Inventory of the Borrower and any Guarantor is located on the premises listed on Schedule

7.3 hereto (other than (x) Inventory in transit to the continental United States and (y) Inventory on vehicles leased or owned by the Borrower that is in transit between the Borrower's Henderson Distribution Center and retail locations listed on Schedule 7.3).

          4.  Financial Statements; Projections and Disclosure
Statement.

               1.  Financial Statements.  There has been
          furnished to each of the Banks pro forma balance sheets of the Borrower as at the Effective Date. Such balance sheets have been prepared based on in-formation prepared in accordance with generally ac-cepted accounting principles on a fresh start basis and fairly present the financial condition of the Borrower as at the close of business on the Effective Date. There are no contingent liabilities of the Borrower as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheets or the Schedules attached hereto.

               2. Projections. Copies of the consolidated monthly forecasts of the Borrower for the fiscal year ended January 27, 1996, and the quarterly forecasts for the fiscal years ended January 25, 1997 and January 31, 1998 (collectively, the "Projections"), including in each case a balance sheet and statements of income and cash flow and setting forth all of the assumptions made with respect to general economic, financial and market conditions used in formulating such Projections have been delivered to each Bank.
          To the knowledge of the Borrower no facts exist on the Closing Date that (individually or in the aggregate) would result in any materially adverse change in any of such Projections. The Projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower of the results of operations and other in-formation projected therein.

               3.  Disclosure Statement.  There has been
          furnished to each of the Banks a true and complete copy of the Disclosure Statement, and, all informa-tion contained in the Disclosure Statement was true and correct in all material respects as of the date that the Disclosure Statement was approved by the Bankruptcy Court.

          5. No Material Changes, etc. Since March 4, 1995, there has occurred no materially adverse change in the finan-cial condition, operations, business, properties or assets of the Borrower. Since the Effective Date, the Borrower has not made any Distribution, except as otherwise permitted hereunder.

          6. Franchises, Patents, Copyrights, etc. The Borrower and, if applicable, each Guarantor possesses all franchises, patents, copyrights, trademarks, trade names, li-censes and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.
Schedule 7.6 hereto is a listing of all patents, copyrights, trademarks and trade names owned or used by the Borrower and each Guarantor.

          7.  Litigation.  Except as set forth on Schedule   7.7
attached hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of the Guarantor or the Borrower, threatened against the Borrower, or, if applicable, any Guarantor before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially ad-versely affect the properties, assets, financial condition or business of such Person, or materially impair the right of such Person to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves in ac-cordance with generally accepted accounting principles are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries, or which were not finally discharged or provided for on or prior to the Closing Date in accordance with the Plan or which question the validity of this Credit Agree-ment or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto. For purposes of this
Section 7.7, any action, suit, proceeding or investigation of any kind that, if adversely determined, might result in a liability of the Borrower or any Guarantor in the amount of more than $250,000 shall be considered to materially affect the properties, assets, financial condition or business of the Borrower or such Guarantor.

          8. No Materially Adverse Contracts, etc. Neither the Borrower nor, if applicable, any Guarantor, is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has had or is expected in the judgment of the officers of the Borrower to have a materially adverse effect on its business, assets or financial condition of the Borrower. The Borrower is not a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on its business, assets or financial condition.

          9. Compliance with Other Instruments, Laws, etc. Except as set forth on Schedule 7.9 attached hereto, the Bor-rower is not in violation of (i) any provision of its charter documents or bylaws, or (ii) any (a) applicable statute, li-cense, rule or regulation, including without limitation OSHA, or any labor or employment laws, (b) agreement or instrument to which it may be subject or by which it or any of its properties may be bound or (c) decree, order or judgment, in a manner that reasonably could be expected to materially and adversely af-fect, in each case under this clause (ii), the business, assets or financial condition of the Guarantor or the Borrower.

          10. Tax Status. Except as set forth in Schedule 7.10 attached hereto, the Borrower and each of its Subsidiaries (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (ii) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate pro-ceedings and (iii) has set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth in Schedule 7.10 at-tached hereto, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

          11.  No Event of Default.  No Default or Event of
Default has occurred and is continuing.

          12. Holding Company and Investment Company Acts. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "princi-pal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

          13. Absence of Financing Statements, etc. Except with respect to Permitted Liens, there is no valid financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any Guarantor or any rights relating thereto.

          14. Perfection of Security Interest. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Administrative Agent's security interest in all of the Collateral, in each case to the extent required by the Se-curity Documents. The Collateral and the Administrative Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses, except for Permitted Liens. The Borrower and the Guarantors are the own-ers of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

          15. Certain Transactions. Except for arm's length transactions pursuant to which the Borrower makes payments in the ordinary course of business upon terms no less favorable than the Borrower could obtain from third parties, no Affiliate of the Borrower is presently a party to any transaction with the Borrower, including any contract, agreement or other arrange-ment providing for the furnishing of services to or by, pro-viding for rental of real or personal property to or from, or otherwise requiring payments to or from any Affiliate of the Borrower or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any Affiliate of the Borrower has a substantial interest or is an officer, director, trustee or partner.

          16.  Employee Benefit Plans.

               1.  In General.  Except as set forth in Schedule
          7.16 attached hereto, each Employee Benefit Plan has been maintained and operated in compliance in all material respects with all applicable laws and regulations, including, without limitation, ERISA and the Code, including but not limited to the provisions thereunder respecting prohibited transactions. The Borrower has heretofore delivered to the Administra-tive Agent the most recently completed annual report, Form 5500, with all required attachments, and actu-arial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

               2. Terminability of Welfare Plans. Except as set forth in Schedule 7.16 attached hereto, no

          Employee Benefit Plan provides post-retirement wel-fare benefits (except as required by Title I, Part 6 of ERISA). Except as set forth in Schedule 7.16 at-tached hereto, the Borrower or an ERISA Affiliate, as appropriate, has the legal right to amend or termi-nate each such Plan at any time (or at any time sub-sequent to the expiration of any applicable bargain-ing agreement or such later time as provided under the laws governing collective bargaining) in the discre-tion of the Borrower or such ERISA Affiliate without material liability to any Person.

               3. Guaranteed Pension Plans. Except as set forth in Schedule 7.16 attached hereto, (i) each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made; (ii) no waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan; and (iii) no liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condi-tion which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan, and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $1,000,000.

               4. Multiemployer Plans. None of the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or par-tial withdrawal from such Multiemployer Plan under
          Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. None of the Guarantor, the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

          17. Regulations U and X. The proceeds of the Loans shall be used for funding cash payments to holders of Class 2B Claims under and as contemplated by the Plan, for collateralizing letters of credit in existence as of the Clos-ing Date and for the general working capital needs and general corporate purposes of the Borrower. The Borrower will obtain Letters of Credit to replace existing letters of credit issued for the account of Old Rose's and for such other purposes as may be agreed upon by the Administrative Agent and the Borrower from time to time. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

          18. Environmental Compliance. Except as set forth on Schedule 7.18 attached hereto, the Borrower has taken all necessary steps to investigate the past and present condition and usage of the Real Estate of the Borrower and each of its Subsidiaries and the operations conducted thereon and, based upon such diligent investigation, has determined that to the best of its knowledge:

               (a) none of the Borrower nor any operator of the Real Estate or any operations thereon is in viola-tion, or alleged violation, of any applicable judg-ment, decree, order, law, license, rule or regulation pertaining to environmental matters, including with-out limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Compre-hensive Environmental Response, Compensation and Li-ability Act of 1980 as amended ("CERCLA"), the Su-perfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation could reasonably be expected to have a ma-terial adverse effect on the environment or the business, assets or financial condition of the Bor-rower;

               (b) neither the Borrower nor any Subsidiary of the Borrower has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Envi-ronmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C.
          Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or a Subsidiary of the Borrower conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

               (c) (i) no portion of the Real Estate has been used for the handling, processing, storage or dis-posal of Hazardous Substances except in accordance with applicable Environmental Laws; and no under-ground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower or operators of its prop-erties, no Hazardous Substances have been generated or are being used on the Real Estate except in ac-cordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Haz-ardous Substances on, upon, into or from the proper-ties of the Borrower or any of its Subsidiaries which releases could reasonably be expected to have a ma-terial adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) there have been no releases on, upon, from or into any real property in the vicinity of any of the Real

        Estate which, through soil or groundwater con-tamination, there is reason to believe may have come to be located on, and which would have a material ad-verse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been trans-ported offsite only by carriers having an identifi-cation number issued by the EPA, treated or disposed of only by treatment or disposal facilities main-taining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are operating in compliance with such permits and applicable Environmental Laws; and

               (d) no conditions exist at any Real Estate in respect of which the Borrower or any of its Subsid-iaries is required (pursuant to Environmental Laws) to perform Hazardous Substance site assessments, or the removal or remediation of Hazardous Substances.

          19. Subsidiaries, etc. On the Closing Date, the Borrower has no Subsidiaries and, after the Effective Date, the Borrower has no Subsidiaries other than as permitted by Section 9.6(b). Except as permitted by Section 9.6(b), the Borrower is not engaged in any joint venture or partnership with any other Person.

          20. Bank Accounts. Schedule 7.20 sets forth the account numbers and location of all bank accounts of the Bor-rower and its Subsidiaries (including, without limitation, the Collection Accounts) and all such bank accounts are with either the Administrative Agent or (except to the extent permitted by Section 5.2 or by the Administrative Agent in writing), with banks that have entered into an Agency Account Agreement with the Borrower and the Administrative Agent in respect of all such bank accounts.

          21. Undisclosed Claims. Except as contemplated by the Plan to survive the Effective Date, there are no prepeti-tion or administrative claims against Old Rose's which survive the Effective Date.

          22. Confirmation of Plan. The Borrower has de-livered to the Banks and the Administrative Agent a true, ac-curate and complete copy of the Plan with any amendments or modifications thereto (which amendments shall have been ap-proved by the Banks), as confirmed by the Bankruptcy Court. The Plan Confirmation Order has been entered by Final Order of the Bankruptcy Court, and (i) is in full force and effect, (ii) has not been revised, modified or amended in any respect and
(iii) is not the subject of any pending appeal in any respect. The Plan Modification Order (i) has been duly and validly en-tered by the Bankruptcy Court and is in full force and effect,
(ii) has not been revised, modified or amended in any respect and (iii) is not the subject of any pending appeal or petition for review, rehearing, reargument, stay or certiori proceeding. The Lease Assumption Order (i) has been duly and validly en-tered by the Bankruptcy Court and is in full force and effect,
(ii) has not been revised, modified or amended in any respect and (iii) is not the subject of any pending appeal or petition for review, rehearing, reargument, stay or certiori proceeding.

          23. Insurance. The Borrower and each of its Sub-sidiaries maintains with financially sound and reputable insur-ers insurance with respect to its respective properties and business against such casualties and contingencies as in ac-cordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as is reasonable and prudent and in accordance with the terms of the Security Documents. Schedule 7.23 lists all material insurance policies of any nature maintained by Borrower and each Subsi-diary of Borrower, as well as a summary of the terms of such insurance, all of which policies are in full force and effect.

          24. Exit Facility Order. The Exit Facility Order has been entered by Final Order of the Bankruptcy Court, and (i) is in full force and effect, (ii) has not been revised, modified or amended in any respect not consented to by the Banks in writing and (iii) is not the subject of any pending appeal in any respect.


          8.  AFFIRMATIVE COVENANTS OF THE GUARANTOR
              AND THE BORROWER.

          The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letters of Credit:

          1. Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the Facility Fee, the Agency Fee and all other amounts provided for in this Credit Agreement and the other

Loan Documents to which the Borrower is a party, all in ac-cordance with the terms of this Credit Agreement and such other
Loan Documents.

          2. Maintenance of Office. The Borrower will maintain its chief executive office in Henderson, North Carolina, or at such other place in the United States of America as the Borrower shall designate upon thirty (30) days' prior written notice to the Administrative Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

          3. Records and Accounts. The Borrower will and will cause each of its Subsidiaries to (i) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, contingencies, and other reserves.

          4. Financial Statements, Certificates and Infor-mation. The Borrower will deliver to the Administrative Agent
(copies of which will be provided by the Administrative Agent to each of the Banks):

               (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries and the consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for such year, each setting forth in com-parative form the figures for the previous fiscal year (which for fiscal years ended January 28, 1995 and January 27, 1996 shall refer to Old Rose's to the extent applicable) and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with generally accepted ac-counting principles, and certified without qualifi-cation by nationally recognized independent certified public accountants reasonably acceptable to the Ad-ministrative Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certifica-tion, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default;

               (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrower (or sixty (60) days in the case of the last fiscal quarter of each fiscal year), copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries and the unaudited consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for the portion of the Borrower's fiscal year then elapsed, each setting forth in comparative form (x) the figures for the same portion of the previous fiscal year (which for fiscal years ended January 28, 1995 and January 27, 1996 shall refer to Old Rose's to the extent applicable) and (y) the relevant figures in the Business Plan for such period and all in reasonable detail and prepared in accordance with generally accepted accounting prin-ciples (but without footnotes), together with a cer-tification by the principal financial or accounting officer of the Borrower that the information con-tained in such financial statements fairly presents the financial position of the Borrower and its Sub-sidiaries on the date thereof (subject to year-end adjustments) and that such officer has not obtained knowledge of any Default or Event of Default;

               (c) as soon as practicable, but in any event within (i) sixty (60) days after the end of the fis-cal month ending in January, (ii) forty-five (45) days after (x) the end of the fiscal month ending in February of each fiscal year and (y) the last fiscal month of each fiscal quarter, and (iii) thirty (30) days after the end of each other month in each fiscal year of the Borrower, (1) unaudited monthly consoli-dated financial statements of the Borrower and its Subsidiaries for such month and unaudited monthly consolidating financial statements of the Borrower and its Subsidiaries for such month, each setting forth in comparative form (x) the figures for the same month of the prior fiscal year (which for fiscal years ended January 28, 1995 and January 27, 1996 shall refer to Old Rose's to the extent applicable) and (y) the relevant figures in the Business Plan for such period and prepared in accordance with generally ac-cepted accounting principles (but without footnotes), together with a certification by the principal fi-nancial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial condition of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments) and that such of-ficer has not obtained knowledge of any Default or Event of Default and (2) the monthly management fi-nancial report for such month (commonly referred to by the Borrower as the "Highlights Report") substan-tially similar in format to the form of such report delivered to the Administrative Agent on April 5, 1995;

               (d)  simultaneously with the delivery of the
          financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in the form attached hereto as Exhibit D (i) setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 10 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Closing Date and (ii) certifying that, to the Borrower's knowledge, no change has occurred in any laws or regulations thereunder or interpretations thereof, nor has any new law been enacted or regula-tion passed or other event or condition occurred, that reasonably could be expected to have a materially adverse effect on the business or financial condition of the Borrower or that could impair the validity or enforceability of any of the Loan Documents;

               (e) as soon as practicable, but in any event within twenty (20) days after the end of each month in each fiscal year of the Borrower, the Inventory
          Reporting Package as of such month end;

               (f)  simultaneously with the delivery of the
          financial statements referred to in subsection (c) above, a detailed management analysis of the results of operations including revenues, margins and volume by department (commonly referred to as the "Merchan-dise Stats Report"), in each case as compared to (x) the same period in the prior fiscal year (which for fiscal years ended January 28, 1995 and January 27, 1996 shall refer to Old Rose's to the extent ap-plicable) and (y) the relevant figures in the Busi-ness Plan for such period, in form and substance ac-ceptable to the Administrative Agent;

               (g) contemporaneously with the filing or mail-ing thereof, copies of all items filed with the Se-curities and Exchange Commission or generally made available to the stockholders of the Borrower;

               (h) within three (3) days after the end of each calendar week or at such other time or times as the Administrative Agent may reasonably request, a Bor-rowing Base Report setting forth the Borrowing Base as at the end of such calendar week or other date so requested by the Administrative Agent;

               (i) within nine (9) days after the end of each calendar week, the "management flash report" and the "financial indicator report" as at the end of such calendar week, each such report in the form of Ex-hibit G and Exhibit H attached hereto, respectively;

               (j)  simultaneously with the delivery of the
          financial statements referred to in subsection (a) above, copies of any accountants' management letters;

               (k) as soon as practicable and in any event no less frequently than on an annual basis and on or before the last date of each fiscal year commencing with the fiscal year ended January 27, 1996, (i) the consolidated and consolidating business plans (the "Business Plan") of the Guarantor and the Borrower for the immediately following fiscal year (including written assumptions, monthly balance sheets and statements of income and cash flow and all material modifications to such plan), and at the Administra-tive Agent's request discuss such plan with the Ad-ministrative Agent and/or the Banks and (ii) updated Projections; and

               (l) from time to time such other financial data, reports and information (whether financial or otherwise) as the Administrative Agent or any Bank may request, including, without limitation, reports and information requested by the Appraiser or any other consultant or advisor retained by the Administrative Agent or the Facility Agents.

          5.  Notices.

               1. Defaults. The Borrower will immediately notify the Administrative Agent and each of the Banks in writing of the occurrence of any Default or Event of Default or the assertion of any claim or com-mencement of any litigation that could, if adversely determined, reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Borrower. If any Person (other than the Banks or the Administrative Agent) shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement, any other Loan Document, or any other material note, evidence of indebtedness, indenture or other material obliga-tion to which or with respect to which the Borrower or any of Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to the Administrative Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

               2. Environmental Events. The Borrower will promptly, upon being aware thereof, give notice to the Administrative Agent and each of the Banks (i) of any violation of any Environmental Law that the Borrower or a Subsidiary of the Borrower reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency, (ii) any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially adversely affect the assets, liabilities, financial conditions or operations of the Borrower or any of its Subsidiaries, or the Administrative Agent's mortgages, deeds of trust or security interests pursuant to the Security Documents and (iii) any release of Hazardous Substance that is, or is required by applicable law to be, reported to any governmental authority.

               3.  Notification of Claim against Collateral.
          The Borrower will, immediately upon becoming aware thereof, notify the Administrative Agent and each of the Banks in writing of any challenges, setoff, claims (including, environmental claims), withholdings or other defenses to which any of the Collateral, or the Administrative Agent's rights with respect to the Collateral, are subject unless any such setoff, claim, withholding or other defense, singly or in the aggregate, (i) reasonably could not be expected to have a material adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries, or (ii) does not challenge or call into question in any way the validity, enforceability, perfection or priority or otherwise affect the rights of the Administrative Agent in the Collateral.

               4.  Notice of Litigation and Judgments.  The
          Borrower will give notice to the Administrative Agent and each of the Banks in writing within fifteen (15) days of becoming aware of any litigation or proceed-ings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving a claim against the Borrower or any of its Subsidiaries that reasonably could be expected to exceed the Borrower's insurance coverage for such claim by an amount greater than $250,000 and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Administrative Agent and each of the Banks, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $250,000. The Borrower will promptly give notice to the Admin-istrative Agent and each of the Banks, in writing, of any taxes, assessments, charges, levies or claims in excess of $250,000 which it is contesting pursuant to
          Section 8.8.

          6. Corporate Existence; Maintenance of Properties. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its and its Sub-sidiaries' corporate existence, rights and franchises. The Borrower (i) will cause all of its properties and the proper-ties of its Subsidiaries used or useful in the conduct of its or their respective business to be maintained and kept in good condition, repair and working order and supplied with all nec-essary equipment, (ii) will cause to be made all necessary re-pairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be nec-essary so that the business carried on in connection therewith may be properly conducted at all times, and (iii) will continue to engage in the businesses now conducted by it.

          7. Insurance. The Borrower will maintain or cause to be maintained with financially sound and reputable insurers insurance with respect to its properties and business and the properties and business of its Subsidiaries against such casu-alties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent (as determined by the Administrative Agent) and in accordance with the terms of the Security Agreements. The Borrower will maintain or cause to be maintained insurance on each Mortgaged Property in accordance with the terms of the Mortgage with respect thereto. The Administrative Agent shall be an additional insured and loss payee with respect to each Mortgaged Property.

          8. Taxes. The Borrower will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon the Borrower and its Subsidiaries or otherwise due (including, without limitation, all sales and use taxes collected in connection with the Borrower's business) and upon such Person's real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of such property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower will pay or cause to be paid all such taxes, assess-ments, charges, levies or claims forthwith upon the commence-ment of proceedings to foreclose any lien that may have at-tached as security therefor.

          9.  Inspection of Properties and Books, etc.

               1. General; Examinations. The Borrower shall permit the Banks, through the Facility Agents or any of the Banks' other designated representatives, including, without limitation, the Appraiser and M.R.

          Weiser & Co., special accounting systems advisor to the Administrative Agent, to visit, examine and inspect any of the properties of the Borrower and any of its Subsidiaries, to examine the books of account and the records of the Borrower and any of its Subsidiaries and to make copies thereof and extracts therefrom, to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with, and to be advised as to the same by, its and their officers, and to conduct examinations, ap-praisals and verifications of all components included in the Borrowing Base, the other assets of the Bor-rower, the business, properties or financial condi-tion of the Borrower or any of its Subsidiaries, the appropriateness of the Borrowing Base advance rates, and all systems and procedures of the Borrower and any of its Subsidiaries including those relating to cash management, at such intervals and at such times as the Administrative Agent or any Bank may request, and in each case at the expense of the Borrower. Such examinations may include examinations intended to determine whether or not the information set forth in the Borrowing Base Report most recently delivered is accurate and complete in all material respects based upon a review and examination of the inventory (including verification as to the value, location and respective types). Without limiting the generality of the foregoing, the Borrowers shall permit the Ap-praiser to conduct such examinations, including ran-dom store visits and warehouse inspections as the Appraiser may determine are necessary to evaluate the Estimated GOB Realization Percentage.

               2. Environmental Assessments. At such times as may be determined by the Administrative Agent, the Administrative Agent may, for the purpose of assessing and ensuring the value of any Mortgaged Property, obtain environmental assessments or audits of such Mortgaged Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Administrative Agent to evaluate or confirm (i) whether any Hazardous Substances are present in the soil or water at such Mortgaged Property and (ii) whether the use and operation of such Mortgaged Property complies with all Environmental Laws. Environmental assessments may include, without limitation, detailed visual in-spections of such Mortgaged Property including any and all storage areas, storage tanks, drains, dry wells and leaching areas, the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Administrative Agent deems appropriate. All such environmental assessments shall be conducted and made at the expense of the Borrower.

               3.  Communications with Accountants.  The
          Borrower authorizes the Administrative Agent and, if accompanied by the Administrative Agent, the Banks to communicate directly with the Borrower's independent certified public accountants and authorizes such ac-countants to disclose to the Administrative Agent and the Banks any and all financial statements and other supporting financial documents and schedules includ-ing copies of any management letter and other reports with respect to the business, financial condition and other affairs of the Borrower. At the request of the Administrative Agent, the Borrower shall deliver a letter addressed to such accountants authorizing and instructing them to comply with the provisions of this
          Section 8.9.3.

          10. Compliance with Laws, Contracts, Licenses, and Permits. Except as set forth on Schedule 7.9 attached hereto, the Borrower and each of its Subsidiaries will comply with (i) the provisions of its charter documents and by-laws and (ii)(a) all applicable laws and regulations wherever its business is conducted, including all Environmental Laws, ERISA and OSHA, (b) all agreements and instruments by which it or any of its prop-erties may be bound and (c) all applicable decrees, orders, and judgments, except, in each case under this clause (ii), for non-compliance which reasonably could not be expected to have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall be-come necessary or required in order that the Borrower or a Subsidiary may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower or such Sub-sidiary is a party, the Borrower will immediately take or cause to be taken all reasonable steps within the power of the Bor-rower to obtain, or cause to be obtained, such authorization, consent, approval, permit or license and furnish the Adminis-trative Agent and the Banks with evidence thereof.

          11. Employee Benefit Plans. The Borrower will (i) promptly upon filing the same with the Department of Labor or the IRS furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under

Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Ad-ministrative Agent any notice, report or demand sent to or re-ceived from the Department of Labor, the IRS or the PBGC in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Sections4041A, 4202, 4219, 4242, or 4245 of ERISA.

          12. Use of Proceeds. The Borrower will use the proceeds of the Loans solely to fund cash payments to holders of Class 2B Claims, administrative and priority claims and GE Obligations as contemplated by the Plan, for collateralizing letters of credit in existence as of the Closing Date, and for the general working capital needs and general corporate pur-poses of the Borrower. The Borrower may obtain Letters of Credit to replace existing letters of credit issued for the account of Old Rose's and for such other purposes as the Bor-rower and the Administrative Agent may from time to time agree.

          13. Additional Mortgaged Property. If after the Closing Date, the Administrative Agent so requests, the Bor-rower shall forthwith deliver or cause to be delivered to the Administrative Agent a fully executed mortgage, deed of trust or other instrument constituting a lien and security interest encumbering any real estate interest of the Borrower or a Guarantor (including, without limitation, leasehold interests and additional items of Real Estate acquired by the Borrower or a Guarantor after the Closing Date), in form and substance satisfactory to the Administrative Agent (including, in the case of leasehold interests, having landlord consents requested by the Administrative Agent), together with title insurance poli-cies, environmental reports, surveys, evidences of insurances with the Administrative Agent named as loss payee and additional insured, legal opinions and other documents and certificates with respect to such real estate as the Administrative Agent may request. The Borrower further agrees that, following the tak-ing of such actions with respect to such real estate, the Administrative Agent shall have for the benefit of the Banks and the Administrative Agent a valid and enforceable first priority lien and security interest encumbering such real estate, free and clear of all defects and encumbrances except for Permitted Liens. The Borrower shall pay any and all costs and expenses incurred in connection with such additional liens and security interests, including, without limitation, attorneys' fees and recording and similar taxes.

          14. Maintenance of Business. The Borrower shall continue to engage in the business conducted by Old Rose's as of and prior to the Closing Date, including, without limita-tion, the discount retail department store concept (including no material change in the product mix) in effect on the Closing Date.

          15. Further Assurances. The Borrower will cooperate and will cause each of its Subsidiaries to cooperate with the Banks and the Administrative Agent and execute, deliver and cause to be executed and delivered such further instruments and documents, and cause to be performed such acts, as the Banks or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents, including, without limitation, acts relating to the Borrower's cash man-agement system and practices and the delivery of uniform com-mercial code filings, continuation statements and other in-struments, additional security agreements and pledge agreements and legal opinions in form and substance and from counsel ac-ceptable to the Administrative Agent and the Banks as may be requested by the Administrative Agent in connection with the grant and perfection of its liens and security interests in all of the assets and properties of the Borrower and each of its Subsidiaries.

          16. Liquidation of Certain Retail Stores. Within thirty days of the Closing Date, the Borrower shall commence the Final GOB Sales at the Specified GOB Stores.

          17. Landlord Waivers. The Borrower shall use best efforts to cause to be delivered to the Administrative Agent a waiver of lien rights in form and substance satisfactory to the Administrative Agent from each landlord in respect of each lo-cation in which inventory is located.

          18. Appraisal of Henderson Property. Within thirty days of the Closing Date, the Borrower shall deliver to the Administrative Agent a written third-party appraisal of the Henderson Property.

          19. Certain Legal Opinions. Within thirty days of the Closing Date, the Borrower shall cause the delivery of a favorable legal opinion addressed to the Banks and the Admin-istrative Agent, in form and substance and from counsel satis-factory to the Banks and the Administrative Agent, with respect to the enforceability, perfection and priority of the security interests of the Banks and the Administrative Agent with re-spect to Collateral located in Georgia and South Carolina and such other matters requested by the Banks and the Administra-tive Agent.

        9.  CERTAIN NEGATIVE COVENANTS OF THE GUARANTOR
            AND THE BORROWER.

          The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Administrative Agent has any obligations to issue, extend or renew any Letters of Credit:

          1. Restrictions on Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

               (a) Indebtedness to the Banks and the Adminis-trative Agent arising under any of the Loan Docu-ments;

               (b) accounts payable and other current liabil-ities of the Borrower incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal pur-chases of goods and services;

               (c) Indebtedness in respect of taxes, assess-ments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 8.8;

               (d)  Indebtedness in respect of judgments or
          awards that have been in force for less than the ap-plicable period for taking an appeal so long as ex-ecution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

               (e)  endorsements for collection, deposit or
          negotiation and warranties of products or services, in each case incurred in the ordinary course of bus-iness;

               (f) obligations under Capitalized Leases and purchase money Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrower, provided that the aggregate principal amount of such obliga-tions under Capitalized Leases and purchase money Indebtedness of the Guarantor and the Borrower shall not exceed the aggregate amount of $12,000,000 at any one time;

               (g) Indebtedness of the Borrower to any of its Subsidiaries so long as such Indebtedness is subor-dinated to the prior payment and satisfaction in full of the Obligations pursuant to documentation in form and substance satisfactory to the Administrative Agent and Indebtedness of Subsidiaries of the Borrower to the Borrower so long as such Indebtedness is evidenced by promissory notes which are pledged to the Administrative Agent as security for the Obligations;

               (h) Indebtedness existing on the Closing Date and set forth on Schedule 9.1 that shall not exceed the amount set forth on Schedule 9.1;

               (i)  Indebtedness representing guarantees or
          similar assurances by the Borrower with respect to rental obligations under leases relating to closed stores; provided that the form and amount of such guarantees and assurances are acceptable to the Ma-jority Banks.

          2. Restrictions on Liens. Except as otherwise permitted under this Credit Agreement, the Borrower will not and will not permit any of its Subsidiaries to (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its respective prop-erty or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) trans-fer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in pri-ority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insol-vency, or otherwise, be given any priority whatsoever over its general creditors; or (v) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; pro-vided that the Borrower and its Subsidiaries may create or in-cur or suffer to be created or incurred or to exist:

               (a) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties other than Mortgaged Properties to secure claims for labor, material or supplies in respect of obligations not overdue;

               (b) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

               (c)  liens on properties other than Mortgaged
          Properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by
          Section 9.1(d);

               (d) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties other than Mortgaged Properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

               (e) encumbrances on Real Estate other than the Mortgaged Properties consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower is a party, and other minor liens or encumbrances none of which either in-dividually or in the aggregate (of all items in this clause (e)) could reasonably be expected to have a materially adverse effect on the business, opera-tions, assets or financial condition of the Borrower;

               (f)  purchase money security interests in or
          purchase money mortgages on real or personal property other than inventory or any Mortgaged Properties ac-quired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by
          Section 9.1(f), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

               (g)  liens and encumbrances on each Mortgaged
          Property as and to the extent specifically stated to be permitted by the Mortgage applicable thereto;

               (h) liens in favor of the Administrative Agent for the benefit of the Banks and the Administrative
          Agent under the Loan Documents;

               (i) liens on amounts deposited to secure the performance of tenders, bids and other contracts, other than for the payment of borrowed money, arising in the ordinary course of the business of the Bor-rower;

               (j) for a period ending no later than one year after the Closing Date only, a second priority lien in the Henderson Property in favor of a representa-tive of certain trade creditors provided that the terms and conditions of such lien (including, without limitation, the rights arising from such lien and remedies in respect thereto) and all documents and other matters relating to such lien shall be in form and substance acceptable to the Facility Agents; and

               (k) any other liens existing on the date hereof and listed in Schedule 9.2 hereto.

          3. Restriction on Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except
Investments in:

               (a) so long as there exist at the time no out-standing Revolving Credit Loans, marketable direct or guaranteed obligations of the United States of America that mature within three (3) months from the date of purchase by the Borrower;

               (b) so long as there exist at the time no out-standing Revolving Credit Loans, certificates of de-posit and time deposits of United States banks having total assets in excess of $1,000,000,000;

               (c) so long as there exist at the time no out-standing Revolving Credit Loans, securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's

          Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's Corporation;

               (d) so long as no Event of Default has occurred and is continuing or would result after giving effect thereto, Investments by the Borrower in any Subsid-iary of the Borrower created or acquired, or in any joint venture or partnership an interest in which the Borrower acquired, in accordance with Section 9.6(b) not to exceed $250,000 in value in the aggregate in any twelve (12) month period;

               (e) Investments existing on the date hereof and listed on Schedule 9.3 hereto; and

               (f)  Investments consisting of loans and ad-
          vances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $250,000 in the aggregate at any time outstanding;

provided, however, that such Investments will be considered Investments permitted by this Section 9.3 only if all actions have been taken to the reasonable satisfaction of the Administrative Agent to provide to the Administrative Agent, for the benefit of the Banks and the Administrative Agent, a first priority perfected security interest in all of such Investments free of all encumbrances other than Permitted Liens.

          4. Distributions. The Borrower will not make any Distributions.

          5.  Merger, Consolidation and Disposition of Assets.

               1. Mergers and Acquisitions. The Borrower will not become a party to any merger or consolidation, or agree to or effect any asset acquisition, except for the acquisition of inventory in the ordinary course of business and Capital Expenditures permitted by
          Section 10.3.

               2. Disposition of Assets. The Borrower will not become a party to or agree to or effect any sale, transfer or other disposition of assets (including the sale and leaseback of assets), other than (i) the sale of inventory to retail customers in the ordinary course of business and (ii) so long as no Event of Default has occurred or is continuing or would occur after giving effect to such sale or disposition, (A) sales of obsolete fixtures and equipment no longer used or useful in the Borrower's business, (B) other sales of Capital Assets up to an aggregate amount sold in any twelve (12) month period of $250,000 in gross cash proceeds, (C) for the fiscal years ending January 25, 1997 and January 31, 1998 only, the disposal of Capital Assets and Inventory relating to the closure of no more than three retail locations in any fiscal year, (D) the disposal of Capital Assets and inven-tory in connection with the Final GOB Sales at the Specified GOB Stores.

          6. No Subsidiaries, etc. The Borrower will not create, acquire or suffer to exist any Subsidiaries nor create, acquire or suffer to exist any interest in any joint venture or partnership except as permitted by Section 9.3(e) and provided that (i) such Subsidiary or joint venture becomes a party to a Guaranty and grants to the Administrative Agent a first prior-ity perfected lien in all of its assets pursuant to a Security Agreement and (ii) all the capital stock or other equity in-terests of the Borrower in such Subsidiary or joint venture are pledged to the Administrative Agent pursuant to a pledge agreement in form and substance acceptable to the Administra-tive Agent.

          7. Compliance with Environmental Laws. Except as set forth on Schedule 7.18 attached hereto, the Borrower will not and will not permit any of its Subsidiaries to, (i) other than in compliance with clause (ii) below, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances,
(c) generate any Hazardous Substances on any of the Real Estate,
(d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, dis-charging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate, or (ii) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law, which reasonably could be expected to have a material adverse effect on the environment or the business, assets or financial condition of the Borrower and its Subsidiaries.

          8.  Employee Benefit Plans.  Except as disclosed on
Schedule 9.8, neither the Borrower nor any ERISA Affiliate will

               (a)  engage in any "prohibited transaction"
          within the meaning of Section 406 of ERISA or Section 4975 of the Code which reasonably could be expected to result in a material liability for the Borrower; or

               (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not such deficiency is or may be waived; or

               (c) fail to contribute to any Guaranteed Pen-sion Plan to an extent which, or terminate any Guar-anteed Pension Plan in a manner which, reasonably could be expected to result in the imposition of a lien or encumbrance on the assets of the Guarantor or the Borrower pursuant to Section 302(f) or Section 4068 of ERISA; or

               (d) permit or take any action which reasonably could be expected to result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than $1,000,000, based on the latest valuation of each Guaranteed Pension Plan, and on the actuarial methods and assumptions employed for that valuation.

          9. Bank Accounts. The Borrower will not, and will not permit any Subsidiary to, (i) establish any bank accounts other than those listed on Schedule 7.20 without the Adminis-trative Agent's prior written consent, (ii) violate directly or indirectly any bank agency, lock box or similar agreement in favor of the Administrative Agent for the benefit of the Banks and the Administrative Agent with respect to any such account, or (iii) deposit into any of the payroll accounts identified as such on Schedule 7.20 any amounts in excess of amounts neces-sary to pay current payroll obligations from such accounts.

          10. Transactions with Affiliates. The Borrower will conduct and will cause each of its Subsidiaries to conduct transactions with any of their respective Affiliates on any-thing other than an arm's length basis and in the ordinary course of the business of the Borrower consistent with past practices.

          11. No Amendment of Certain Documents. The Borrower will not amend, supplement or modify the terms of its certificate of incorporation or corporate by-laws, the Plan or any document or instrument delivered in connection therewith to which it is a party, in each case without the prior written consent of the Administrative Agent.


           10.  FINANCIAL COVENANTS OF THE BORROWER.

          The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letters of Credit:

          1. Operating Cash Flow to Total Debt Service Ex-pense. As of July 29, 1995, the Borrower will not permit both
(i) the ratio of Operating Cash Flow to Total Debt Service Ex-pense for the single fiscal quarter ended on such date to be less than -0.60:1 and (ii) the ratio of Operating Cash Flow to Total Debt Service Expense for the two fiscal quarters ended on such date to be less than 0.10:1. As of October 28, 1995, the Borrower will not permit both (i) the ratio of Operating Cash Flow to Total Debt Service Expense for the single fiscal quar-ter ended on such date to be less than 0.95:1 and (ii) the ra-tio of Operating Cash Flow to Total Debt Service Expense for the two fiscal quarters ended on such date to be less than 0.20:1. As of each date set forth below, the Borrower will not permit the ratio of Operating Cash Flow to Total Debt Service Expense for the four fiscal quarters ended on such date to be less than the ratio set forth opposite such date in the table below:

                Four Quarters Ended            Ratio

                January 27, 1996               1.05:1
                April 27, 1996                 1.05:1
                July 27, 1996                  1.05:1
                October 26, 1996               1.10:1
                January 25, 1997               1.10:1
                April 26, 1997                 1.15:1
                July 26, 1997                  1.20:1
                October 25, 1997               1.25:1
                January 31, 1998               1.30:1

          2. Minimum EBITDA. As of each date set forth below, the Borrower will not permit EBITDA for both (i) the single fiscal quarter ended on such date and (ii) the period of two consecutive fiscal quarters ended on such date (treated as a single accounting period) to be less than the amounts set forth in the applicable column opposite such period in such table:

                                      Minimum EBITDA

        Quarter(s) Ended      One Quarter         Two Quarters
        July 29, 1995                   $   700,000$ 3,500,000
        October 28, 1995                $ 3,300,000$ 4,000,000
        January 27, 1996                $ 5,100,000$ 8,400,000
        April 27, 1996
$ 2,500,000         $ 7,700,000
        July 27, 1996                   $ 1,200,000$ 3,800,000
        October 26, 1996                $ 3,400,000$ 4,600,000
        January 25, 1997                $ 5,100,000$ 8,500,000
        April 26, 1997                  $ 2,500,000
$ 7,800,000
        July 26, 1997                   $ 1,400,000$ 4,100,000
        October 25, 1997                $ 3,600,000$ 5,100,000
        January 31, 1998                $ 5,300,000$ 9,000,000

In addition, the Borrower shall not permit EBITDA (i) for the fiscal year ending January 27, 1996 to be less than $13,900,000,
(ii) for the fiscal year ending January 25, 1997 to be less than $14,600,000 and (iii) for the fiscal year ending January 31, 1998 to be less than $15,800,000.

          3. Capital Expenditures. The Borrower will not make Capital Expenditures in an aggregate amount that exceeds (i) in any fiscal quarter, $3,000,000 or (ii) in any fiscal year, $8,000,000. The Borrower shall not make Capital Expenditures with respect to the opening of new retail locations in an aggregate amount that exceeds $3,000,000 in any fiscal year.

          4. Minimum Stockholders' Equity. The Borrower will not permit Stockholders' Equity for any fiscal quarter ending during any period described in the table set forth below to be less than the amount opposite such period in such table:


          Quarter Ended                Amount

          July 29, 1995                $ 27,000,000
          October 28, 1995             $ 29,000,000

          January 27, 1996             $ 36,000,000
          April 27, 1996               $ 36,000,000
          July 27, 1996                $ 36,000,000
          October 26, 1996             $ 37,000,000
          January 25, 1997             $ 42,000,000
          April 26, 1997               $ 42,000,000
          July 26, 1997                $ 42,000,000
          October 25, 1997             $ 44,000,000
          January 31, 1998             $ 49,000,000

          5. Minimum and Maximum Eligible Inventory. The Borrower shall not permit Eligible Inventory (excluding for this purpose only, Eligible Inventory described in clause (iii) of the definition thereof) on any date set forth below to be either
(i) more than the amount set forth below in column A opposite such date or (ii) less than the amount set forth below in col-umn B opposite such date:

                         Column A               Column B
                         Maximum                Minimum
                         Eligible               Eligible
Date                     Inventory              Inventory

July 29, 1995            $188,000,000           $147,000,000
October 28,1995          $214,000,000           $167,000,000
January 27, 1996         $162,000,000           $127,000,000
April 27, 1996           $196,000,000           $154,000,000
July 27, 1996            $192,000,000           $150,000,000
October 26, 1996         $221,000,000           $173,000,000
January 25, 1997         $168,000,000           $131,000,000
April 26, 1997           $204,000,000           $159,000,000
July 26, 1997            $199,000,000           $156,000,000
October 25, 1997         $229,000,000           $180,000,000
January 31, 1998         $174,000,000           $136,000,000


For any date set forth above, if the Borrower has a level of Eligible Inventory which either (i) exceeds the maximum inven-tory set forth in Column A above by an amount less than $5,000,000 or (ii) is less than the minimum inventory set forth in Column B above by an amount less than $5,000,000, such failure to comply with this Section 10.5 in respect of such date shall not constitute an Event of Default unless the Borrower fails to comply with this Section 10.5 (by any amount, without giving effect to this sentence) on the next immediately succeeding date set forth above; provided that if the Borrower fails to comply with this Section 10.5 on such succeeding date by any amount, such prior failure to comply and such subsequent failure to comply shall immediately constitute Events of Default.

                   11.  CLOSING CONDITIONS.

          The obligations of the Banks to make the initial Re-volving Credit Loans and of the Administrative Agent to issue any initial Letters of Credit shall be subject to the satis-faction of the following conditions precedent:

          1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance (including with respect to exhibits and the information included on the schedules to the Loan Documents) satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

          2. Certified Copies of Charter Documents. Each of the Banks shall have received from the Borrower a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (i) its charter or other incorporation documents as in effect on such date of certification, and (ii) its by-laws as in effect on such date.

          3. Corporate Action. All corporate action necessary for the valid execution, delivery and performance by the Borrower of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

          4. Incumbency Certificate. Each of the Banks shall have received from the Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of the Borrower, each of the Loan Documents to which the Borrower is or is to become a party;
(ii) to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (iii) to give notices and to take other action on its behalf under the Loan Documents.

           5. Validity of Liens. The Security Documents shall be effective to create in favor of the Administrative Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliv-eries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests (including, without limitation, the receipt of a lender's policy of title insurance in form and substance satisfactory to the Administrative Agent) shall have been duly effected. The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

          6. Perfection Certificates and UCC Search Results. The Administrative Agent shall have received from each of the Guarantor and the Borrower a completed and fully executed Perfection Certificate and the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfac-tory to the Administrative Agent.

          7. Financial Statements. At least five (5) Business Days prior to the Closing Date, the Facility Agents shall have received, all in form and substance satisfactory to the Facility Agents, (i) the unaudited consolidated and consolidating fi-nancial statements of Old Rose's for the fiscal year ending January 28, 1995, prepared in accordance with generally ac-cepted accounting principles, together with certification by the principal financial or accounting officer of Old Rose's that the information contained in such financial statements fairly presents the financial condition of Old Rose's on the date thereof (subject to year end audit adjustments), (ii) an update of the Borrower's projections for the fiscal years ending January 25, 1997 and January 31, 1998 which projections shall included a balance sheet, income statement, statement of cash flow, all presented on a basis consistent with past practice but after taking into account the effect of the Final GOB Sales at the Specified GOB Stores, (iii) an update of the Business Plan for the year ended January 27, 1996, (iv) certain management financial reports for the year ended January 28, 1995 substantially similar in format to the report delivered to the Administrative Agent on April 5, 1995, (v) a pro forma balance sheet for the Borrower as of the Closing Date, and (vi) a report setting forth sources and uses of funds in connection with the Closing Date and the effectiveness of the Plan.

          8. Landlord Consents. The Borrower shall have requested of, and shall have made best efforts to obtain from, each landlord of each location at which inventory is located a waiver of lien rights substantially in the form of Exhibit F.

          9. Certificates of Insurance. The Administrative Agent shall have received (i) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, noting the Administrative Agent's interest as loss payee and additional insured with respect thereto and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements and to the satisfac-tion of the Administrative Agent and (ii) certified copies of all policies evidencing such insurance (or certificates there-fore signed by the insurer or an agent authorized to bind the insurer).

          10. Cash Management and Agency Account Agreements. The Administrative Agent and the Borrower shall have entered into Agency Account Agreements with Bankers Trust Company and with Centura Bank and Trust Company. The Administrative Agent shall be completely satisfied with the status of all other as-pects of the Borrower's cash management system.

          11. Borrowing Base Report. The Administrative Agent shall have received from the Borrower at least two (2) Business Days prior to the Closing Date, the initial Borrowing Base Report dated as of the Saturday immediately preceding such date which is two (2) Business Days prior to the Closing Date.

          12. Availability at Closing. The Banks shall be satisfied that, after giving effect to all payments to be made under the Plan in settlement of Administrative Claims, Non-Tax Priority Claims, Allowed Tax Claims, Non-Priority Tax Claims, and to satisfy in full the GE Obligations and the Class 2B Claims and after the issuance of all Letters of Credit required to replace outstanding letters of credit of Old Rose's or sup-port such letters of credit, the Borrower will have the ability under Section 2.1 herein to borrow, on the Closing Date, Re-volving Credit Loans in an aggregate amount of at least $12,000,000.

          13. Inventory Reports. The Administrative Agent shall have received from the Borrower at least five (5) days prior to the Closing Date the most recent Inventory Report Package, which shall be dated no later than April 1, 1995.

          14. Hazardous Waste Assessments. The Administrative Agent shall have received hazardous waste site assessments from environmental engineers and in form and substance satisfactory to the Administrative Agent, covering the Mortgaged Property and all other real property in respect of which the Borrower may have material liability, whether contingent or otherwise, for dumping or disposal of Hazardous Substances.

          15. Opinions of Counsel. Each of the Banks and the Administrative Agent shall have received a favorable legal opinion addressed to the Banks and the Administrative Agent, dated as of the Closing Date, in form and substance satisfac-tory to the Banks and the Administrative Agent (including with respect to enforceability, perfection and priority), from:

               (a) Proskauer Rose Goetz & Mendelson LLP, spe-cial counsel to the Borrower; and

               (b) Smith, Debnam, Hibbert & Pahl, counsel to the Borrower;

               (c) Perry, Kittrell, Blackburn & Blackburn, special real estate counsel to the Borrower; and

               (d) opinions of such other counsel as the Ad-ministrative Agent may reasonably request.

          16. Payment of Fees. The Borrower shall have paid to the Facility Agents or the Administrative Agent, as appropriate, the Facility Fee and the first year's Agency Fee. The Borrower shall have paid all fees and expenses of profes-sionals retained by the Administrative Agent in connection with the Loan Documents, including the fees and expenses of the Ad-ministrative Agent's Special Counsel, the Appraiser and M.R. Weiser & Co., special accounting systems advisor to the Admin-istrative Agent.

          17. Termination of Debtor in Possession Financing. The Administrative Agent shall have received a payoff letter from GE Capital, acknowledging that all GE Obligations have been paid in full or otherwise provided for in a manner acceptable to the Banks and all liens in favor of GE Capital under the DIP Facility have been released. In addition, on the Closing Date, GE Capital shall have executed and delivered to the Administra-tive Agent for filing all termination statements and taken such other actions and provided such further assurances as may be requested by the Administrative Agent to discharge or evidence the discharge of all mortgages, deeds of trust and security interests granted by Old Rose's in favor of GE Capital.

          18. Confirmation of Plan; Related Matters. Subject only to the initial extension of credit hereunder, all conditions to the Effective Date in Section 8.1 of the Plan shall have occurred and all actions contemplated to occur on the Effective Date shall have taken place, including without limitation, the actions contemplated by Sections 7.5 and 7.11 of the Plan. The Administrative Agent shall have received a true, accurate and complete copy of the Plan, with any amend-ments thereto reasonably required and acceptable to the Banks, as confirmed by the Plan Confirmation Order and the Plan Modi-fication Order. The Plan Confirmation Order shall have been entered by Final Order of the Bankruptcy Court, shall be in full force and effect and not be the subject of any stay or pending appeal in any respect. The Plan Modification Order (i) shall have been duly and validly entered by the Bankruptcy Court and be in full force and effect, (ii) shall not have been revised, modified or amended in any respect and (iii) shall be either (a) a Final Order or (b) not a Final Order; provided however, that notwithstanding the foregoing conditions in clause (iii) of this sentence, if the Plan Modification Order is not a Final Order, the Administrative Agent shall examine the circumstances that existed with respect to such order at the time of entry by the Bankruptcy Court and thereafter, including, without limitation, whether there were any objections to such order or indications that a party-in-interest may appeal such order, and the nature of any pending appeals or petitions for review, rehearing, reargument, stay or certiorari proceeding, and may determine in its reasonable discretion after taking into account such circumstances not to make any initial Revolving Credit Loans or issue any initial Letters of Credit until such time as the Plan Modification Order is a Final Order. The Lease Assumption Order
(i) shall have been duly and validly entered by the Bankruptcy Court and be in full force and effect, (ii) shall not have been revised, modified or amended in any respect, and (iii) shall be either (a) a Final Order or (b) not a Final Order; provided however, that notwithstanding the foregoing conditions in clause
(iii) of this sentence, if the Lease Assumption Order is not a Final Order, the Administrative Agent shall examine the circumstances that existed with respect to such order at the time of entry by the Bankruptcy Court and thereafter, including, without limitation, whether there were any objections to such order or indications that a party-in-interest may appeal such order, and the nature of any pending appeals or petitions for review, rehearing, reargument, stay or certiorari proceeding, and may determine in its reasonable discretion after taking into account such circumstances not to make any initial Revolving Credit Loans or issue any initial Letters of Credit until such time as the Lease Assumption Order is a Final Order. The Exit Facility Order shall have been entered by Final Order of the Bankruptcy Court, shall be in full force and effect, shall not have been reversed, modified or amended in any respect not consented to by the Banks in writing and shall not be the subject of any stay or pending appeal in any respect. The Administrative Agent shall have received a certified copy of the Exit Facility Order.

          19. Prepetition Claims. All prepetition claims shall have been settled, discharged, extinguished or provided for as contemplated by the Plan, and the Banks shall be satisfied that all claims against, and contingent liabilities of, Old Rose's that survive the Closing Date shall not exceed the amounts set forth on Schedule 9.1 attached hereto, and appropriate ac-counting reserves shall have been taken with respect to such liabilities so that in the Banks' reasonable opinion the Pro-jections will remain reasonable in all material respects and the Borrower will be capable of complying with its financial and other covenants herein contained. The Administrative Agent shall have received a payoff letter from all the holders of Class 2B Claims (or the agent for the holders of Class 2B Claims), acknowledging that all Class 2B Claims have been sat-isfied in full (other than fees of professionals retained by the holders of Class 2B Claims) and that all liens in favor of the Pre-Petition Lenders (as defined in the Plan) have been released. In addition, on the Closing Date, the Pre-Petition Lenders or their collateral agent(s) (including predecessors of the current collateral agent) as appropriate shall have exe-cuted and delivered to the Administrative Agent for filing all termination statements and taken such other actions and pro-vided such further assurances as may be requested by the Ad-ministrative Agent to discharge or evidence the discharge of all mortgages, deeds of trust and security interests granted by Old Rose's in favor of the Pre-Petition Lenders or such agent(s).

          20. Capital Structure. The capital structure of the Borrower shall be satisfactory to the Administrative Agent; it being understood that the capital structure of the Borrower contemplated under the Plan to be effective on the Effective Date shall be considered satisfactory to the Administrative Agent on the Closing Date.

          21. Minimum EBITDA. The Administrative Agent shall be satisfied that for the fiscal year ended January 28, 1995, EBITDA shall have exceeded $16,000,000.

          22. Actions with Respect to Specified GOB Stores. The Bankruptcy Court shall have entered an order (the "GOB Or-der") in form and substance satisfactory to the Administrative Agent approving Final GOB Sales in respect of the Specified GOB Stores. There shall be pending an order with respect to all leases relating to the Specified GOB Stores seeking the as-sumption and assignment or the rejection of all such leases.

          23. Proceedings and Documents; Due Diligence Matters. All proceedings in connection with the transactions contemplated by this Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Facility Agents, the Administrative Agent's Special Counsel, and local North Carolina counsel to the Facility Agents and the Banks, the Facility Agents and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request. The Facility Agents shall be satisfied with all aspects of its due diligence with respect to the Borrower, including the final review of the Borrower's accounting systems.

          24. Closing Certificate. The Facility Agents shall have received a certificate of the Borrower duly executed by an authorized officer of the Borrower certifying that (i) the representations and warranties contained in Section 7 are true and correct on and as of such date, (ii) no Default or Event of Default exists or would result from the making of the initial Loans or issuance of the initial Letter of Credit and (iii) since March 4, 1995, no material adverse change has occurred in the business, operations, assets or financial condition of Old Rose's or reasonably could be expected to occur with respect to the Borrower.


              12.  CONDITIONS TO ALL BORROWINGS.

          The obligations of the Banks to make any Revolving Credit Loan and of the Administrative Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

          1. Representations True; No Event of Default. Each of the representations and warranties of the Borrower contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting directly from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that sin-gly or in the aggregate are not materially adverse to the Banks or the business or financial affairs of the Borrower, and to the extent that such representations and warranties relate ex-pressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the request for a Revolving Credit Loan or the issuance, extension or renewal of a Letter of Credit, as ap-plicable.

          2. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpreta-tions thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to partici-pate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Administrative Agent would make it illegal for the Administrative Agent to issue, extend or renew such Letter of Credit.

          3. Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably sat-isfactory to such Bank as such Bank shall require for the pur-pose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

          4. Borrowing Base Report. The Administrative Agent shall have received the most recent Borrowing Base Report required to be delivered to the Administrative Agent in ac-cordance with Section 8.4(h) and all supporting information re-quested by the Administrative Agent.

          5. Required Payment. The Borrower shall have paid all fees and other amounts due under any of the Loan Documents.


          13.  EVENTS OF DEFAULT; ACCELERATION; ETC.

          1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

               (a) the Borrower shall fail to pay any princi-pal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

               (b) the Borrower or a Guarantor shall fail to pay any interest on the Loans, any Letter of Credit Fee, Facility Fee, Agency Fee, or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for pay-ment;

               (c) the Borrower shall fail to comply with any of its covenants contained in Sections 5.2, 8.1, 8.2, 8.5, 8.6, 8.7, 8.9, 8.12, 8.14, 8.16, 8.18 and 8.19,
          any covenant in Section 9, any covenant in Section 10 or any of the covenants contained in any of the Mort-gages; provided that any default in performance of the covenant set forth in Section 10.5 will be subject to the last sentence of such section;

               (d) the Borrower or a Guarantor shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 13.1) for ten (10) days after written notice of such failure has been given to the Borrower by the Administrative Agent;

               (e) any representation or warranty of the Bor-rower in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any respect upon the date when made or deemed to have been made or repeated;

               (f) the Borrower or a Guarantor shall fail to pay when due, or within any applicable period of grace, any obligation (other than obligations under the Loan Documents) in excess of $300,000 in aggre-gate principal amount in respect of borrowed money (including letters of credit issued for the account of the Borrower) or any Capitalized Leases, or fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing, securing or guaranteeing borrowed money or in respect of any Capitalized Leases in excess of $300,000 in aggregate principal amount, if such failure would permit the holder or holders thereof or of any obligations issued thereunder or the obligee thereunder to accelerate the maturity thereof after the giving of any required notice or lapse of any applicable grace period;

               (g) the Borrower or a Guarantor shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall pe-tition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Bor-rower or a Guarantor or of any substantial part of the assets of the Borrower or a Guarantor or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bank-ruptcy, reorganization, arrangement, insolvency, re-adjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or a Guarantor or the Borrower shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty five (45) days following the filing thereof (provided that during such forty-five (45) day period, no other Event of Default (including an Event of Default described in clause (j) below) occurs and all other requirements and terms of the Loan Documents are satisfied);

               (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any of its Subsidiaries in an involuntary case under federal bankruptcy laws as now or hereafter consti-tuted;

               (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment or arbitration award against the Borrower or a Guar-antor that, either individually or together with other outstanding final judgments and awards, undischarged, against the Borrower and the Guarantors exceeds in the aggregate $500,000 and the Borrower shall have failed to provide evidence satisfactory to the Administrative Agent that such judgment or award is fully covered by independent third-party insurance;

               (j) if any of the Loan Documents shall be can-celled, terminated, revoked or rescinded or the Ad-ministrative Agent's security interests, mortgages or liens in any part of the Collateral (including prop-erty acquired after the filing of an involuntary case or proceeding against the Borrower) shall cease to be perfected, or shall cease to have the priority con-templated by the Loan Documents, in each case other-wise than in accordance with the terms thereof, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind (either di-rectly or indirectly) any of the Loan Documents or challenge the validity, enforceability, or priority of the liens in favor of the Administrative Agent under the Loan Documents shall be commenced by or on behalf of the Borrower or a Guarantor, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a deter-mination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents or the liens granted thereunder is illegal, invalid or unenforceable in accordance with the terms thereof;

               (k)  with respect to any Guaranteed Pension Plan,
          (i) an ERISA Reportable Event other than one disclosed on Schedule 7.16 attached hereto shall have occurred and such event reasonably could be expected to result in liability of the Borrower to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $2,000,000 and such event in the circum-stances occurring reasonably could be expected to constitute grounds for the termination of such Guar-anteed Pension Plan by the PBGC or for the appoint-ment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or (ii) a trustee shall have been appointed by the United States District Court to administer such Plan; or (iii) the PBGC shall have instituted pro-ceedings to terminate such Guaranteed Pension Plan;

               (l) the Borrower shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency or any law or regulation thereunder from conducting any material part of its business for more than ten (10) days;

               (m) there shall occur any material damage to, or loss, or destruction in respect of, the Henderson
          Property (including the Inventory located at the

          Henderson Property), or there shall occur any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which causes, for more than ten (10) consecutive days, the cessa-tion or substantial curtailment of the Borrower's business and would have a material adverse effect on the business, assets or financial condition of the Borrower;

               (n)  there shall occur the loss, suspension,
          termination or revocation of, or failure to renew, any license, permit or agreement in favor of the Borrower or to which the Borrower is a party if such loss, suspension, termination, revocation or failure to renew would have a material adverse effect on the business, assets or financial condition of the Bor-rower;

               (o)  there shall occur a Change of Control;

               (p) notwithstanding the occurrence of the Ef-fective Date, any of the Plan Confirmation Order, the Plan Modification Order, the Lease Assumption Order, the GOB Order or the Exit Facility Order shall be (i) revoked, vacated or reversed or (ii) amended, supplemented or otherwise modified in a manner which conflicts with the Loan Documents or which, in the judgment of the Administrative Agent, is adverse to the rights and interests of the Banks under this Agreement and the other Loan Documents or there shall occur a material default under the Plan which de-fault, in the reasonable opinion of the Administra-tive Agent, would enable the conversion of the Bank-ruptcy Proceeding to a case under Chapter 7 of the Bankruptcy Code or is otherwise adverse to the rights and interests of the Banks under this Agreement or the other Loan Documents;

then, and in any such event, so long as the same may be con-tinuing, the Administrative Agent may, and upon the request of the Majority Banks shall, by notice in writing (an "Accelera-tion") to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Docu-ments and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Sections 13.1(g) or 13.1(h) with respect to the Borrower or a Guarantor, all such amounts shall become immediately due and payable automatically and without any requirement of notice or other act from the Administrative Agent or any Bank.

          2. Termination of Commitments. If any one or more of the Events of Default specified in Section 13.1(g) or Section 13.1(h) shall occur with respect to the Borrower, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrower and the Administrative Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing the Administrative Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Administrative Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower of any of the Obligations.

          3. Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 13.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, pro-ceed to protect and enforce its rights by suit in equity, ac-tion at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any in-strument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the ob-taining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Administrative Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

          4. Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Event of Default and after an Acceleration, the Administrative Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

               (a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been in-curred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent (including fees and expenses of counsel), for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Ad-ministrative Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Col-lateral or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

               (b)  Second, to all other Obligations in ac-
          cordance with clauses (i) through (v) of Section 5.2(b) or in such other order or preference as the Majority Banks may determine; provided, however, that distributions in respect of such Obligations shall be made pro rata among the Banks; and provided, further, that the Administrative Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

               (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Administrative Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the U.C.C.; and

               (d) Fourth, the excess, if any, shall be re-turned to the Borrower or to such other Persons as are entitled thereto.


                         14.  SETOFF.

          Regardless of the adequacy of any collateral, and in addition to and not in limitation of any rights under appli-cable law, during the continuance of any Event of Default, any deposits with or other sums credited by or due from any of the

Banks (including the Administrative Agent) to the Borrower or any Guarantor and any securities or other property of the Bor-rower or any Guarantor in the possession of such Bank may be applied to or set off by such Bank against the payment of Ob-ligations and any and all other liabilities, direct, or indi-rect, absolute or contingent, due or to become due, now exist-ing or hereafter arising, of the Borrower to such Bank and such Bank shall give the Borrower and the Administrative Agent prompt notice following such set off. The Borrower hereby grants to each Bank and the Administrative Agent, as security for the Obligations, a continuing security interest in any and all balances, credits, deposits, accounts and moneys of the Borrower then or thereafter maintained with such Bank or the
Administrative Agent.   Each of the Banks agrees with each other
Bank that if such Bank shall receive (either directly or indirectly) from the Borrower or any Guarantor (whether by voluntary payment, exercise of the right of setoff, counter-claim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liq-uidation, receivership or similar proceedings, or otherwise) any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest. If under any applicable bankruptcy, insolvency or other similar insolvency law, any Bank receives a secured claim in lieu of a setoff to which this Section applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Bank entitled under this Section to share in the benefits of any recovery on such secured claim.


                15.  THE ADMINISTRATIVE AGENT.

          1.  Authorization.

               (a) The Administrative Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and un-der any of the other Loan Documents and any related documents delegated to the Administrative Agent, to-gether with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be im-plied to have been assumed by the Administrative Agent.

               (b) The relationship between the Administrative Agent and each of the Banks is that of an independent contractor. The use of the term "Administrative Agent" is for convenience only and is used to de-scribe, as a form of convention, the independent contractual relationship between the Administrative Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Administrative Agent and any of the Banks.

               (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Administrative Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Administrative Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Administrative Agent as "secured party", "mortgagee", "collateral agent" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations. The Borrower acknowledges and agrees that all liens and security interests granted in favor of the Administrative Agent, whatever its designation, are for the benefit of the Administra-tive Agent, the Facility Agents and the Banks and that the Administrative Agent whatever its designation is a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code.

          2. Employees and Administrative Agent. The Ad-ministrative Agent may exercise its powers and execute its du-ties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Administrative Agent may utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine, and all fees and expenses of any such Persons shall be paid by the Borrower.

          3. No Liability. Neither the Administrative Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or there-with, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Administrative Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence as finally determined by a court of competent jurisdiction.

          4. No Representations. The Administrative Agent shall not be responsible for the execution or validity or en-forceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any cer-tificate or instrument hereafter furnished to it by or on be-half of the Borrower, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrower. The Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

          5.  Payments.

               1. Payments to Administrative Agent. A payment by the Borrower to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Administrative Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Administrative Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

               2. Distribution by Administrative Agent. If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liabil-ity, it may refrain from making such distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Adminis-trative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

               3. Delinquent Banks. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails
          (i) to make available to the Administrative Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of Section 14 with respect to making dispo-sitions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nonde-linquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The De-linquent Bank hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all out-standing Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment or other event causing such delinquency.

          6. Holders of Notes. The Administrative Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

          7. Indemnity. The Banks ratably agree hereby to indemnify and hold harmless the Administrative Agent from and against any and all claims, actions and suits (whether ground-less or otherwise), losses, damages, costs, expenses (including attorneys' fees and any expenses for which the Administrative Agent has not been reimbursed by the Borrower as required under the Loan Documents), and liabilities of every nature and char-acter arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Adminis-trative Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Administrative Agent's willful misconduct or gross negli-gence as finally determined by a court of competent jurisdic-tion.

          8. Administrative Agent as Bank. In its individual capacity, FNBB shall have the same obligations and the same rights, powers and privileges in respect to its Revolving Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Par-ticipations, as it would have were it not also the Administra-tive Agent.

          9. Resignation. The Administrative Agent may resign at any time by giving sixty (60) days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Administrative Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Administrative Agent shall be reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Admin-istrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, ap-point a successor Administrative Agent, which shall be a fi-nancial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the accep-tance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Adminis-trative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Ad-ministrative Agent.

          10. Notification of Defaults and Events of Default. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon receipt of any notice under this Section 15.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

          11. Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be con-tinuing, and whether or not acceleration of the Obligations shall have occurred, the Administrative Agent shall, if (i) so requested by the Majority Banks and (ii) the Banks have pro-vided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Admin-istrative Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and ex-ercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collat-eral. The Majority Banks may direct the Administrative Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnity and hold the Administrative Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accor-dance with such directions, provided that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.


                        16.  EXPENSES.

          The Borrower agrees to pay (i) the costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (ii) any taxes (including any interest and penalties in respect thereto) payable by the Administrative Agent or any of the Banks (other than taxes based upon the Administrative Agent's or any Bank's net income and franchise taxes) on or with respect to the transactions contemplated by this Credit Agreement (the Bor-rower hereby agreeing to indemnify the Administrative Agent and each Bank with respect thereto), (iii) the fees, expenses and disbursements of the Administrative Agent's Special Counsel or any other counsel (including local counsel) to the Facility Agents incurred in connection with the preparation, administra-tion, interpretation and implementation of the Loan Documents and other instruments mentioned herein or the transactions contemplated hereunder (including the letter of credit and other support that may be provided for the benefit of a representative of certain trade creditors of the Borrower and related matters), each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (iv) the fees, expenses and disbursements of the Appraiser, and any other consultant or professional retained by the Administrative Agents or the Facility Agents in connection with the administration, implementation and preparation of the Loan Documents and the transactions contemplated hereby, (v) the fees, expenses and disbursements of the Facility Agents incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering and appraisal charges and environmental assessment and inspection charges and any expenses incurred in connection with periodic commercial finance examinations conducted by any of the Facility Agents or a representative thereof, (vi) any reasonable fees, and costs, expenses and bank charges, including bank charges for returned checks, incurred by the Administrative Agent in establishing, maintaining or handling the Agency Concentration Account, any agency accounts and other deposit or other accounts; (vii) all out-of-pocket expenses (including, without limitation, reason-able attorneys' fees and costs, which attorneys may be employ-ees of the Facility Agents, and consulting, accounting, ap-praisal, investment banking and similar professional fees and charges of professionals retained by the Facility Agents with the consent of the Majority Banks) incurred by the Facility Agents in connection with (A) the enforcement of or preser-vation of rights under any of the Loan Documents against the Borrower or the administration thereof after the occurrence of a Default or Event of Default and (B) any litigation, proceed-ing or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Administrative Agent's rela-tionship with the Borrower and (viii) all fees, expenses and disbursements of the Facility Agents or the Administrative Agent incurred in connection with UCC searches, UCC filings or mortgage recordings. The covenants of this Section 16 shall survive payment or satisfaction of all other Obligations.


                     17.  INDEMNIFICATION.

          In addition to the provisions of Section 16, the Borrower agrees to indemnity and hold harmless the Administrative Agent and each Bank (and each of their re-spective officers, directors, employees, affiliates, agents, attorneys, consultants and controlling persons) from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (i) any actual or proposed use by the Borrower of the proceeds of any of the Loans or Letters of Credit, (ii) the reversal or withdrawal of any provisional credits granted by the Administrative Agent upon the transfer of funds to or from the Agency Concentration Account or other bank agency or accounts or in connection with the provisional honoring of checks or other items, (iii) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Guarantor or the Borrower comprised in the Collateral, (iv) the Guarantor or the Borrower entering into or performing this Credit Agreement or any of the other Loan Documents to which it is a party, (v) with respect to the Guarantor or the Borrower and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, pro-ceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property) and (vi) all matters related to the letter of credit and other support that may be provided for the benefit of a representative of certain trade creditors of the Borrower, in each case including, without limitation, the fees and dis-bursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding absent the gross negligence or willful misconduct of the Administrative Agent or, as the case may be, such Bank, as finally determined by a court of competent ju-risdiction. In litigation, or the preparation therefor, the Banks and the Administrative Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 17 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is per-missible under applicable law. The covenants contained in this
Section 17 shall survive payment or satisfaction in full of all other Obligations.


               18.  SURVIVAL OF COVENANTS, ETC.

          All covenants, agreements, representations and war-ranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto shall be deemed to have been relied upon by the Banks and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Administrative Agent at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contem-plated hereby shall constitute representations and warranties by the Borrower for all purposes of this Credit Agreement.

              19.  ASSIGNMENT AND PARTICIPATION.

          1. Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obli-gations under this Credit Agreement (including all or a portion of its Commitment Percentage and Revolving Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its assigned interest in the risk relating to any Letters of Credit); provided that (i) the Administrative Agent shall have given its prior written consent to such assignment, which consent will not be unreasonably withheld or delayed, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's interests, rights and obligations under this Credit Agreement, (iii) each assignment shall be in a minimum amount of $10,000,000, (iv) each Bank shall retain Loans of at least a $10,000,000 in the aggregate,
(v) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit E hereto (an "Assignment and Acceptance"), together with any Notes subject to such as-signment and (vi) no Bank (except for each of the Facility Agents) may assign any of its Loans unless the Revolving Com-mitment of each Facility Agent in its capacity as a Bank is less than or equal to twenty-five million dollars ($25,000,000) at such time. Upon such execution, delivery, acceptance and re-cording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto (and Schedule
1 shall be deemed amended to reflect such assignment) and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the as-signing Bank shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registra-tion fee referred to in Section 19.3, be released from its obligations under this Credit Agreement.

          2. Certain Representations and Warranties; Limi-tations; Covenants. By executing and delivering an Assignment and Acceptance, the parties thereunder shall be deemed to con-firm to and agree with each other and the other parties hereto as follows:

               (a) other than the representation and warranty that it is the legal and beneficial owner of the in-terest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no represen-tation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connec-tion with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or doc-ument furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage;

               (b) the assigning Bank makes no representation or warranty and assumes no responsibility with re-spect to the financial condition of the Guarantor or the Borrower or any other Person primarily or sec-ondarily liable in respect of any of the Obligations, or the performance or observance by the Guarantor or the Borrower or any other Person primarily or sec-ondarily liable in respect of any of the Obligations or any of their obligations under this Credit Agree-ment or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

               (c) such assignee confirms that it has received a copy of this Credit Agreement, and such other doc-uments and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

               (d)  such assignee will, independently and
          without reliance upon the assigning Bank, the Admin-istrative Agent or any other Bank and based on such documents and information as it shall deem appropri-ate at the time, continue to make its own credit de-cisions in taking or not taking action under this Credit Agreement;

               (e) such assignee represents and warrants that it is an Eligible Assignee;

               (f) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

               (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are re-quired to be performed by it as a Bank;

               (h) such assignee represents and warrants that it is legally authorized to enter into such Assign-ment and Acceptance; and

               (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Let-ters of Credit.

          3. Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive in the absence of manifest error, and the Bor-rower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the as-signing Bank agrees to pay to the Administrative Agent a pro-cessing and registration fee in the sum of $3,000.

          4. New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations or Loans, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. The surrendered Notes shall be cancelled and returned to the Borrower.

          5. Participations. Each Bank may sell partici-pations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (i) each such participation shall be in an amount of not less than $10,000,000, (ii) any such sale or participation shall not af-fect the rights and duties of the selling Bank hereunder to the Borrower, (iii) the selling Bank shall notify the Administra-tive Agent of such participation and the participant on or prior to the effective date thereof and (iv) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights under such participation arrangements to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Revolving Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees, or Letter of Credit Fees to which such participant is entitled or extend any fixed payment date for principal or interest; provided, however, that notwithstanding anything in this Credit Agreement to the contrary, a participant shall not have any voting rights as a Bank with respect to any of the Loan Documents and the sole rights and remedies of any participant in connection with the Loan Documents shall be its rights and remedies against the selling Bank.

          6. Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge, (ii) not to disclose such information to a third party, except as required by law or legal process and
(iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or par-ticipation. The Borrower shall provide such information as is reasonably necessary to enable the Facility Agents to complete any syndication of the Total Revolving Commitment and shall otherwise cooperate in any reasonable manner requested by the Facility Agents in any such syndication.

          7. Assignee or Participant Affiliated with the Borrower. If any assignee Bank is an Affiliate of the Bor-rower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Ad-ministrative Agent pursuant to Section 13.1 or Section 13.2, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans.
If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Administrative Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Section 13.1 or Section 13.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

          8. Miscellaneous Assignment Provisions. Any as-signing Bank shall retain its rights to be indemnified pursuant to Section 17 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Administrative Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this Section 19 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

          9. Assignment by the Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.


                      20.  NOTICES, ETC.

          Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or re-quired to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States regis-tered or certified first class mail, postage prepaid, sent by reputable overnight courier, or sent by telegraph, telecopy or facsimile and confirmed by delivery via courier or postal ser-vice, addressed as follows:

          (a)  if to the Borrower:

          Rose's Stores, Inc.
          218 South  Garnett Street
          Henderson, North Carolina  27536
          Attention:  Chief Executive Office

          Facsimile:  (919) 430-2902

          or at such other address and/or facsimile number for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

          (b)  if to the Administrative Agent,

          The First National Bank of Boston, 01-09-06
          100 Federal Street
          Boston, Massachusetts  02110
          Attention:  Elizabeth A. Ratto, Vice President

          Facsimile:  (617) 434-2309

          or such other address and/or facsimile number for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice;

                              and

               (c) if to any Bank, at such Bank's address set forth on Schedule 1, hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

          Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand or overnight courier to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (ii) if delivered by facsimile to the Person to whom it is directed, at the time of verbal confirmation of the receipt by such Person or the time that the transmitting facsimile device produces a report confirming transmission, and (iii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.


        21.  GOVERNING LAW; SUBMISSION TO JURISDICTION.

          THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPE-CIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW, OTHER THAN NEW YORK STATE GENERAL OBLIGATIONS LAW SECTION 5-1401). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 20. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

          Except as expressly consented in writing by the Banks, the Bankruptcy Court's retention of jurisdiction under the Plan, the Plan Confirmation Order, the Plan Modification Order or otherwise shall not govern the enforcement of the Loan Documents or any Obligations or any rights or remedies relating thereto.


                        22.  HEADINGS.

          The captions in this Credit Agreement are for conve-nience of reference only and shall not define or limit the provisions hereof.

                      23.  COUNTERPARTS.

          This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a sepa-rate counterpart, each of which when executed and delivered shall be an original, and all of which together shall consti-tute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.


                  24.  ENTIRE AGREEMENT, ETC.

          The Loan Documents and any other documents executed in connection herewith or therewith express the entire under-standing of the parties with respect to the transactions con-templated hereby. Neither this Credit Agreement nor any term of any of the Loan Documents may be changed, waived, discharged or terminated, except as provided in Section 26.


                  25.  WAIVER OF JURY TRIAL.

          EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSE-QUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (I) CERTIFIES THAT NO REPRESEN-TATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY BANK OR THE ADMINISTRATIVE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE ADMINISTRATIVE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND
(II) ACKNOWLEDGES THAT THE ADMINISTRATIVE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.


           26.  CONSENTS, AMENDMENTS, WAIVERS, ETC.

          Unless otherwise provided in this Credit Agreement or the other Loan Documents, any consent or approval required or permitted by this Credit Agreement to be given by all of the

Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or obser-vance by the Borrower of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the con-tinuance of any Default or Event of Default may be waived (ei-ther generally or in a particular instance and either retroac-tively or prospectively), with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. The Administrative Agent shall not act to release its lien on any Collateral without the written consent of the Ma-jority Banks. Notwithstanding the foregoing, the rate of in-terest on the Notes (other than interest accruing pursuant to Section 5.11 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), the fixed maturity date of the Notes, the amount of the Revolving Commitments of the Banks, the amount of the commitment fee in Section 2.2 or Letter of Credit Fees hereunder may not be changed without the written consent of each Bank affected thereby; the definitions of Majority Banks, Borrowing Base, Eligible Inventory, Eligible Retail Inventory, Estimated Inventory Proceeds, Effective Borrowing Base Percentage and Estimated Net GOB Realization Percentage may not be amended without the written consent of all of the Banks; and the amount of the Agency Fee or any Letter of Credit Fees payable for the Administrative Agent's account and Section 15 may not be amended without the written consent of the Administrative Agent. Ex-cept for the consent to the use of cash collateral in a bank-ruptcy proceeding, the Administrative Agent shall not release its lien on Eligible Inventory in an amount greater than $10,000,000 without the consent of each Bank. No waiver shall extend to or affect any obligation not expressly waived or im-pair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.


                      27.  SEVERABILITY.

          The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

                       28.  DISCLOSURE.

          Neither the Administrative Agent nor any Bank shall disclose information obtained by the Administrative Agent or such Bank pursuant to this Credit Agreement (unless such in-formation otherwise is or becomes public knowledge) other than disclosures (i) made in accordance with standard and customary banking practices, (ii) to officers and directors, attorneys or other agents, (iii) as required by law or legal practice or (iv) agreed to by the Borrower or the Guarantor or otherwise permitted under this Credit Agreement or otherwise.

           [Remainder of Page Intentionally Omitted]

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.




                                   ROSE'S STORES, INC.

ATTEST:


                                   By:/s/ R. Edward Anderson
                                      Name:R. Edward Anderson
/s/G. Templeton Blackburn, II         Title:  Chairman, President and CEO
      Secretary


[CORPORATE SEAL]

                              THE FIRST NATIONAL BANK OF BOSTON



                              By:/s/ Elizabeth A. Ratto
                                   Name: Elizabeth A. Ratto
                                   Title: Vice President



                              THE CIT GROUP/BUSINESS
                                CREDIT, INC.



                              By: /s/ Christopher MacDonald
                                   Name:Christopher MacDonald
                                   Title: Vice President
                           SECURITY AGREEMENT


          THIS SECURITY AGREEMENT (this "Agreement"), dated as of April 28, 1995, made by Rose's Stores, Inc., a Delaware cor-poration, having its chief executive offices at 218 South Gar-nett Street, Henderson, North Carolina ("Rose's" or the "Bor-rower"), in favor of The First National Bank of Boston ("FNBB"), a national banking association, as administrative agent (hereafter, the "Collateral Agent") for the banks (the "Banks") party to the Credit Agreement referred to below;


                     W I T N E S S E T H :

          WHEREAS, on December 14, 1994, the United States Bankruptcy Court for the Eastern District of North Carolina (the "Bankruptcy Court") confirmed the First Amended Joint Plan of Reorganization of Rose's Stores, Inc. (as modified and restated as the "Modified and Restated First Amended Joint Plan of Reorganization" approved by the Bankruptcy Court on April 24, 1995,the "Plan");

          WHEREAS, in connection with the effectiveness of the Plan, the Borrower, the Banks, the Collateral Agent and FNBB and The CIT Group/Business Credit, Inc. as facility agents have entered into a Revolving Credit Agreement dated as of April 28, 1995 (as amended, restated or otherwise modified from time to time, the "Credit Agreement") pursuant to which the Banks have extended commitments to provide to Borrower a senior secured revolving credit and letter of credit facility, as more spe-cifically set forth in the Credit Agreement;

          WHEREAS, it is a condition to the obligations of the Banks to extend credit under the Credit Agreement and to the effectiveness of the Plan that the Borrower execute this Secu-rity Agreement;

          WHEREAS, the Borrower has duly authorized the execu-tion, delivery and performance of this Agreement and the Credit Agreement and such execution, delivery and performance has been authorized and confirmed pursuant to the Exit Facility Order;

          WHEREAS, the liens granted hereunder are in addition to and not in derogation of the first priority perfected liens in favor of the Collateral Agent in all Collateral and all other assets and property of the Borrower (whether now existing or hereafter acquired) as provided in Section 7.2 of the Plan and in the Exit Facility Order;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and in order to in-duce the Banks to make Revolving Credit Loans to, and to induce the Collateral Agent to issue Letters of Credit on behalf of, and to otherwise extend credit to, the Borrower pursuant to the Credit Agreement and the other Loan Documents and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1.  Defined Terms.  Unless otherwise defined herein,
(i) terms defined in the Credit Agreement are used herein as therein defined and (ii) the following terms shall have the fol-lowing meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

          "Account" shall mean any and all "accounts," as such term is defined in the UCC, including, whether or not included in such definition, all accounts, accounts receivable, other receivables (including receivables from credit card companies, clearing houses or otherwise relating to credit cards), con-tract rights, chattel paper, instruments, documents and notes, whether now owned or hereafter acquired by Borrower and whether or not earned by performance.

          "Account Collateral" means all of the following prop-erty, whether presently existing or hereafter arising or ac-quired:

          (i) all checks, drafts, promissory notes, certifi-cates and other instruments payable to the Borrower or in which the Borrower has any interest;

          (ii) the Agency Concentration Account, all funds and amounts on deposit therein, all obligations of the Col-lateral Agent to the Borrower in respect thereof and all documents, certificates and instruments, if any, from time to time representing or evidencing the Agency Concentra-tion Account, such funds and amounts or such obligations;

          (iii) the Letter of Credit Cash Collateral Account, all funds and amounts on deposit therein, all obligations of the Collateral Agent to the Borrower in respect thereof and all documents, certificates and instruments, if any, from time to time representing or evidencing the Letter of Credit Cash Collateral Account, such funds and amounts or such obligations;

          (iv) all investments of any Borrower in existence from time to time (including without limitation cash equivalent investments) and all certificates and instruments, if any, from time to time representing or evidencing investments;

          (v) all other accounts in any financial institution (other than the Agency Concentration Account and the let-ter of Credit Cash Collateral Account), all funds and amounts on deposit therein and all certificates and in-struments, if any, from time to time representing or evi-dencing such accounts;

          (vi) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and

          (vii) to the extent not covered by clauses (i) through
     (vi) above, all proceeds of any or all of the foregoing
     Account Collateral.

          "Account Debtor" means any Person who is or who may become obligated to Borrower under, with respect to, or on ac-count of an Account.

          "Agreement" means this Security Agreement, as the same may from time to time be amended, modified or supplemented.

          "Chattel Paper" means any "chattel paper," as such term is defined in the UCC, now owned or hereafter acquired by Borrower, wherever located.

          "Collateral" shall have the meaning assigned to such term in Section 2 of this Agreement.

          "Contract" means any contract, undertaking or agree-ment (other than rights evidenced by Chattel Paper, Documents or Instruments), as the same may from time to time be amended or modified, in or under which Borrower may now or hereafter have any right, title or interest, including any agreement se-curing or relating to the terms of payment or the terms of performance of any Account.

          "Copyrights" means all of the following now owned or hereafter acquired by Borrower or used by Borrower under any
License: all copyrights and all semi-conductor chip product mask works, whether registered or unregistered, now or hereafter in force throughout the world, including all of Borrower's right, title and interest in and to all copyrights and mask works registered in the United States Copyright Office or anywhere else in the world, and all applications for registration thereof, whether pending or in preparation, all rights cor-responding thereto throughout the world and all extensions and renewals of any thereof.

          "Default" means any event that with the passage of time, the giving of notice or both would become an Event of Default unless cured or waived as specifically provided in the Credit Agreement.

          "Document" means any "document," as such term is de-fined in the UCC, now owned or hereafter acquired by Borrower, wherever located.

          "Equipment" means any "equipment," as such term is defined in the UCC, now or hereafter owned or acquired by Bor-rower, wherever located, and, in any event, including all ma-chinery, equipment, furnishings, display racks and cases, ve-hicles (including, without limitation, all trucks, trailers, and other motor vehicles), cash registers, computers and other electronic data processing and office equipment, any and all additions, substitutions and replacements of any of the fore-going, together with all attachments, components, parts, equipment and accessories installed thereon and affixed thereto.

          "Fixtures" means any "fixtures," as such term is de-fined in the UCC, now owned or hereafter acquired by Borrower, wherever located.

          "General Intangibles" means any "general intan-gibles," as such term is defined in the UCC, now owned or hereafter acquired by Borrower, and, in any event, including all right, title and interest which Borrower may now or hereafter have in or under any Contract, franchise agreement, development agreement, all customer lists, interests in partnerships, joint ventures and other business associations, licenses, permits, trade secrets, proprietary or confidential information, operating and training manuals, store layouts and designs, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill, all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man, and business interruption insurance, and all unearned premiums), uncertificated securities, deposit accounts, rights to receive tax refunds and other refunds, rebates, payments and rights of indemnification.

          "Goods" means all "goods," as such term is defined in the UCC, now owned or hereafter acquired by Borrower wherever located.

          The words "hereby," "herein," "hereof," "hereunder," and words of similar import refer to this Agreement as a whole (including any amendments, attachments and schedules hereto) and not merely to the specific section, paragraph or clause in which the respective word appears.

          "Instrument" means any "instrument," as such term is defined in the UCC, now owned or hereafter acquired by Bor-rower, wherever located, including all certificated securities and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writ-ings that constitute, Chattel Paper.

          "Inventory Collateral" means all Inventory and, whether or not included in the definition of Inventory in the Credit Agreement, all inventory in all of its forms wherever located, now or hereafter existing, including, without limita-tion, all inventory and any raw materials and work in process therefor, finished goods thereof and materials used or consumed in the manufacture or production thereof, inventory in which the Borrower has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which the borrower has an interest or right as consignee and all inventory which is returned to or repossessed by or on behalf of the Borrower) and all documents related to inventory.

          "Letter of Credit Cash Collateral Account" that cer-tain cash collateral account maintained at the office of the Collateral Agent, subject to the sole dominion and control of the Administrative Agent, in which the Borrower shall deposit amounts required to be deposited in order to secure Letters of Credit in accordance with the terms of the Credit Agreement.

          "License" means any license of rights or interests now held or hereafter acquired by Borrower.

           "Lien" means any lien, encumbrance, mortgage, pledge, charge, restriction, filing or other security interest of any kind.

          "Patents" means all of the following now owned or hereafter acquired by Borrower or used by Borrower under any
License: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and ap-plications in the United States Patent and Trademark Office or in any similar office or agency of any other country, and (ii) all reissues, continuations, continuations-in-part or exten-sions thereof.

          "Pledged Instruments" means all promissory notes and other instruments identified in Schedule I hereto and all other promissory notes and instruments which are delivered by Bor-rower to the Collateral Agent as Pledged Property hereunder.

          "Pledged Property" means all Pledged Instruments and all pledged shares of capital stock, all other securities and equity interests in another Person, and all other instruments which are now being delivered by Borrower to the Collateral Agent or may from time to time hereafter be delivered by Bor-rower to the Collateral Agent for the purpose of pledge under this Agreement or any other Loan Document, and all proceeds (including dividends and other distributions) in respect of any of the foregoing.

          "Proceeds" means "proceeds," as such term is defined in the UCC and, in any event, shall include (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon dispo-sition or otherwise.

          "Trademark Assignment" shall mean the Trademark and License Assignment Agreement(s) made by the Borrower in favor of the Collateral Agent in connection with Trademark Collateral or other intellectual property collateral.

          "Trademark Collateral" means all of the following property of the Borrower, whether presently existing or here-after arising or acquired:

          (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source of busi-ness identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature, all registrations and re-cordings thereof and all applications in connection therewith, including registrations, recordings and ap-plications in the United States Patent and Trademark Of-fice or in any similar office or agency of the United

     States, any State thereof, or any other country or any political subdivision thereof;

          (b) all trademark licenses, including each trademark license;

          (c) all reissues, extensions or renewals of any of the items described in the foregoing clauses (a) and (b);

          (d) all of the goodwill of the business connected with the use of, and symbolized by the items described in, the foregoing clauses (a) and (b); and

          (e) all proceeds of, and rights associated with, the foregoing, including each claim by the Borrower against third parties for past, present or future infringement or dilution of any trademark, trademark registration or trademark license, or for any injury to the goodwill as-sociated with any such trademark, trademark registration, trademark license or trade name.

          "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for pur-poses of definitions related to such provisions.

          2.  Grant of Security Interest.

               (a) To secure the prompt and complete payment and performance when due (whether at stated maturity, by ac-celeration or otherwise) of all the Obligations and all other obligations under the Loan Documents, and to induce the Banks to enter into the Credit Agreement and to extend credit to Borrower in accordance with the terms thereof (including the issuance of Letters of Credit by the Collateral Agent), Bor-rower hereby pledges and assigns to the Collateral Agent (for its benefit in its capacity as Collateral Agent) and for the ratable benefit of the Banks, and hereby grants to the Col-lateral Agent (for its benefit in its capacity as Collateral Agent) and for the ratable benefit of the Banks, a first pri-ority lien and security interest in all of the Borrower's right, title and interest in and to any and all property, assets and things of value of every kind or type, tangible, intangible, real personal and fixed, whether now owned by or owing to, or hereafter acquired by or arising in favor of Borrower (including under any trade names, styles or divisions thereof), and whether owned or consigned by, or leased to Borrower, and regardless of where located (all of which being hereinafter collectively referred to as the "Collateral"), including, without limitation:

                   (i)   all cash of Borrower;

                  (ii)   all Account Collateral of Borrower;

                 (iii)   all Accounts of Borrower;

                  (iv)   all Inventory Collateral of Borrower;

                   (v)   all Equipment of Borrower;

                  (vi)   all General Intangibles of Borrower;

                 (vii)   all Fixtures of Borrower;

                (viii)   all Chattel Paper of Borrower;

                  (ix)   all Contracts of Borrower;

                   (x)   all Documents of Borrower;

                  (xi)   all Instruments of Borrower;

                 (xii)   all other Pledged Property of Bor-
rower, whether now or hereafter delivered to Borrower in con-nection with this Agreement or the Credit Agreement;

                (xiii)   all dividends, distributions, interest
and other payments and rights with respect to any Pledged
Property of the Borrower or any other Collateral;

                 (xiv)   all other Goods and personal property
of Borrower, whether tangible or intangible;

                  (xv)   all software and databases of Bor-
rower, and all Copyrights and Patents;

                 (xvi)   all Trademark Collateral of the
Borrower;

                (xvii)   all aircraft owned by Borrower and all
ground equipment and other equipment related thereto;

               (xviii) all other property and rights of every kind and description and interest therein, now held or hereaf-ter acquired by the Borrower; and

                 (xix)   to the extent not otherwise included,
all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing;

provided, however, that, notwithstanding any provision to the contrary contained in this Agreement, Borrower does not grant, and the Collateral Agent has not taken, a security interest in any Hazardous Substances of Borrower or with respect to which such Borrower may be responsible or liable.

               (b) In addition, to secure the prompt and com-plete payment when due of the Obligations and in order to in-duce the Banks as aforesaid, Borrower hereby grants to the Collateral Agent a security interest in all monies and other property of Borrower held by the Collateral Agent or any Bank in whatever capacity, including all property of every descrip-tion now or hereafter in the possession or custody of, or in transit to, the Collateral Agent, for any purpose, including safekeeping, collection or pledge, for the account of Borrower, or as to which Borrower may have any right or power.

          3. Security for Obligations. The pledge, assignment, lien and security interest granted under this Agreement by the Borrower secures the payment of all Obligations and all other obligations of the Borrower under the Loan Documents, whether for principal, interest, premium, fees, expenses or otherwise. The pledge, assignment, lien and security interest granted hereunder is granted as security only and shall not subject the Collateral Agent to, or in any way alter or modify, any obli-gation or liability of the Borrower with respect to or arising out of any of the Collateral.

          4. Collateral Agent's Rights; Limitations on Col-lateral Agent's Obligations.

               (a) It is expressly agreed by Borrower that, anything herein to the contrary notwithstanding, Borrower shall remain liable under each of its Contracts and each of its Li-censes to observe and perform all the conditions and obliga-tions to be observed and performed by it thereunder and Bor-rower shall be responsible to perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or License. The Collateral Agent shall have no obligation or liability under any Contract or License by reason of or arising out of this Agreement or the granting to the Collateral Agent of a security interest therein or the receipt by the Collateral Agent of any payment relating to any Contract or License pursuant hereto, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of Borrower under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the suf-ficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

               (b) Subject to the requirements of the Credit Agreement, the Collateral Agent authorizes Borrower to collect its Accounts and to receive and hold all receipts in respect of Accounts, and the Collateral Agent may, upon the occurrence and during the continuance of any Default or Event of Default, upon notice to Borrower, limit or terminate said authority at any time. If a Default or an Event of Default has occurred and is continuing, at the request of the Collateral Agent, Borrower shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the sale and delivery of the Inventory or the performance of labor or service which created any Accounts, including all original orders, invoices and shipping receipts; and, prior to the occurrence of a De-fault or an Event of Default, Borrower shall deliver photo-copies thereof to the Collateral Agent at its request.

               (c) the Collateral Agent may at any time notify Account Debtors of Borrower, parties to the Contracts of Bor-rower, obligors in respect of Instruments of Borrower, and ob-ligors in respect of Chattel Paper of the Borrower, that the Accounts and the right, title and interest of Borrower in and under such Contracts, Instruments, and Chattel Paper have been assigned to the Collateral Agent and that payments shall be made directly to the Collateral Agent. Upon the request of the Collateral Agent, Borrower shall so notify such Account Debt-ors, parties and obligors. Upon the occurrence and during the continuance of a Default or an Event of Default, the Collateral Agent may, in its own name or in the name of Borrower, com-municate with such Account Debtors, parties and obligors to verify with such Persons, to the Collateral Agent's satisfac-tion, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

               (d) The Collateral Agent shall have the right at reasonable times to make test verifications of the Accounts and physical verifications and appraisals of the Inventory Collateral and other Collateral in any manner and through any medium that it considers advisable, and Borrower agrees to furnish all such assistance and information as the Collateral Agent or its agents (including the Appraiser) may require, and to pay all expenses incurred by the Collateral Agent, in con-nection therewith. Borrower, at its own expense, shall cause certified independent public accountants satisfactory to the Collateral Agent to prepare and deliver to the Collateral Agent the results of any physical verification of all or any portion of the Inventory Collateral made or observed by such ac-countants.


          5. Representations and Warranties. Borrower repre-sents and warrants that:

               (a) Except for the security interest and Lien granted under this Agreement and for Permitted Liens, Borrower is the sole owner of each item of the Collateral, with good and marketable title thereto free and clear of any and all Liens. No amounts payable under or in connection with any of its Ac-counts or Contracts are evidenced by Instruments which have not been delivered to the Collateral Agent.

               (b) No effective security agreement, financing statement, equivalent security or lien instrument or continua-tion statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by Borrower in favor of the Collateral Agent pursu-ant to the Loan Documents or this Agreement or evidencing Per-mitted Liens.

               (c) The security interest granted to the Col-lateral Agent in the Collateral is a duly perfected, valid and enforceable, non-voidable security interest in favor of the Collateral Agent, for the ratable benefit of the Banks, which Lien and security interest is prior to all other Liens. The Borrower acknowledges and agrees that the Collateral Agent is the representative of the Banks and the other holders of Obli-gations (within the meaning of Sections 1-201(35) and 9-105(m) of the UCC as in effect on the date hereof) and that the grant of a lien and security interest to the Collateral Agent here-under is effective to create a valid and enforceable security agreement in favor of the Collateral Agent in whatever capacity and in favor of all of the Banks as security for all of the Obligations. All of the filing offices in which a financing statement should be filed in order to perfect a security in-terest or Lien in the Collateral are listed on Schedule II hereto. Assuming that form UCC-1 financing statements have been filed in all of the filing offices listed on Schedule II hereto, all action necessary or desirable to protect and perfect such Lien upon and security interest in each item of the Collateral has been duly taken.

               (d)  Schedule I hereto lists all Instruments
(other than checks received in the ordinary course of business and employee receivables in amounts less than $6,000 individu-ally and $25,000 in the aggregate). All action necessary or desirable to protect and perfect the Collateral Agent's Lien upon and security interest in each item set forth on Schedule I and all further actions from time to time deemed reasonably necessary by the Collateral Agent to protect and perfect such security interest will be duly taken upon request of the Col-lateral Agent. The security interest of the Collateral Agent in the Collateral listed on Schedule I hereto is prior to all other Liens.

               (e) Borrower's chief executive office, princi-pal place of business, corporate offices, all stores and ware-houses and the locations of all of its records concerning the Collateral are set forth in Schedule III hereto, and Borrower shall not change the location of such chief executive office, principal place of business, corporate offices, stores or warehouses or remove such records unless it has taken such ac-tion as is necessary to cause the Lien of the Collateral Agent in the Collateral to continue to be perfected to the Collateral Agent's sole satisfaction.

               (f) The amount represented by Borrower to the Collateral Agent from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts of the Borrower will at such time be the correct amount actually and unconditionally owing by such Account Debtors thereunder and are not known by the Borrower to be disputed in whole or in part by such Account Debtor.

               (g) Schedule IV hereto correctly describes all Patents, all items of Trademark Collateral and all Copyrights owned by Borrower or any Subsidiary of Borrower, and all Patent licenses, licenses relating to Trademark Collateral and Copy-right licenses to which Borrower is a party (whether as licen-sor or licensee).

          6. Covenants. Borrower agrees that from and after the date of this Agreement and until the Obligations are fully satisfied:

               (a) Further Assurances; Pledge of Instruments Constituting Collateral. At any time and from time to time, upon the request of the Collateral Agent, and at the sole ex-pense of Borrower, Borrower shall promptly and duly execute and deliver any and all such further instruments and documents (including but not limited to Trademark Assignments) and take such further action as the Collateral Agent may deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, but not limited to (i) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to the Collateral Agent of any License or Contract held by Borrower constituting Collateral, (ii) properly executing and delivering and/or fil-ing any financing or continuation statements under the UCC with respect to the Liens and security interests granted hereunder, under the Plan or under any other Loan Document, (iii) trans-ferring Collateral to the Collateral Agent's possession (if such Collateral consists of Chattel Paper or Instruments, or if a security interest in such Collateral can be perfected only by possession), (iv) placing the interest of the Collateral Agent as lienholder on the certificate of title of any vehicle or aircraft owned by Borrower, and (v) obtaining landlord's agreements acceptable to the Collateral Agent in form and sub-stance. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instru-ment (other than checks collected in the ordinary course of business), such Instrument shall be immediately pledged to the Collateral Agent hereunder, and shall be duly endorsed in a manner satisfactory to the Collateral Agent and delivered to the Collateral Agent.

               (b) Maintenance of Records. Borrower shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. Borrower shall evidence this Agreement in its books and records pertaining to the Collateral to evidence the security interests hereunder. All Chattel Paper constituting Collateral shall be marked with the following legend or such other legend as may be requested by the Collateral Agent: "This writing and the obligations evidenced or secured hereby are subject to the security interest of The First National Bank of Boston, as Collateral Agent." For Collateral Agent's further security, Borrower agrees that the Collateral Agent shall have a special property interest in Borrower's books and records pertaining to the Collateral and, after the occurrence and during the continuance of any Default or Event of Default, Borrower shall deliver and turn over any such books and records to the Collateral Agent or to its representatives at any time on demand of the Collateral Agent. Prior to the occurrence of a Default or an Event of Default, Borrower shall permit any rep-resentative of the Collateral Agent to inspect such books and records and shall provide photocopies thereof to the Collateral Agent upon request.

               (c) Indemnification. In any suit, proceeding or action brought by or against the Collateral Agent relating to any Account, Chattel Paper, Contract, General Intangible, Instrument or Document for any sum owing thereunder, or to en-force any provision of any Account, Chattel Paper, Contract, General Intangible, Instrument, or Document, Borrower shall save, indemnify and keep the Collateral Agent (and all of its officers, directors, affiliates, employees, attorneys and other agents) harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, re-coupment or reduction of liability whatsoever of the obligor thereunder arising out of a breach by Borrower of any obliga-tion thereunder or arising out of any other agreement, indebt-edness or liability at any time owing to, or in favor of, such obligor or its successors from Borrower and all such obliga-tions of Borrower shall be and remain enforceable against, and only against, Borrower and shall not be enforceable against the Collateral Agent or any of the Banks.

               (d) Limitation on Liens on Collateral. Bor-rower shall not create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Permit-ted Liens. Borrower shall further defend the right, title and interest of the Collateral Agent in and to any of Borrower's rights under the Accounts, Chattel Paper, Contracts, Documents, General Intangibles, Instruments and Pledged Property consti-tuting Collateral, and to the Equipment and Inventory consti-tuting Collateral, and in and to the Proceeds thereof, against the claims and demands of all Persons whomsoever.

               (e) Limitations on Modifications of Accounts. After the occurrence and during the continuance of any Default or Event of Default and upon notice to Borrower from the Col-lateral Agent, Borrower shall not (i) grant any extension of the time of payment of any of the Accounts, Chattel Paper, In-struments or amounts due under any Contract or General Intan-gibles constituting Collateral; (ii) compromise or settle the same for less than the full amount thereof; (iii) release, in whole or in part, any Person liable for the payment thereof; or
(iv) allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of Borrower.

               (f) Limitations on Disposition. Borrower shall not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by Section 9.5.2 of the Credit Agreement.

               (g)  Further Identification of Collateral.
Borrower shall, if so requested by the Collateral Agent, fur-nish to the Collateral Agent, as often as the Collateral Agent reasonably requests, statements and schedules further identi-fying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

               (h) Notices. Borrower shall advise the Col-lateral Agent promptly, in reasonable detail, of any Lien, other than Permitted Liens, attaching to or asserted against any of the Collateral.

               (i) Right of Inspection. The Collateral Agent shall at all times have full and free access during normal business hours to all the books and records and correspondence of Borrower, and the Collateral Agent or its representatives (including the Appraiser) may examine the same, take extracts therefrom and make photocopies thereof, and Borrower agrees to render to the Collateral Agent, at Borrower's cost and expense, such clerical and other assistance as may be reasonably re-quested with regard thereto. The Collateral Agent and its representatives (including the Appraiser) shall have the right to enter into and upon any premises where any of the Inventory or Equipment constituting Collateral is located for the purpose of inspecting the same, observing its use or otherwise pro-tecting the Collateral Agent's interests therein.

               (j) Maintenance of Equipment. Borrower shall keep and maintain the Equipment in good operating condition sufficient for the continuation of the business conducted by Borrower on a basis consistent with current practices, and Borrower shall provide or arrange for all maintenance and ser-vice and all repairs necessary for such purpose.

               (k) Continuous Perfection. Borrower shall not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of section 9-402(7) of the UCC or any other then applicable provision of the UCC, unless Borrower shall have given the Collateral Agent at least thirty (30) days prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Collateral Agent to amend such financing statement or continuation statement so that it is not seriously misleading. Borrower shall not change the location of its chief executive office, principal place of business, corporate offices, stores or warehouses or the loca-tion of its records concerning the Collateral without giving thirty (30) days' prior written notice thereof to the Col-lateral Agent and unless all filings have been made under the UCC and other actions taken in order to maintain in favor of the Collateral Agent a valid, legal, enforceable and perfected first priority security interest in all of the Collateral. Without limiting the generality of the foregoing, Borrower shall not permit the movement of any Collateral out of the jurisdictions of the filing offices listed on Schedule II hereof or permit any other movement of Collateral which would have the effect of impairing in any manner (either immediately or with the lapse of any time period) the Collateral Agent's lien and security interest in such Collateral without providing 30 days' prior written notice thereof to the Collateral Agent and unless all filings have been made under the UCC and other actions taken in order to maintain in favor of the Collateral Agent a valid, legal, enforceable and perfected first priority security interest in such Collateral.

               (l)  Trademark Collateral and Copyrights.

                    (i)  Borrower shall notify the Collateral
Agent immediately if it knows or has reason to know that any application or registration relating to any item of Trademark Collateral or any Copyright that is material to the conduct of Borrower's business may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or determination or development in, any proceeding in the United States Patent and Trademark Office, the United States

Copyright Office or any court) regarding Borrower's ownership of any item of Trademark Collateral or any Copyright that is material to the conduct of Borrower's business, its right to register the same, or to keep and maintain the same.

                    (ii)  In no event shall Borrower, either
itself or through any agent, employee, licensee or designee, file an application for the registration of any item of Trade-mark Collateral with the United States Patent and Trademark office, or of any Copyright with the United States Copyright Office, or any similar office or agency in any other country or any political subdivision thereof, without giving the Col-lateral Agent prior written notice thereof, and, upon request of the Collateral Agent, Borrower shall execute and deliver any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent's security interest in such item of Trademark Collateral or such Copyright and the General Intangibles, including, with respect to Trademarks owned by Borrower, all goodwill of Borrower, re-lating to the foregoing or represented thereby.

                    (iii)  Borrower shall take all reasonable
and necessary action to maintain and pursue each application, to obtain the relevant registration, and to maintain the reg-istration, of each item of Trademark Collateral and each Copy-right which is owned by Borrower and which is material to the conduct of Borrower's business, including the filing of ap-plications for renewal, affidavits of use, affidavits of non-contestability and opposition and interference and cancellation proceedings.

                    (iv)  In the event that any item of the
Trademark Collateral or any Copyright owned by Borrower that is material to the conduct of Borrower's business is infringed, or misappropriated or diluted by a third party, Borrower shall notify the Collateral Agent promptly after Borrower learns thereof and shall, upon reasonable request by the Collateral Agent, promptly sue for infringement, misappropriation or di-lution and to recover any and all damages for such infringe-ment, misappropriation or dilution, and shall take such other actions as the Collateral Agent shall reasonably deem ap-propriate under the circumstances to protect such Trademark or Copyright.

          7.  Collateral Agent's Appointment as Attorney-in-
Fact.

               (a) The Borrower hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and law-ful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in the Collateral Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to ex-ecute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby grants to the Collateral Agent the power and right, on behalf of Borrower, without notice to or assent by Borrower to do the following:

                   (i)   in the name of Borrower, in its own
name or otherwise, take possession of, endorse and receive payment of any checks, drafts, notes, acceptances, or other Instruments for the payment of monies due under any Collateral;

                  (ii)   continue or obtain any insurance re-
quired pursuant to the terms of the Credit Agreement or this Agreement, and pay all or any part of the premiums therefor and the costs thereof;

                 (iii)   receive payment of any and all monies,
claims, and other amounts due or to become due at any time arising out of or in respect of any Collateral;

                  (iv)   after and during the continuance of a
Default or Event of Default, ask, demand, collect, receive and give acquittances and receipts for any and all money due or to become due under any Collateral, and take ownership and control of any and all lock boxes and other depository accounts by written notice to any bank or other institution maintaining such lock boxes or other depository accounts;

                   (v)   pay or discharge taxes, liens, secu-
rity interests, or other encumbrances levied or placed on or threatened against the Collateral;

                  (vi)   direct any party liable for any pay-
ment under or in respect of any of the Collateral to make pay-ment of any and all monies due or to become due thereunder, directly to the Collateral Agent or as the Collateral Agent shall direct;

                 (vii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse re-ceipts, drafts against debtors, assignments, verifications, letter of credit documents and notices in connection with ac-counts and other Documents constituting or related to the Col-lateral;

                (viii) after and during the continuance of a Default or Event of Default, settle, compromise or adjust any suit, action, or proceeding with respect to the Collateral and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate;

                  (ix)   after and during the continuance of a
Default or Event of Default, file and vote any claim or take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such monies due under any Collateral whenever payable;

                   (x)   commence and prosecute any suits, ac-
tions or proceedings at law or in equity in any court of com-petent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Col-lateral;

                  (xi)   defend any suit, action or proceeding
brought against Borrower with respect to any Collateral if Borrower does not defend such suit, action or proceeding or if the Collateral Agent believes that Borrower is not pursuing such defense in a manner that will maximize the recovery with respect to such Collateral;

                 (xii) after and during the continuance of a Default or Event of Default, license or, to the extent per-mitted by an applicable License, sublicense, whether general, specific or otherwise, and whether on an exclusive or non-exclusive basis, any Patent, trademark or Copyright throughout the world for such term or terms, on such conditions and in such manner as the Collateral Agent shall, in its sole discretion, determine; and

                (xiii) sell, transfer, pledge, repair, make any agreement with respect to, or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and Borrower's expense, at any time, or from time to time, all acts and things which the Collateral Agent reasonably deems necessary or advisable to perfect, preserve, or realize upon the Collateral and the Col-lateral Agent's Lien therein in order to effect the intent of this Agreement, all as fully and effectively as Borrower might do.

               (b)  Borrower hereby ratifies, to the extent
permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted herein is a power coupled with an interest and shall be irrevocable until the Obligations are paid in full in cash.

               (c) The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Collateral Agent and the Banks in the Collateral and shall not impose any duty upon the Collateral Agent or the Banks to exercise any such powers. The Collateral Agent and the Banks shall be accountable only for amounts that it actually receives in cash as a result of the exercise of such powers and neither they nor any of their officers, directors, employees, agents or representatives shall be responsible to Borrower for any act or failure to act, except for its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

               (d)  Borrower also authorizes the Collateral
Agent, at any time and from time to time upon the occurrence and during the continuance of any Default or Event of Default, (i) to communicate in its own name with any party to any Contract constituting Collateral with regard to the assignment of the right, title and interest of Borrower in and under the Con-tracts and other matters relating thereto and (ii) to execute, in connection with the sale or disposition of any Collateral any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          Section 8. Collateral Agent May Perform. If the Borrower fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause to be performed, the matters covered by such agreement or covenant, and the ex-penses of the Collateral Agent in connection therewith (in-cluding, without limitation, attorneys' fees and disbursements) shall be payable by the Borrower.

          Section 9. Agency Concentration Account; Letter of Credit Cash Collateral Account. (a) The Collateral Agent shall establish at its office at 100 Federal Street, Boston, Massachusetts O2110, under its exclusive dominion and control and in its name, a special account as the Agency Concentration Account and a special account as the Letter of Credit Cash Collateral Account. All amounts on deposit in the Agency Con-centration Account and the Letter of Credit Cash Collateral Account shall be for the exclusive benefit and under the ex-clusive control of the Collateral Agent. The Collateral Agent shall have the exclusive right of withdrawal over the Agency Concentration Account and the Letter of Credit Cash Collateral Account.

          (b) Upon the termination of each Letter of Credit which is cash collateralized in the Letter of Credit Cash Col-lateral Account on its expiry date or upon the return or can-cellation of such Letter of Credit along with instruments ter-minating the Letter of Credit in a form acceptable to the Col-lateral Agent, the Collateral Agent shall forthwith release from the Letter of Credit Cash Collateral Account an amount equal to the undrawn amount of such Letter of Credit plus any income earned thereon less all letter of credit fees and other amounts due and payable to the Collateral Agent or the Banks under the Loan Documents.

          (c) Funds held in the Agency Concentration Account or the Letter of Credit Cash Collateral Account shall not be commingled with other funds of the Borrower or any other per-son.

          10. Performance by the Collateral Agent of Borrower's Obligation. If Borrower fails to perform or comply with any of its agreements contained herein or in any other Loan Document, and the Collateral Agent, as provided for by the terms of this Agreement, or in any other Loan Document, shall itself perform or comply, or otherwise cause performance of or compliance with such agreement, the expenses, including attorneys' fees, of the Collateral Agent incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect under the Credit Agreement, shall be pay-able by Borrower to the Collateral Agent on demand or as a Re-volving Credit Loan (at the Collateral Agent's option) and shall constitute Obligations.

          11.  Execution of Financing Statements. Pursuant to
Section 9-402 of the UCC, the Borrower authorizes the Col-lateral Agent to file financing statements with respect to the Collateral without the signature of the Borrower in such form and in such filing offices as the Collateral Agent determines appropriate to perfect or protect the security interests of the Collateral Agent and the Banks. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

          12.  Remedies, Rights Upon Default.

               (a) If any Event of Default shall occur, the Collateral Agent may exercise in addition to all other rights and remedies granted to it under this Agreement, the Credit Agreement, the other Loan Documents and under any other in-strument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or that may otherwise be available at law or in equity, all of which rights and remedies shall be cumulative and non-exclusive to the fullest extent permitted by applicable law. Without limiting the generality of the foregoing, Borrower ex-pressly agrees that in any such event the Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Borrower or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent per-mitted by the UCC and other applicable law), may forthwith en-ter upon the premises of Borrower where any Collateral is lo-cated through self-help, without judicial process, without first obtaining a final judgment or giving Borrower notice and opportunity for a hearing on the Collateral Agent's claim or the Collateral Agent's action, and without paying rent to Borrower, and collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales (including pursuant to Final GOB Sales), at any exchange or broker's board or at any of the Collateral Agent's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to credit bid all or any amount of the Obligations and to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Borrower hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Borrower agrees that, as between Borrower and the Collateral Agent, the Collateral Agent shall have the right to conduct such sales on Borrower's premises or elsewhere (including pursuant to Final GOB Sales) and shall have the right to use Borrower's premises without charge for such sales for such time or times as the Collateral Agent deems necessary or advisable.

          Borrower agrees that it shall not interfere with or hinder in any way the Collateral Agent's right and ability un-der the terms of this Agreement, any other Loan Document, and applicable law to perfect its liens and security interests in any item of Collateral, to enforce its liens and security in-terests in any part of the Collateral, and to realize upon the Collateral.

          Borrower further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Borrower's premises or else-where. Until the Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, the Collateral Agent shall have the right to use or operate Collateral, or any part thereof, to the extent that it deems appropriate for the pur-pose of preserving Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent. The Col-lateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to en-force any of the Collateral Agent's remedies with respect to such appointment. The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropria-tion, realization or sale, as provided in the Credit Agreement and hereof, Borrower remaining liable for any deficiency re-maining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-504(l)(c) of the UCC, need the Collateral Agent account for the surplus, if any, to Borrower. Borrower agrees that five (5) days' prior notice by the Collateral Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Borrower shall remain liable for any defi-ciency if the proceeds of any sale or disposition of the Col-lateral are insufficient to pay all amounts to which the Col-lateral Agent is entitled, Borrower also being liable for any attorneys' fees, brokers' fees, fees of an inventory disposi-tion specialist and other fees and expenses incurred by the Collateral Agent to collect such deficiency.

               (b) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of Collateral consisting of securities (as de-fined by federal or state law) may be effected, Borrower agrees that upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may, from time to time, attempt to sell all or any part of such Collateral by means of a private placement restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution and otherwise ensure that a sale to such prospective purchasers will not violate applicable federal or state securities laws. In so doing, the Collateral Agent may solicit offers to buy such Collateral, or any part of it, for cash, from a limited number of investors deemed by the Collateral Agent to be responsible parties who might be interested in purchasing such Collateral.

               (c) Borrower agrees to pay any and all costs of the Collateral Agent, including attorneys' fees, incurred in connection with the enforcement of any of its rights and rem-edies hereunder.

               (d) Except as otherwise specifically provided herein, Borrower hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Col-lateral.

               (e)  All cash Proceeds received by the Col-
lateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, may in the discretion of the Collateral Agent, be held by the Col-lateral Agent as Collateral for, and/or then or at any time thereafter applied (after payment to the Collateral Agent of an amount sufficient to pay in full the expenses of the Collateral Agent in connection with such sale, collection or other real-ization, including all expenses, liabilities and advances in-curred or made by the Collateral Agent in connection therewith, including attorneys' fees) in whole or in part by the Col-lateral Agent against all or any part of the Obligations in such order, not inconsistent with the terms of the Credit Agreement, as the Collateral Agent, shall elect. Any surplus of such cash or cash Proceeds held by the Collateral Agent and remaining after payment in full of all the Obligations shall be paid over to Borrower or to whomsoever may be lawfully entitled to receive such surplus.

               (f) For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 12 at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, Borrower hereby irrevocably grants to the Collateral Agent the right (exercisable without payment of royalty or other compensation to Borrower) to use, license or sublicense any Patent, item of Trademark Collateral, Copyright or trade secret, now owned or hereafter acquired by Borrower, and wherever the same may be located, and including in such right reasonable access to all media in which any of the foregoing items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof, provided that, with respect to any item of Trademark Collateral, such item shall be used by the Collateral Agent only in conjunction with the types of goods and services then being or theretofore having been offered by Bor-rower in respect of such item of Trademark Collateral.

               (g)  With respect to Collateral located in North
Carolina, the Collateral Agent may elect to proceed as provided in North Carolina General Statute Section 25-9-601, et seq.

          13. Limitation on Collateral Agent's Duty in Respect of Collateral. The Collateral Agent shall use reasonable care with respect to the Collateral in its possession or under its control. The Collateral Agent shall be deemed to have exer-cised reasonable care in the custody and preservation of the Collateral in its possession or under its control if the Col-lateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being under-stood that the Agent shall not have any responsibility or li-ability for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Col-lateral Agent has or is deemed to have knowledge of such mat-ters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral, or (iii) the collection of any proceeds or by reason of any invalidity, lack of value or uncollectability of any of the payments re-ceived by it from obligors or otherwise. The Collateral Agent shall not have any other duty as to any Collateral in its pos-session or control or in the possession or control of any agent or nominee of the Collateral Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

          14. Notices. Except as otherwise provided herein, whenever it is provided that any notice, demand, request, con-sent, approval declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declara-tion or other communication shall be in writing and shall be delivered in the manner provided in the Credit Agreement. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication shall in no way adversely affect the effectiveness of such no-tice, demand, request, consent, approval, declaration or other communication.

          15. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the re-maining provisions hereof, and any such prohibition or unen-forceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          16. No Waiver; Cumulative Remedies. The parties shall not by any act, delay, omission or otherwise be deemed to have waived any of their respective rights or remedies hereun-der, and no waiver by any party shall be valid unless in writ-ing, signed by such party, and then only to the extent therein set forth. A waiver by any party of any right or remedy here-under on any one occasion shall not be construed as a bar to any right or remedy which such party would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Collateral Agent, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Agreement may be waived, altered, modi-fied or amended except by an instrument in writing, duly ex-ecuted by the Collateral Agent and Borrower.

          17. Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any ap-plicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable manda-tory provisions of law that may be controlling and to be lim-ited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered, or filed under the provi-sions of any applicable law.

          18. Successor and Assigns. This Agreement and all obligations of Borrower hereunder shall be binding upon the successors and assigns of Borrower (which successors and as-signs shall include a trustee in bankruptcy for Borrower), and shall, together with the rights and remedies of the Collateral Agent hereunder, inure to the benefit of the Collateral Agent and its successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the security interest granted to the Collateral Agent hereunder. Without limiting the foregoing, any Bank may assign or otherwise transfer any Note, Loan, participation in a Letter of Credit or other Obligation held by it to any other Person, in accordance with the terms of the Credit Agreement as applicable, and such other Person, to the extent that it is a Bank, shall thereupon become vested with all the benefits in respect thereof granted herein or otherwise. Borrower may not assign, sell or otherwise transfer an interest in this Agree-ment.

          19. Mortgages. In the event that any of the Col-lateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of fixtures and leases, letting and licenses of, and contracts and agreements relating to the lease of real property, and the terms of this Agreement shall be controlling in the case of all other Collateral.

          20. Acknowledgment of Liens. The Borrower acknowl-edges and agrees that the liens and security interests granted to the Collateral Agent hereunder for the benefit of the Banks are in addition to and not in any way in derogation of the liens and security interests granted to the Collateral Agent and the Banks (as "Post-Effective Date Financing Lenders") pursuant to
Section 7.2 of the Plan and in the Exit Facility Order and that the liens and security interests granted pursuant to Section
7.2 of the Plan and the Exit Facility Order are valid and perfected first priority security interests.

          21. Security Interest Absolute. All rights and se-curity interests of the Collateral Agent hereunder, and all obligations of each Borrower hereunder, shall be absolute and unconditional, irrespective of:

          (i) any lack of validity or enforceability of the Credit Agreement or any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of, or any consent to any departure from, the Credit Agreement or any other Loan Document;

          (iii) any exchange or release of, or any non-perfection of any security interest in, any of the Col-lateral or any other collateral for the Obligations, or any release, amendment or waiver of, or consent to any departure from, any provision of the Credit Agreement or any guaranty or security for all or any of the Obliga-tions; or

          (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or any security interest granted hereunder or under any other Loan Document other than payment in full in cash of the Obligations to the extent any such payment has not been returned to the Borrowers, their successors, transferees or assigns.

          22. Further Indemnification. Borrower agrees to pay, and to hold the Collateral Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement

          23. GOVERNING LAW; CONSENT TO JURISDICTION. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS,
IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALID-ITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE
TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD
TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS (OTHER THAN NEW YORK STATE GENERAL OBLIGATIONS LAW SECTION 5-1401), AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER CONSENTS TO PERSONAL JURISDICTION, WAIVES ANY OBJECTION AS TO JURISDICTION OR VENUE, OR FORUM NON CONVENIENS, AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE,
IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. SERVICE OF PRO-CESS ON BORROWER OR THE COLLATERAL AGENT IN ANY ACTION ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS SHALL BE EF-FECTIVE IF MAILED TO SUCH PARTY AT THE ADDRESS LISTED IN THE CREDIT AGREEMENT. NOTHING HEREIN SHALL PRECLUDE THE COLLATERAL AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.

          24. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          25. Agreement as Mortgage of Personal Property. This Security Agreement may be registered with the appropriate of-fice of the Register of Deeds in North Carolina as provided for in N.C.G.S. Section 47-20.2 and shall constitute a "mortgage of personal property" as described in N.C.G.S. Section 47-20 et seq.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.




Attest:                            ROSE'S STORES, INC.



__________________                 By:
Secretary                             Name:
                                      Title:

[seal]

                             THE FIRST NATIONAL BANK OF BOSTON
                              as Collateral Agent



                              By:
                                 Name:
                                 Title:

STATE OF                 )
                         )    ss.
COUNTY OF                )


          On this ____ day of April, 1995, before me personally came ______________________________ to me known, who being by me duly sworn, did depose and say that he resides at _________________________________, that he is a _____________
_____________________ of ________________________________, one
of the corporations described in and which executed the within instrument, and that he signed his name thereto by authority of the Board of Directors of said corporations.



                              _________________________________
                                        Notary Public

STATE OF                 )
                         )    ss.
COUNTY OF                )


          On this ____ day of April, 1995, before me personally came ______________________________ to me known, who being by me duly sworn, did depose and say that he resides at _________________________________, that he is a _____________
_____________________ of ________________________________, one
of the corporations described in and which executed the within instrument, and that he signed his name thereto by authority of the Board of Directors of said corporations.



                              _________________________________
                                        Notary Public

                                                   REVOLVING CREDIT NOTE



$62,500,000                               April 28, 1995


          FOR VALUE RECEIVED, the undersigned ROSE'S STORES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of THE FIRST NATIONAL BANK OF BOSTON, a national banking association (the "Bank") at the head office of The First National Bank of Boston, as administrative agent for the Banks under the Credit Agreement referred to below (in such capacity, and including any successors to The First National Bank of Boston, as administrative agent, the "Administrative Agent") at 100 Federal Street, Boston, Massachusetts:

          (a) on April 30, 1998, and from time to time at the times provided in the Credit Agreement defined below, the principal amount of SIXTY TWO MILLION, FIVE HUNDRED THOUSAND DOLLARS ($62,500,000) or, if less, the aggregate outstanding unpaid principal amount of Revolving Credit Loans advanced by the Bank to the Borrower pursuant to the Revolving Credit Agreement dated as of April 28, 1995 (as the same may be amended, modified, supplemented and in effect from time to time, the "Credit Agreement"), among the Borrower, the Bank, the other Banks party thereto, the Administrative Agent and the Facility Agents; and

          (b) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the maturity date hereof, and, if unpaid on the maturity date hereof, interest on the principal balance hereof after the maturity date hereof, all at the times and at the rate provided in the Credit Agreement.

          This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement, the Security Documents and the other Loan Documents, including the benefits of the collateral security provided thereunder, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

          All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America in immediately available funds.

          The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on the grid at-tached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Revolving Credit Loans shall be, absent manifest error, prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

          The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

          If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be de-clared due and payable in the manner and with the effect pro-vided in the Credit Agreement.

          No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

          The Borrower and every endorser of this Note or the obligation represented hereby waives presentment, demand, no-tice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or en-forcement of this Note, and assents to any extension or post-ponement of the time of payment or any other indulgence to any substitution, exchange or release of collateral and to the ad-dition or release of any other party or person primarily or secondarily liable.

          THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HERE-UNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT RE-GARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREUNDER (OTHER THAN NEW YORK STATE GENERAL OBLIGATIONS LAW Section 5-1401).
THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN Section
20 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OB-JECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

          IN WITNESS WHEREOF, the undersigned has caused this Revolving Credit Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.


Attest:                            ROSE'S STORES, INC.



__________________                 By:
Secretary                          Name:
                                   Title:


[Corporate Seal]

_
_                                          Amount of  Balance of            _
_           Amount     Type     Interest   Principal   Principal   Notation _
_  Date     of Loan   of Loan    Period     Paid or     Unpaid     Made By: _
_                                           Prepaid                         _
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
                     REVOLVING CREDIT NOTE



$62,500,000                               April 28, 1995


          FOR VALUE RECEIVED, the undersigned ROSE'S STORES,
INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC. (the "Bank") at the head office of The First National Bank of Boston, as administrative agent for the Banks under the Credit Agreement referred to below (in such capacity, and including any successors to The First National Bank of Boston, as administrative agent, the "Administrative Agent") at 100 Federal Street, Boston, Massachusetts:

          (a) on April 30, 1998, and from time to time at the times provided in the Credit Agreement defined below, the principal amount of SIXTY TWO MILLION, FIVE HUNDRED THOUSAND DOLLARS ($62,500,000) or, if less, the aggregate outstanding unpaid principal amount of Revolving Credit Loans advanced by the Bank to the Borrower pursuant to the Revolving Credit Agreement dated as of April 28, 1995 (as the same may be amended, modified, supplemented and in effect from time to time, the "Credit Agreement"), among the Borrower, the Bank, the other Banks party thereto, the Administrative Agent and the Facility Agents; and

          (b) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the maturity date hereof, and, if unpaid on the maturity date hereof, interest on the principal balance hereof after the maturity date hereof, all at the times and at the rate provided in the Credit Agreement.

          This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement, the Security Documents and the other Loan Documents, including the benefits of the collateral security provided thereunder, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

          All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America in immediately available funds.

          The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on the grid at-tached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Revolving Credit Loans shall be, absent manifest error, prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

          The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

          If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be de-clared due and payable in the manner and with the effect pro-vided in the Credit Agreement.

          No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

          The Borrower and every endorser of this Note or the obligation represented hereby waives presentment, demand, no-tice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or en-forcement of this Note, and assents to any extension or post-ponement of the time of payment or any other indulgence to any substitution, exchange or release of collateral and to the ad-dition or release of any other party or person primarily or secondarily liable.

          THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HERE-UNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT RE-GARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREUNDER (OTHER THAN NEW YORK STATE GENERAL OBLIGATIONS LAW Section 5-1401).
THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN Section
20 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OB-JECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

          IN WITNESS WHEREOF, the undersigned has caused this Revolving Credit Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.


Attest:                            ROSE'S STORES, INC.



__________________                 By:
Secretary                             Name:
                                      Title:


[Corporate Seal]

_                                          Amount of  Balance of            _
_           Amount     Type     Interest   Principal   Principal   Notation _
_  Date     of Loan   of Loan    Period     Paid or     Unpaid     Made By: _
_                                           Prepaid                         _
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_         _         _          _         _           _           _          _

NORTH CAROLINA                                  DEED OF TRUST,
                                           ASSIGNMENT OF RENTS
VANCE COUNTY                            AND SECURITY AGREEMENT


          THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (the "Mortgage" or "Deed of Trust"), is made as of the day of April, 1995, by and among ROSE'S STORES, INC., a Delaware corporation whose address is 218 South Garnett Street, Henderson, North Carolina 27536 ("Mortgagor"); SPRUILLCO, LTD., whose address is P.O. Box 10096, Raleigh, North Carolina 27605 ("Trustee"); THE FIRST NATIONAL BANK OF BOSTON ("FNBB"), as Administrative Agent and as a "Bank" under the Revolving Credit Agreement dated the date hereof among Mortgagor, FNBB and The CIT Group/Business Credit, Inc. (as from time to time amended, modified, supplemented, restated or assigned the "Loan Agree-ment"), whose address is 100 Federal Street, Boston, Massachu-setts 02110; and THE CIT GROUP/BUSINESS CREDIT, INC., as a "Bank" under the Loan Agreement, whose address is 1211 Avenue of the Americas, New York, New York 10036 ("CIT; FNBB and CIT are hereinafter referred to collectively as the "Banks", and are also referred to herein collectively as "Mortgagee" or "Beneficiary").


                     W I T N E S S E T H:

          WHEREAS, the Banks have agreed to make loans to, and issue letters of credit on behalf of, Mortgagor in the ag-gregate principal sum of up to $125,000,000.00 (the "Loan") pursuant to the Loan Agreement, the provisions of which are incorporated herein by reference as if fully set forth herein (capitalized terms employed herein without definition have the meaning specified in the Loan Agreement); and

          WHEREAS, Mortgagor has executed and delivered to each Bank a Revolving Credit Note in the amount of the Revolving Credit Commitment of such Bank and in the aggregate principal amount of $125,000,000 for all of the Banks to evidence the Loan (as from time to time amended, modified, supplemented, extended or replaced, individually, a "Note" and collectively, the "Notes"); and

          WHEREAS, Mortgagor is the owner of the land situated in Vance County, North Carolina, and more particularly de-scribed on Exhibit A attached hereto and made a part hereof (the "Real Property"), together with all buildings and other improvements located thereon and appurtenances thereto, and Mortgagor desires to grant to Beneficiary, in its capacity as Administrative Agent for itself and the other Banks under the Loan Agreement, a security interest in the same.

          NOW, THEREFORE, in consideration of the indebtedness herein recited, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Mort-gagor has bargained and sold and by these presents does hereby give, grant, bargain, sell, convey, remise, assign, release, set over, pledge and otherwise transfer unto Trustee, its suc-cessors and assigns, in trust, with power of sale, the follow-ing property, rights, privileges and franchises, whether now owned or hereafter acquired:

          1. The Real Property and appurtenances thereof and thereto, together with all buildings and improvements of every kind and description now or hereinafter erected or placed thereon and all fixtures attached to or contained in and used in connection therewith, including, but not by way of limita-tion, all shades, wall-to-wall carpeting, screens and screen-ing, awnings, plants, shrubs, landscaping, fences, elevators, plumbing material, gas, electric and electronic equipment, and all solar, thermal, wind, heating, cooling, air conditioning and lighting fixtures, equipment and apparatus now or hereafter attached to or used in connection with the Real Property and improvements thereon, together with all additions, accessions, spare parts, fittings, special tools, renewals, replacements and substitutions of all or any part thereof (and all other items of property of the same class whether now owned or here-after acquired) as well as the proceeds thereof (including in-surance proceeds) (collectively, the "Improvements") (the Real Property and Improvements shall be collectively referred to as the "Premises");

          2. All licenses, permits, estates, interests or other claims, both in law and in equity, which Mortgagor now has or may hereafter acquire regarding the Premises;

          3. All easements, rights-of-way and rights used in connection with the Premises or as a means of access thereto, and all tenements, hereditaments and appurtenances thereof and thereto, and all water rights related to the Premises;

          4. All awards and proceeds of condemnation or in-surance for the Real Property and Improvements or the Personal Property or any part thereof to which Mortgagor is entitled for any taking of or casualty to all or any part of the Real Prop-erty and Improvements or Personal Property (as hereinafter de-fined in paragraph 6) by condemnation or exercise of the right of eminent domain or casualty;

          5. All leases, subleases, rents, issues, revenues, royalties, rights, accounts, proceeds, fees and profits of the Premises, including but not limited to, all amounts generated from the business operations located on the Premises, and all estate, right, title and interest of every nature whatsoever of Mortgagor in and to the same, and leases, subleases and tenan-cies concerning the same (sometimes referred to herein as "Revenues"); and

          6. A security interest in any and all fixtures, machinery, equipment, furnishings, and other similar articles of tangible personal property now owned or hereafter acquired by Mortgagor attached to, located on, contained in, or used exclusively in connection with the Premises, or any portion thereof, and all renewals or replacements thereof or articles in substitution thereof, or accessions thereto, whether or not the same are or shall be attached to the Premises in any man-ner, whether now owned or hereafter acquired by Mortgagor, to-gether with all proceeds of the foregoing.

          The items of personal property described in para-graphs 1-6 above are hereinafter collectively referred to as the "Personal Property". The property, rights, estates, and leases described in paragraphs 1 through 6 above, including the Personal Property and the Premises, are hereinafter col-lectively referred to as the "Mortgaged Property."

          TO HAVE AND TO HOLD the Mortgaged Property, with the appurtenances thereof, unto Trustee, its successors and as-signs, in trust, however, for the uses and purposes herein set forth.

          Mortgagor covenants, warrants and agrees with Trustee and Mortgagee as follows:


                           ARTICLE I

                      OBLIGATIONS SECURED

          1    The Obligations.  This Deed of Trust is executed
to secure the following: (i) the repayment of all sums due under the Notes, (ii) the payment of the Mortgagor's reim-bursement obligations, whether contingent or matured, to the Banks under the Loan Agreement in connection with Letters of Credit issued under the Loan Agreement for the account of Mortgagor, (iii) the payment and performance of the covenants and agreements contained in the Loan Agreement, the Notes, this Deed of Trust and all other agreements executed in connection with the Loan (collectively the "Loan Documents"), and (iv) the payment of all additional sums as herein provided and agreed to be made by or on behalf of Mortgagor, plus any sums advanced or expended by Mortgagee to protect the security for the Loan.

          2 Future Advances Secured. This Deed of Trust secures all present and future indebtedness owing by Mortgagor under the Loan Documents. The amount of present obligations secured by this Deed of Trust is $000,000,000.00 and the maxi-mum principal amount of present and future obligations which may be incurred under the Loan Documents and secured by this Deed of Trust at any one time is $125,000,000.00. All such future obligations shall be incurred on or before April 30, 1998, unless the time for incurring such obligations is extended to a date which, in no event, will be later than 15 years from the date hereof. Pursuant to the provisions of N.C.G.S. Section 45-67 et seq., this Deed of Trust secures the making of present and future advances incurred hereunder. All principal sums to be advanced under the Loan (including reimbursement obligations under Letters of Credit) shall be evidenced by the Notes, and the final payment date, which if not sooner paid and if payment thereof is not extended, shall be April 30, 1998.


                          ARTICLE II

             COVENANTS AND AGREEMENTS OF MORTGAGOR
1.
          1 Payment of Secured Obligations. Mortgagor shall pay when due the principal of, and the interest on, the in-debtedness evidenced by the Notes, all charges and fees secured by this Mortgage and shall otherwise comply with all terms of the Loan Documents.

          2 General Warranty of Title. Mortgagor covenants with Mortgagee that it is seized of the Mortgaged Property in fee simple and has good right to bargain and sell the same in the manner and form as is above written, and that the same is free from all encumbrances whatsoever except those easements and exceptions listed in the lender's title insurance policy delivered to Mortgagee in connection with the Loan, which is hereby incorporated herein, and that Mortgagor will warrant and defend its title to the Mortgaged Property against the claims of all third parties whomsoever.

          3 Leases. Mortgagor shall keep, observe and perform all of the covenants, agreements, terms, conditions and provisions on its part to be kept, observed and performed under each lease of any portion of the Premises (collectively the "Leases"), shall require its tenants to keep, observe and per-form all of the covenants, agreements, terms, conditions and provisions on their part to be kept, observed or performed un-der any and all Leases and shall not suffer or permit any breach or default to occur with respect to the foregoing. In the event of a default by Mortgagor under the Leases, Mortgagee shall have the right, but not the obligation, to perform or to require performance of any such covenants, agreements, terms, conditions or provisions of the Leases, and to add any expense incurred in connection therewith to the debt secured hereby, which expense shall bear interest from the date of payment to the date of recovery by Mortgagee at the interest rate then applicable under the Notes. Any such expense incurred by Mortgagee, with interest thereon, shall be immediately due and payable.

          No release or forbearance of any of Mortgagor's ob-ligations under the Leases shall release Mortgagor from any of its obligations under this Mortgage.

          4 Required Insurance; Delivery of Polices; Payment of Premiums. Mortgagor shall at all times provide, maintain and keep in force or cause to be provided, maintain and kept in force, at no expense to Trustee or Beneficiary, policies of insurance in form and amounts and issued by companies, associ-ations or organizations reasonably satisfactory to Beneficiary covering such casualties, risks, perils, liabilities and other hazards as may be required by Beneficiary, including but not limited to (i) insurance against loss or damage by fire and other risks covered by insurance commonly known as "All Risk" coverage in an amount sufficient to prevent the application of any co-insurance contributions on loss and in no event less than the then "full replacement cost" of the Improvements; (ii) business interruption insurance; (iii) comprehensive general liability insurance on an "occurrence basis"; and (iv) boiler and machinery insurance. All such policies of insurance re-quired by the terms of this Deed of Trust shall contain an en-dorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwith-standing any act or negligence of Mortgagor or any party hold-ing under Mortgagor which might otherwise result in forfeiture of said insurance and the further agreement of the insurer waiving all rights of set-off, counterclaim or deductions against Mortgagor.

          At Beneficiary's option all policies of insurance shall either have attached thereto a lender's loss payable en-dorsement for the benefit of Beneficiary in form satisfactory to Beneficiary or shall name Beneficiary as an additional in-sured. At Beneficiary's option, Mortgagor shall furnish Ben-eficiary with an original of all policies of insurance required under this Section 2.4 or a certificate of insurance for each required policy setting forth the coverage, the limits of li-ability, the name of the carrier, the policy number and the period of coverage. At least thirty (30) days prior to the expiration of each required policy, Mortgagor shall deliver to Beneficiary evidence satisfactory to Beneficiary of the payment of premium and the renewal or replacement of such policy con-tinuing insurance in the form required by this Deed of Trust. All such policies shall contain a provision that, notwith-standing any contrary agreement between Mortgagor and the in-surance company, such policies will not be cancelled, allowed to lapse without renewal, surrendered or materially amended, which term shall include any reduction in the scope or limits of coverage, without at least thirty (30) days' prior written notice to Beneficiary.

          5  Application of Insurance Proceeds.

               (a) Unless otherwise provided herein or in the Loan Agreement, the proceeds of the insurance carried pursuant to this Mortgage or the Loan Agreement shall be paid to the Mortgagee to be applied by Mortgagee toward extinguishment of the defect or claim or satisfaction of the liability with respect to which such insurance pro-ceeds may be paid.

               (b) The proceeds of the insurance carried with respect to the Improvements, including builders risk in-surance, hazard insurance and flood hazard insurance, shall be paid to Mortgagee and applied as follows:

                   (i)   Except as provided in Section 2.5(d)
          below, if the amount of the proceeds does not exceed $10,000.00, the proceeds shall be paid to Mortgagor and shall be applied to the repair or replacement of the Improvements as necessary.

                  (ii)   Except as provided in Section 2.5(d)
          below, if the amount of the proceeds exceeds $10,000.00, unless specifically waived in writing by Mortgagee, the proceeds shall be paid to and held by Mortgagee to be used by Mortgagor for the repair or replacement of the Improvements, such funds to remain with Mortgagee and to be disbursed substantially in accordance with standard construction loan disbursement procedures as repair or restoration progresses.

               (c) The Mortgagor will restore the Improvements using the insurance proceeds, or cause the same to be done, to a condition substantially equivalent to its condition prior to the occurrence of the event to which the proceeds were attributable. Prior to any disbursement of such proceeds, Mortgagor shall present evidence satisfactory to

     Mortgagee that sufficient funds (whether through insurance proceeds or additional funds supplied by Mortgagor) exists so that the Improvements can be restored. To the extent that the insurance proceeds are not sufficient to restore or to replace the Improvements, Mortgagor shall use its own funds to restore or to replace the Improvements. Any balance remaining after such application of such insurance proceeds shall be paid to Mortgagor.

               (d)  Notwithstanding the provisions contained in
     Section 2.5(b) above, at the option of Mortgagee, all in-surance proceeds shall be paid to Mortgagee to be applied against the balance due under the Notes if an Event of Default shall have occurred and be continuing.

          6 Assignment of Policies Upon Foreclosure. In the event of foreclosure of this Mortgage or other transfer of title or assignment of the Mortgaged Property in extinguishment, in whole or in part, of the debt secured hereby, all right, title and interest of Mortgagor in and to all policies of insurance required by this Mortgage shall inure to the benefit of and pass to Mortgagee or any purchaser or grantee of the Mortgaged Property, as the case may be. Mortgagor hereby irrevocably appoints Mortgagee its attorney-in-fact, coupled with an interest, to endorse any checks, drafts or other instruments representing any proceeds of such insurance, whether payable by reason of loss thereunder or otherwise.

          7  Indemnification; Subrogation; Waiver of Offset.

               (a)  If Mortgagee, its officers, employees,
     agents, or representatives, or Trustee, are made a party defendant to any litigation concerning this Mortgage or the Mortgaged Property or any part thereof, or interest therein, or in the construction, operation, or occupancy thereof by Mortgagor, then Mortgagor shall indemnify, de-fend and hold Mortgagee, its officers, employees, agents or representatives, and Trustee, harmless from all li-ability by reason of said litigation, including the at-torneys' fees and expenses incurred by Mortgagee, its of-ficers, employees, agents, or representatives, or Trustee, in any such litigation, whether or not any such litigation is prosecuted to judgment. If Mortgagee commences an ac-tion against Mortgagor to enforce any of the terms hereof or because of the breach by Mortgagor of any of the terms hereof, or for the recovery of any sum secured hereby, Mortgagor shall pay to Mortgagee its attorneys' fees and expenses and the right to such attorneys' fees and ex-penses shall be deemed to have accrued on the commencement of such action and shall be enforceable, whether or not such action is prosecuted to judgment. If Mortgagor vio-lates any term of this Mortgage, Mortgagee may employ an attorney or attorneys to protect its rights hereunder, and in the event of such employment following any breach by Mortgagor, Mortgagor shall pay Mortgagee its attorneys' fees and expenses incurred by Mortgagee, whether or not an action is actually commenced against Mortgagor by reason of such breach and such sums expended by Mortgagee, until paid by Mortgagor, shall accrue interest at the applicable rate under the Notes from the date of such expenditure to the date of actual receipt of payment thereof by Mort-gagee, and shall be deemed a part of the indebtedness se-cured by this Mortgage.

               (b) Mortgagor waives any and all right to claim, or recovery against Mortgagee, its officers, employees, agents and representatives, for loss of or damage to Mortgagor, the Mortgaged Property, Mortgagor's property or the property of others under Mortgagor's control from any cause insured against or required to be insured against by the provisions of this Mortgage.

               (c)  All sums payable by Mortgagor hereunder
     shall be paid without notice, demand, counterclaim, set-off, deduction or defense and without abatement, suspen-sion, deferment, diminution or reduction, and the obliga-tions and liabilities of Mortgagor hereunder shall in no way be released, discharged, or otherwise affected (except as expressly provided herein) by reason of: (i) any dam-age to or destruction of or any condemnation or similar taking of the Mortgaged Property or any part thereof; (ii) any restriction or prevention of or any interference with any use of the Mortgaged Property or any part thereof;
     (iii) any title defect or encumbrance or any eviction from the Premises or the Improvements or any part thereof by title paramount or otherwise; (iv) any claim which Mort-gagor has or might have against Mortgagee; (v) any default or failure on the part of Mortgagee to perform or comply with any of the terms hereof or of any other agreement with Mortgagor which remains uncured after the giving of any required notice and the expiration of any applicable grace period or, (vi) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Mortgagor shall have notice or knowledge of any of the foregoing, which remains uncured after the giving of any required notice and the expiration of any applicable grace period. Except as expressly provided herein, Mortgagor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, dimi-nution or reduction of any sum secured hereby and payable by Mortgagor.

          8 Taxes, Utilities and Impositions. Mortgagor shall pay, or cause to be paid and discharged, on or before the last day on which they may be paid without penalty or interest, all such duties, taxes, sewer rents, charges for water, or for setting or repairing meters, and all other utilities in the Improvements or on the Premises or any part thereof, and any assessments and payments, usual or unusual, extraordinary or ordinary, which shall be imposed upon or become due and payable or become a lien upon the Premises or any part thereof and the sidewalks or streets in front thereof by virtue of any present or future law of the United States or of the State, County, City or Town wherein the Premises are located (all of the foregoing being herein collectively called "Impositions"), and upon request by Mortgagee, Mortgagor shall immediately submit receipts evidencing payment of the same. In the event of de-fault of any such payment of any Impositions, Mortgagee may pay the same and the amount so paid by Mortgagee shall, at the Mortgagee's option, become immediately due and payable with interest thereon at the applicable rate under the Notes and shall be deemed part of the indebtedness secured by this Mort-gage.

          9 Monthly Deposits. Mortgagor shall deposit with Mortgagee, or its designee, on the due date of each monthly installment under the Notes, a sum which, in the estimation of Mortgagee, shall be equal to the estimated Impositions next due, as estimated by Beneficiary, less all installments already paid therefor, divided by the number of months that are to elapse before one (1) month prior to the date when the Impositions may be paid without penalty or interest. Upon the execution and delivery hereof, Mortgagor shall deposit with Mortgagee, or its designee, such sum which, when supplemented by the aforesaid monthly installments, will permit payment of the Impositions not later than thirty (30) days prior to the date upon which the same may be paid without penalty or interest; said deposits to be held by Mortgagee, or its designee, free of interest to Mortgagor, and free of any liens or claims on the part of creditors of Mortgagor and as a part of the security of Mortgagee, and to be used by Mortgagee, or its designee, to pay Impositions in full as the same become due and payable. If said monthly deposits are insufficient to pay Impositions as the same become due and payable, Mortgagor will deposit with Mortgagee, or its designee, within ten (10) days after demand therefor, such additional sum or sums as may be required in order for Mortgagee, or its designee, to pay Impositions in full. It shall be the responsibility of Mortgagor to furnish Mortgagee with bills in sufficient time to pay the Impositions before any penalty attaches. Upon any default in the provisions of the Loan Documents, Mortgagee may, at its option, apply any money in the fund resulting from said deposits to the payment of the indebtedness secured hereby in such manner as it may elect. Notwithstanding the foregoing, Mortgagor shall have no obligation to make the deposits and payments provided for in this Section 2.9 until an Event of Default shall have occurred and be continuing and the Mortgagee has requested that the Mortgagor make such deposits and payments.

          10 Maintenance, Repairs, Alterations. Mortgagor shall keep the Mortgaged Property or cause the same to be kept in a good condition and repair and fully protected from the elements to the satisfaction of Mortgagee; Mortgagor shall not commit or permit any waste thereon and shall not do or permit any act by which the physical condition of the Mortgaged Prop-erty shall become less valuable; Mortgagor shall not remove, demolish or substantially or structurally alter any building, structure or other Improvement (except such alterations as may be required by laws, ordinances or regulations) without the prior written permission of Mortgagee; Mortgagor shall complete promptly and in good and workmanlike manner any building or other Improvement which may be constructed on the Premises and promptly restore in like manner any Improvement which may be damaged or destroyed thereon and shall pay when due all claims for labor performed and materials furnished therefor; and Mortgagor shall use and operate, and shall require any lessees, sub-lessees or licensees of Mortgagor to use or operate, the Mortgaged Property in compliance with all applicable laws, or-dinances, regulations, covenants, conditions, and restrictions, and with all applicable requirements of any ground lease, lease or sublease, if any, now or hereafter affecting the Premises or any part thereof. Mortgagee and its representatives shall have access to the Premises and Mortgaged Property at all reasonable times to determine whether Mortgagor is complying with its ob-ligations under this Mortgage, including, but not limited to, those set out in this Section.

          11 Eminent Domain. Mortgagor assigns to Mortgagee the amount, to the fullest extent permitted by law, up to the then outstanding balance on the Loan, and any other sums se-cured hereby, of any proceeds or awards which may become due by reason of any condemnation or other taking for public use of the whole or any part of the Mortgaged Property or any rights appurtenant thereto, and Mortgagee may, at its option, either apply the same to the Loan or release the same to Mortgagor without thereby incurring liability to any other person. Mortgagor agrees to execute such further assignments and agreements as may be reasonably required by Mortgagee to assure the effectiveness of this Section.

          12 Actions Affecting the Security of the Mortgage. Mortgagor shall appear in and contest any action or proceeding purporting to affect the security hereof or the rights or pow-ers of Mortgagee or Trustee. If any action or proceeding af-fecting the Mortgaged Property or any part thereof shall be commenced, to which action or proceeding Mortgagee or Trustee is made a party or in which the right to use the Mortgaged Property or any part thereof is threatened or in which, in the opinion of Mortgagee, it becomes necessary to defend or uphold the lien of this Mortgage, all sums paid by Mortgagee in con-nection therewith, including its attorneys' fees, shall be paid by Mortgagor, together with interest thereon at the applicable rate under the Notes, and any such sum and the interest thereon shall be deemed to be part of the indebtedness secured by this Mortgage.

          13  Actions by Mortgagee to Preserve Security, etc.
If Mortgagor fails to make any payment, satisfy any Imposition, pay any insurance premium or do any act as and in the manner provided for in the Loan Documents, Mortgagee, in its sole discretion, without obligation so to do and without notice to or demand upon Mortgagor (except as may be expressly provided herein) and without releasing Mortgagor from any obligation, may make or do the same in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. Mortgagor shall pay upon demand all expenses incurred or paid by Mortgagee (including counsel fees and court costs) on ac-count of the exercise of any of the aforesaid rights or privi-leges or on account of any litigation which may arise in con-nection with the Loan Documents or on account of any attempt, without litigation, to enforce the terms of this Mortgage or the Notes. Such sums shall include, but not be limited to all costs and expenses of any kind incurred by Mortgagee in con-nection with the exercise by the Mortgagee of any of Mortgagee's remedies set forth in this Mortgage due to an Event of Default or otherwise. In case the Mortgaged Property or any part thereof shall be advertised for foreclosure sale and not sold, Mortgagor shall pay all costs in connection therewith.

          In the event that Mortgagee is called upon to pay any sum of money to protect or sustain the lien of the Mortgage and the Notes as aforesaid, all monies advanced or due hereunder shall become immediately due and payable, together with inter-est thereon at the applicable rate under the Notes from the date of such advance to the date of the actual receipt of payment thereof by Mortgagee, and shall be deemed a part of the indebtedness secured by this Mortgage.

          In the event this Mortgage is placed in the hands of an attorney for the collection of any sum payable hereunder, Mortgagor agrees to pay all costs of collection, including without limitation, its attorneys' fees, costs and expenses, incurred by Mortgagee, either with or without the institution of any action or proceeding and in addition all costs, dis-bursements and allowances provided by law. All such costs of collection incurred pursuant to this Section shall be deemed to be part of the indebtedness secured by this Mortgage.

          14 Additional Security. In the event Mortgagee at any time holds additional security for any of the obligations secured hereby, it may enforce the sale thereof or otherwise realize upon the same, at its option, either before or concur-rently with or after a foreclosure or sale hereunder without being deemed to have made an election thereby or of having ac-cepted the security provided hereby or the proceeds hereof or such additional security or the proceeds thereof in full settlement of the Notes.

          15 Inspections, etc. Upon reasonable notice to Mortgagor, Mortgagee, or its agents and Trustee are authorized to enter upon or in any part of the Premises for the purpose of inspecting the same or the Mortgaged Property and for the pur-pose of performing any of the acts they are authorized to per-form under the terms of this Mortgage and the other Loan Docu-ments.

          16 Liens. Mortgagor shall pay and promptly dis-charge, at Mortgagor's cost and expense, all liens, encum-brances and charges (other than this Mortgage and encumbrances approved by Mortgagee) upon the Mortgaged Property or any part thereof or interest therein.

          17 Use of Mortgaged Property. The Mortgaged Property shall be constantly utilized and occupied by Mortgagor for the uses to which they are devoted on the date hereof and not otherwise, without the prior written consent of Mortgagee, which may be withheld for any reason or no reason.

          18 Waivers; Surveys. Mortgagor shall furnish all such waivers of liens or claims on the Mortgaged Property and such surveys as Mortgagee may reasonably request and copies of all certificates of occupancy concerning the Mortgaged Property promptly upon receipt by Mortgagor.

          19 Further Assurance. Whenever requested by Mortgagee, Mortgagor shall from time to time execute and record or file at Mortgagor's expense such supplementary mortgages, financing statements, and other chattel instruments as Mort-gagee may reasonably require in order to insure that all the Mortgaged Property shall be subject to the lien created by this Mortgage and shall be security for the payment of the Notes as herein provided. In the event Mortgagor shall fail to execute and record supplementary mortgages, financing statements or other chattel instruments as required herein within ten (10) days after written request by Mortgagee, Mortgagor hereby ir-revocably appoints Mortgagee its attorney-in-fact, coupled with an interest, to execute and deliver such supplementary mort-gages, financing statements or other chattel instruments in the name of, and on behalf of, Mortgagor.

          20 Release of Security. Mortgagor agrees that no release by Mortgagee of all or any portion of the Mortgaged Property, or any other security for the Loan, no subordination of lien, no forbearance on the part of Mortgagee to collect on the Loan, or any part thereof, no waiver of any right granted or remedy available to Mortgagee and no action taken or not taken by Mortgagee shall in any way diminish Mortgagor's obli-gations to Mortgagee or have the effect of releasing Mortgagor, from full responsibility to Mortgagee for the complete dis-charge of each of Mortgagor's obligations hereunder or under the Loan Documents.

          21 Transfer of Property. Except to the extent permitted by and in accordance with the provisions of the Loan Agreement, Mortgagor will not sell, contract to sell, or transfer, alienate, convey, swap, mortgage, pledge, encumber or otherwise dispose of the Mortgaged Property, or any part thereof or any interest therein without the prior written consent of Mortgagee. Any such unauthorized conveyance of the Mortgaged Property, or any part thereof or interest therein, without said consent, shall, at the option of Mortgagee, constitute an Event of Default (as defined herein). Notwithstanding the foregoing, Mortgagor shall have the right to lease space in the Mortgaged Property in the ordinary course of business in accordance with the terms of the Loan Agreement.


2.
                          ARTICLE III

                    ASSIGNMENT OF REVENUES

          1 Assignment of Revenues. Mortgagor hereby assigns and transfers to Mortgagee the Revenues and hereby gives to and confers upon Mortgagee the right, power and authority to collect the same. Mortgagor irrevocably appoints Mortgagee its true and lawful attorney-in-fact, coupled with an interest, at the option of Mortgagee at any time and from time to time after an Event of Default as hereinafter defined has occurred, to demand, receive and enforce payment of, to give receipts, releases and to sue, in the name of Mortgagor or Mortgagee, for all the Revenues and apply the same to the indebtedness secured hereby; provided, however, that notwithstanding the foregoing, Mortgagor shall have the right to collect and apply to its own account the Revenues prior to, or at any time there is not, a continuing Event of Default under the Mortgage. Mortgagee shall not be liable to Mortgagor for any action taken or omitted in connection with any Leases or rent or the operation of the Premises.

          2  Restrictions on Further Assignments, etc.
Mortgagor shall not, without the prior written consent of Mortgagee, assign the Revenues, or any part thereof.

          3 Permits and Licenses. Mortgagor shall obtain and keep in effect throughout the term of this Mortgage all permits and licenses required for the operation of the Premises and Mortgagor shall submit to Mortgagee copies of all such permits and licenses and copies of all renewals thereof within 30 days of such renewals. All of such permits and licenses are hereby assigned to Mortgagee as additional collateral for the Notes to the extent permitted by applicable law.

3.
                          ARTICLE IV

                      SECURITY AGREEMENT

          1 Creation of Security Interest. Mortgagor hereby grants to Mortgagee a security interest in the Personal Prop-erty, including without limitation any and all property of similar type or kind hereafter owned by Mortgagor and located on or used in connection with the Premises for the purpose of securing all obligations of Mortgagor set forth in this Mort-gage. Mortgagor also grants to Mortgagee a security interest in the Revenues to the extent they are or may be considered "Personal Property".

          2  Warranties, Representations and Covenants of
Mortgagor with Respect to Personal-Property. Mortgagor hereby warrants, represents and covenants as follows:

               (a) Except for the security interest granted hereby, Mortgagor is, and as to portions of the Personal Property to be acquired after the date hereof, shall be the sole owner of the Personal Property. The Personal Property is free from any adverse lien, security interest, encumbrance or adverse claims thereon of any kind whatso-ever except the lien of taxes not due and payable and Permitted Liens. Mortgagor shall notify Mortgagee of, and will defend the Personal Property against, all claims and demands of all persons at any time claiming the same or any interest therein.

               (b)  Except as expressly permitted in the Loan
     Agreement, Mortgagor shall not lease, sell, convey or in any manner transfer the Personal Property without the prior written consent of Mortgagee.

               (c) The Personal Property is not used or bought for personal, family or household purposes.

               (d) The Personal Property shall be kept on or at the Premises and Mortgagor shall not remove the Per-sonal Property from the Premises without the prior written consent of Mortgagee, except such portions or items of Personal Property as are promptly replaced by Mortgagor with comparable items of equal or greater value.

               (e) All covenants and obligations of Mortgagor contained herein relating to the Mortgaged Property shall be deemed to apply to the Personal Property, whether or not expressly referred to herein.

               (f)  This Mortgage constitutes a "security
     agreement" with respect to the Personal Property and Rev-enues (to the extent such Revenues constitute personal property) as that term is used in the Uniform Commercial Code of the State of North Carolina.

4.
                           ARTICLE V

                       EVENTS OF DEFAULT

          Any one or more of the following shall constitute an Event of Default under this Mortgage, the Loan Agreement and the Notes after the expiration of any applicable cure or grace period:

          1  Monetary Default.

               (a) Failure of Mortgagor to make any payment required by the Notes on the due date thereof.

               (b) Failure of Mortgagor to pay within ten (10) days of demand therefor by Mortgagee the amount of any costs, expenses or fees (including counsel fees) of Mort-gagee, or any other amounts due under any provision of the Loan Documents, with interest thereon as provided herein from the date of payment thereof by Mortgagee.

               (c) Failure to pay any Imposition on or prior to the last day on which payment may be made without in-terest or penalty, or insurance premium required hereunder when the same shall be due or to exhibit to Mortgagee, within ten (10) days after the date called for, receipts showing payment of any Imposition or insurance premium required hereunder.

          2 Unauthorized Alteration. Except as hereinbefore permitted, major renovations, structural changes, demolition or removal of any of the Improvements which materially diminishes the value of the Improvements without the prior consent of Mortgagee.

          3 Uninsured Damage. Damage to any of the Im-provements or Personal Property in excess of $10,000.00 in any manner which is not covered by insurance required hereunder; provided, however, that the Mortgagor may cure such Event of Default by depositing funds with the Mortgagee within thirty
(30) days of the occurrence of such damages in an amount nec-essary to repair or replace the Improvements or Personal Prop-erty, which funds shall be held by the Mortgagee and shall be advanced by the Mortgagee to Mortgagor upon the presentment of invoices for such repair or replacement in accordance with standard construction loan disbursement procedures.

          4 Waste. Failure to maintain the Improvements and Personal Property in good repair; provided, however, Mortgagor shall have thirty (30) days after being notified by Mortgagee of such failure in which to cure such failure, which thirty (30) day period shall be extended for a reasonable period not in excess of a total of sixty (60) days if the necessary repairs to bring the Improvements or Personal Property in compliance by their nature cannot be accomplished within said thirty (30) day period and Mortgagor diligently and continuously pursues such a cure during said period.

          5 Noncompliance with Laws. Failure to comply with any requirements or order or notice of violation or ordinance issued by any governmental authority claiming jurisdiction over the Mortgaged Property within the time specified in such order, notice, law ordinance, or regulation, or, if not so specified, within thirty (30) days from the issuance thereof.

          6 Change in Laws. The passage of any law changing in any way the taxation of mortgages or debts secured thereby, if Mortgagor cannot or does not pay the same within thirty (30) days of written notice of demand therefor; provided that, if Mortgagor does make such payment, it shall be without prepay-ment premium.

          7 Breach of Warranty. If any representation or warranty by Mortgagor in the Loan Documents or any certificate, statement or report heretofore or hereafter made shall be un-true in any material respect at the time when made.

          8 Sale of Mortgaged Property. Any sale, assignment, transfer, conveyance or other change in the legal or equitable title to the Mortgaged Property, or any part thereof or interest therein, whether voluntarily or involuntarily by operation of law or otherwise and whether or not of record or for consideration unless permitted herein or agreed to in advance, in writing, by Mortgagee.

          9 Insurance. Failure of Mortgagor to maintain or cause to be maintained any of the insurance required under this Mortgage.

          10 Breach of Covenants or Agreements. Failure of Mortgagor to fully comply with or perform any other covenant, agreement, or other obligation of Mortgagor contained in this Mortgage within thirty (30) days after notice thereof from Mortgagee.

          11  Other Default.  The occurrence of an Event of
Default under any of the other Loan Documents.

5.
                          ARTICLE VI

                           REMEDIES

          In the event that one or more of the Events of De-fault as above provided shall occur, the remedies available to Mortgagee shall include, but not necessarily be limited to, any one or more of the following:

          1 Acceleration. Mortgagee may declare the entire unpaid balance of the Notes, together with all accrued interest thereon, immediately due and payable without notice.

          2 Receiver. Mortgagee shall have the absolute and unconditional right to apply for and to obtain the appointment of a receiver or similar official for all or a portion of the Mortgaged Property, to, among other things, manage and operate the Mortgaged Property, or any part thereof, and to apply the Revenues to the payment of interest and principal of the Notes and any other obligations of Mortgagor to Mortgagee hereunder. In the event of such application, Mortgagor consents to the appointment of such receiver or similar official and agrees that such receiver or similar official may be appointed without notice to Mortgagor, without regard to the adequacy of any se-curity for the debt and without regard to the solvency of Mortgagor or any other person, firm or corporation who or which may be liable for the payment of the Notes or any other obli-gation of Mortgagor hereunder. All expenses related to the appointment of a receiver hereunder shall be the responsibility of Mortgagor, and shall bear interest at the applicable rate under the Notes and shall be deemed part of the indebtedness secured by this Mortgage.

          3 Rights Under Uniform Commercial Code. Mortgagee may exercise any or all of the remedies available to a secured party under the North Carolina Uniform Commercial Code, in-cluding but not limited to:

               (a) Either personally, through its authorized agent, or by means of a court appointed receiver, to take possession of all or any of the Personal Property and ex-clude therefrom Mortgagor and all others claiming under Mortgagor, and thereafter to hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of Mortgagor in respect to the Personal Property or any part thereof. In the event Mortgagee demands or attempts to take possession of the Personal Property in the exercise of any rights under any of the instruments which secure the Notes, Mortgagor promises and agrees to promptly turn over and deliver complete possession thereof to Mortgagee;

               (b) Without notice to or demand upon Mortgagor, to make such payments and do such acts as Mortgagee may deem necessary to protect its security interest in the Personal Property including without limitation, paying, purchasing, contesting or compromising any encumbrance, charge or lien which is prior to or superior to the secu-rity interest granted hereunder, and in exercising any such powers or authority to pay all expenses incurred in connection therewith; provided, however, that the fore-going shall not constitute, or be deemed to constitute, a consent to any prior lien charge or encumbrance;

               (c) To require Mortgagor to assemble the Per-sonal Property or any portion thereof, at a place desig-nated by Mortgagee and reasonably convenient to both par-ties, and to promptly deliver such Personal Property to Mortgagee, or an agent or representative designated by it.

     Mortgagee, and its agents and representatives shall have the right to enter upon any or all of Mortgagor's premises and property to exercise Mortgagee's rights hereunder;

               (d) To sell, lease or otherwise dispose of the Personal Property at public sale, with or without having the Personal Property at the place of sale, and upon such terms and in such manner as Mortgagee may determine. Mortgagee may be a purchaser at any such sale, and unless the Personal Property is perishable or threatens to de-cline speedily in value or is of a type customarily sold on a recognized market, Mortgagee shall give Mortgagor at least five (5) days prior written notice of the date, time and place of any public sale of the Personal Property or other intended disposition thereof. Such notice shall be mailed to Mortgagor by registered or certified mail at the address set forth for notices in the Loan Agreement. Such notice shall also be posted in the courthouse, in the county in which the sale is to be held, for at least five
     (5) days immediately preceding the date of such public sale.

          4 Foreclosure: Power of Sale. Mortgagee may apply to Trustee to foreclose on all or any part of the Mortgaged Property, and upon application of the Mortgagee, it shall be lawful for and the duty of Trustee, and it is hereby authorized and empowered to expose to sale and sell at one or more sales all or any part of the Mortgaged Property. Any sale or sales of the Mortgaged Property by Trustee under the power of sale herein granted, shall be made in accordance with the applicable requirements of the laws of the State of North Carolina relat-ing to the foreclosure of deeds of trust under a power of sale. The terms of the sale shall be cash upon completion of the sale or upon such other and additional terms as Trustee deems nec-essary, proper or convenient, except as specifically limited by applicable law or court rule. Such sale or sales may be of the entire Mortgaged Property as a unit or of such parts or parcels of the Mortgaged Property as Trustee deems necessary, proper or convenient. Trustee may adjourn from time to time any sale to be made hereunder. Should Trustee sell only a portion of the Mortgaged Property, this Mortgage shall remain a lien upon such unsold portion of the Mortgaged Property and Mortgagee may ap-ply to Trustee to foreclose on all or any part of such unsold portion of the Mortgaged Property pursuant to this Section.

          Trustee may require the successful bidder at any sale to deposit immediately with the Trustee cash or certified check in an amount not to exceed twenty-five percent (25%) of the bid, provided notice of such requirement is contained in the advertisement of sale. The bid may be rejected if the deposit is not immediately made. The deposit shall be applied to the purchase price, unless there is a resale, in which event the deposit shall be returned. Trustee shall deliver to the purchaser or purchasers at any sale or sales a Trustee's deed conveying Trustee's full title to the Mortgaged Property upon such purchaser or purchasers having complied with all of the provisions of the sale or sales, including payment of all of the purchase price in cash.

          In the event the amount due on the principal debt hereby secured and the interest thereon shall be paid after the filing of a foreclosure proceeding, but before sale of the

Mortgaged Property, the Mortgagor shall also be required to pay all of the expenses of any advertisement or sale, all court costs, and all other expenses incident to or resulting from the foreclosure proceedings under this Mortgage, including the reasonable fees of Trustee, not to exceed three percent (3%) of all sums due under the Notes and the reasonable fees of any counsel for Trustee or Mortgagor, but if legal services are rendered in connection with any contested matter with respect to the foreclosure proceeding, the status or priority of the lien and security interest of this Mortgage or otherwise, then such counsel fees and expenses as may have been incurred by Trustee or Mortgagor, even if greater than the aforementioned amount, or in such lesser maximum amount as may be permitted by applicable law; provided, however, that the foreclosure may be proceeded with unless, prior to the date on which the sale is scheduled, payment is made by the Mortgagor of the principal and interest, cost, expenses, commissions and fees, as provided herein.

          Upon the sale(s) made under or by virtue of this paragraph, Mortgagee may bid for and acquire the Mortgaged
Property or any part thereof.

          5 Additional Remedies. Upon the occurrence of an Event of Default, Mortgagee may proceed against the Personal Property and Revenues (to the extent such Revenues constitute personal property) as provided in and in accordance with Ar-ticle 9, Part 5 of Chapter 25 of the North Carolina Statutes as then in effect, or its election, may proceed as to the Pre-mises, the Personal Property and Revenues in accordance with its rights and remedies thereto and those granted to the Trustee, all as set forth in this Deed of Trust.

          6 Additional Provisions. Mortgagor expressly agrees as follows:

               (a) No waiver of any default shall at any time thereafter be held to be a waiver of any rights of Mort-gagor or Trustee stated anywhere in the Loan Documents, nor shall any waiver of a prior default operate to waive any subsequent default or defaults.

               (b) The obtaining of a judgment or decree on the Notes, whether in the State of North Carolina or elsewhere, shall not in any manner affect the lien of this Mortgage upon the Mortgaged Property, and the debt represented by said judgment or decree shall be secured hereby to the same extent as the Notes is now secured.

               (c)  The only limitation upon the foregoing
     agreements as to the exercise of Mortgagee's remedies are that there shall be but one full and complete satisfaction of the indebtedness secured hereby.

          7 Remedies Not Exclusive. Mortgagee shall be en-titled to enforce payment of any indebtedness secured hereby and performance of all obligations contained herein and to exercise all rights and powers under this Mortgage, the Loan Agreement or the Notes or under any other agreement of Mortgagor, including the Loan Documents, or any laws now or hereafter in force, notwithstanding some or all of the said indebtedness and obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may in its absolute discretion determine. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cu-mulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given to Mortgagee or to which it may be otherwise entitled may be exercised, concur-rently or independently, from time to time and as often as may be deemed expedient by Mortgagee and it may pursue inconsistent remedies.

6.
                          ARTICLE VII

                         MISCELLANEOUS

          1  Statements by Mortgagor.  Mortgagor, within ten
(10) days after request in person or within twenty (20) days after request by mail, shall furnish to Mortgagee or any per-son, firm or corporation designated by Mortgagee, a duly ac-knowledged written statement setting forth the amount of the debt secured by this Mortgage, and stating either that no off-sets or defenses exist against such debt; or, if such offsets or defenses are alleged to exist, full information with respect to such alleged offsets and/or defenses.

          2 Subsequent Appraisals. Mortgagor acknowledges that Mortgagee may, from time to time, obtain appraisals on the Mortgaged Property. Mortgagor agrees to cooperate with Mort-gagee in connection with obtaining such appraisals, including making the Mortgaged Property available for inspection at rea-sonable times.

          3 Successors and Assigns. In the event title to the Mortgaged Property or any portion thereof becomes vested in any person or entity other than Mortgagor, Mortgagee may, without notice to Mortgagor, deal with such successor or successors in interest with reference to this Mortgage and the debt hereby secured in the same manner as with Mortgagor and may alter the interest rate and/or alter or extend the terms of payment of the debt secured hereby without notice to Mortgagor, and such action shall in no way affect the liability of Mortgagor hereunder or under the Notes or the lien or priority of this Mortgage with respect to any part of the Mortgaged Property; provided, however, that the foregoing shall not constitute, or be deemed to constitute, a consent to any transfer by Mortgagor or any other vesting of title to the Mortgaged Property in any person or entity other than Mortgagor. All provisions of this Mortgage shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns, except as otherwise herein expressly provided.

          4 Notices. All notices required to be given hereunder shall be given and deemed received as provided in
Section 8.5 of the Loan Agreement.

          5 Modification in Writing. This Mortgage may not be changed, terminated or modified orally or in any other manner than by an instrument in writing signed by the party against whom enforcement is sought.

          6 Captions. The captions or headings at the be-ginning of each Paragraph hereof are for the convenience of the parties and are not a part of this Mortgage.

          7 Invalidity of Certain Provisions. If any term, clause or provision of this Mortgage shall be adjudged to be invalid, the validity of the remainder shall not be affected thereby, and each such term, clause or provision shall be valid and enforceable to the fullest extent permitted by law. If the lien of this Mortgage is adjudged to be invalid or unenforce-able as to any part of the debt, or if the lien is invalid or unenforceable as to any part of the Mortgaged Property, the unsecured portion of the debt as determined by Mortgagee may at Mortgagee's option be declared due and payable and shall be completely paid prior to the payment of the secured portion of the debt, and all payments made on the debt, whether voluntary or otherwise, shall be considered to have been first paid on and applied to the full payment of that portion of the debt which is not secured or fully secured by the lien of this Mortgage.

          8 Governing Law. This Mortgage shall be governed by and construed in accordance with the laws of the State of North
Carolina.

          9 Terms. The words "Mortgagor," "Mortgagee," "Beneficiary," and "Trustee" together with any pronoun or pro-nouns in connection therewith (and the possessive form of any such pronoun or pronouns), shall include the singular, plural, masculine, feminine and neuter, as the context may require. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders, as the context may require. Any list of one or more items preceded by the word "including" shall not be deemed limited to the stated items but shall be without limitation.

          As employed herein, the terms "Banks," "Mortgagee" and "Beneficiary" each means collectively as of the date hereof FNBB and CIT. Mortgagor acknowledges that additional lending institutions may from time to time become "Banks" under the Loan Agreement and that from time to time one or more lending institutions that are "Banks" under the Loan Agreement may cease to be a "Bank" under the Loan Agreement. Mortgagor accordingly agrees that as employed herein the terms "Bank," Mortgagee" and "Beneficiary" mean each lending institution that as of any date of determination is a "Bank" under the Loan Agreement.

          10 Removal or Appointment of Trustees. Mortgagee, its successors or assigns, is hereby authorized and empowered at any time or timed hereafter, at its option, without notice and without specifying any reason for its action, to remove Trustee or any successor Trustee hereunder, and in such event or in the event of the death, resignation, or other incapacity of any Trustee hereunder, to appoint a successor in his place and stead by an instrument duly recorded in the office where this Mortgage is recorded, and such new Trustee shall thereupon become vested with all the rights, powers, duties and obliga-tions herein conferred upon Trustee.

          11  Statute Inapplicable.  The provisions of N.C. Gen.
Stat. Sec. 45-45.1 or any similar statute hereafter enacted in replacement or substitution thereof shall be inapplicable to this Deed of Trust.

          12 Additional Obligations Secured. Mortgagor agrees that any amounts advanced or expended by Mortgagee on behalf of Mortgagor as provided in the Loan Documents, or otherwise advanced by Mortgagee to protect its security interest in and lien on the Mortgaged Property, shall accrue interest at the applicable rate under the Notes and shall be deemed a part of the indebtedness secured by this Mortgage.

         BUT THIS CONVEYANCE IS MADE UPON THIS SPECIAL TRUST:
If the total amount of the debt, interest, advances and other sums secured hereby is paid in full in accordance with the terms of the Notes, this Mortgage and the other Loan Documents, this conveyance shall be null and void and title shall revest in Mortgagor as provided by law.

          IN WITNESS WHEREOF, Mortgagor has caused this in-strument to be executed under seal by its duly authorized of-ficers as of the day and year first above written.

                              ROSE'S STORES, INC.
                              a Delaware corporation


ATTEST:
                              By:



     Secretary                                     President


(CORPORATE SEAL)

STATE OF NORTH CAROLINA

COUNTY OF VANCE

          I, a Notary Public for said County and State afore-
said, do hereby certify that                     personally
appeared before me this day, who, being by me duly sworn, says
he is              President of ROSE'S STORES, INC., a corpo-
ration, that the seal affixed to the foregoing instrument in writing is the corporate seal of said corporation, that said writing was signed and sealed by him in behalf of said corpo-ration by its authority duly given, and that the
said                acknowledged the said writing to be the act
and deed of the corporation.

          Witness my hand and official stamp or seal, this the day of April, 1995.


                              Notary Public

My Commission Expires:


          (SEAL)
                             MASTER RELEASE AGREEMENT


    MASTER RELEASE AGREEMENT, dated as of April 28, 1995 by and between GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GE Capital"), and ROSE'S STORES, INC., debtor and debtor-in-possession in that certain bankruptcy Case No. 93-01365-5-ATS (the "Chapter 11 Case") pending in the United States Bankruptcy Court Eastern District of North Carolina Raleigh Division (the "Bankruptcy Court") in such capacity and on behalf of Reorganized Rose's (as defined below) and as successor by merger to RSI Trading, Inc., a Delaware corporation (the "Company").

    WHEREAS, GE Capital and the Company are party to that certain Debtor-In-Possession Loan Agreement, dated as of September 20, 1993, as amended by each of the:

          First Amendment to Debtor-in-Possession Loan Agreement (10/10/93), Second Amendment to Debtor-in-Possession Loan Agreement (10/12/93), Third Amendment to Debtor-in-Possession Loan Agreement (10/13/93), Fourth Amendment to Debtor-in-Possession Loan Agreement (11/15/93), Fifth Amendment to Debtor-in-Possession Loan Agreement (12/15/93), Sixth Amendment to Debtor-in-Possession Loan Agreement (12/17/93), that certain "Supplemental Consensual Adequate Protection Order in Connection with Debtor's Motion for Order Authorizing Debtor to Con-duct Additional Going Out of Business Sales and Other Relief," entered by the Bankruptcy Court in the Chapter 11 Case on May 17, 1994,
          Eighth Amendment to Debtor-in-Possession Loan Agreement (6/14/94), Ninth Amendment to Debtor-in-Possession Loan Agreement (6/22/94), Tenth Amendment to Debtor-in-Possession Loan Agreement (7/1/94), Eleventh Amendment to Debtor-in-Possession Loan Agreement (7/12/94), Twelfth Amendment to Debtor-in-Possession Loan Agreement (8/31/94), Thirteenth Amendment to Debtor-in-Possession Loan Agreement (11/30/94) and
          Fourteenth Amendment to Debtor-in-Possession Loan Agreement and Waiver Agreement (3/31/95)

(as so amended, the "Loan Agreement") and that certain Revolving Credit Note in the principal amount of $125,000,000 made by the Company in favor of GE Capital (the "Note");

     WHEREAS, in connection with the Loan Agreement, GE Capital has incurred at the request of and on behalf of the Company certain Letter of Credit Obligations (as defined in the Loan Agreement) with respect to those certain outstanding documentary letters of credit (each a "Documentary LC" and collectively, the "Documentary LCs") and outstanding standby letters of credit (each a "Standby LC" and collectively, the "Standby LCs") as set forth on Annex A to this Agreement;

     WHEREAS, in connection with the Loan Agreement, GE Capital and the Company are party to that certain Pledge and Security Agreement, dated as of September 20, 1993 (the "Pledge and Security Agreement"), whereby the Company granted to GE Capital valid, perfected, non-voidable security interests and Liens (as therein defined) on all of the Company's right, title and interest in, to and under certain Collateral (as therein defined);

     WHEREAS, in connection with the Pledge and Security Agreement, GE Capital, the Company and certain financial institutions are party to those certain blocked account letters described on Annex B to this Agreement (the "Blocked Account Letters");

     WHEREAS, in connection with the Pledge and Security Agreement, GE Capital and certain landlords are party to those certain landlord waiver agreements described on Annex C to this Agreement (the "Landlord Waiver Agreements");

     WHEREAS, in connection with the Pledge and Security Agreement, GE Capital and the Company are party to that certain Trademark and License Agreement, dated as of September 28, 1993 (the "Trademark and License Agreement"), whereby the Company sold, assigned, transferred and set over to GE Capital for purposes of security all of the Company's right, title and interest in and to all Trademarks (as therein defined) and the goodwill associated therewith;

     WHEREAS, in connection with the Pledge and Security Agreement, GE Capital and the Company are party to that certain Master Assignment of Leases, dated as of September 28, 1993 (the "Master Lease Assignment"), whereby the Company, pledged, granted, transferred and assigned to GE Capital all of the Company's right, title and interest in, to and under the Leases (as therein defined), including all extensions, renewals and modifications thereof;

     WHEREAS, in connection with the Loan Agreement, GE Capital and RSI Trading Inc., a Delaware corporation ("RSI") are party to that certain Unconditional Guaranty of Payment and Performance, dated as of September 28, 1993 (the "RSI Guaranty"), whereby RSI unconditionally guaranteed to GE Capital the full and prompt payment of the Note;

     WHEREAS, in connection with the RSI Guaranty, GE Capital and RSI are party to that certain Guarantor Security Agreement, dated as of September 28, 1993 (the "RSI Security Agreement"), whereby RSI granted to GE Capital valid, per-fected, non-voidable security interests in and Liens (as therein defined) on all of RSI's right, title and interest in, to and under certain Collateral
(as therein defined); and

     WHEREAS, as of the date hereof, pursuant to that certain Modified and Restated First Amended Joint Plan of Reorganization of Rose's Stores, Inc. as confirmed by order of the Bankruptcy Court dated April 24, 1995 (the "Plan"), Reorganized Rose's (as therein defined) is consummating a financing transaction (the "Post-Effective Date Financing Facility") the proceeds of which will be used in part to satisfy and discharge all ascertainable, liquidated, noncon-tingent and matured obligations of the Company to GE Capital under the Basic Documents (as hereinafter defined) and Reorganized Rose's will otherwise make provisionfor the outstanding Letter of Credit Obligations and certain other deferred obligations to be paid following the closing of the Post-Effective Date Financing Facility (the "Transaction");

     WHEREAS, this agreement is that certain Master Release Agreement referred to in the Plan.

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by GE Capital and the Company (on behalf of itself, as successor by merger to RSI, and Reorganized Rose's), the parties hereby agree as follows:

     1. Satisfaction and Discharge of Certain Monetary Obligations under the Loan Agreement; Provision for Letter of Credit Obligations; Continuing Obligations of the Company. (a) GE Capital on the date hereof shall receive from, or at the direction of, the Company via wire transfer those amounts set forth on Annex D to this Agreement.

               (b) With respect to each outstanding Documentary LC described on Annex B to this Agreement, GE Capital, as a condition to the effectiveness of this Agreement, and the Company and The First National Bank of Boston, a na-tional banking association and issuer of each of the Documentary LCs, shall have entered into that certain Release Agreement with Respect to Documentary
LCs (the "Documentary LC Agreement"), whereby immediately upon the execution and delivery of such agreement GE Capital shall be released and held harmless from any and all reimbursement or other obligations with respect to the Docu-mentary LCs.

               (c) With respect to each outstanding Standby LC described on Annex B to this Agreement, GE Capital, as a condition to the effectiveness of this Agreement, the Company on behalf of itself and Reorganized Rose's, shall have entered into that certain Deferred GE Obligations Agreement (the "Defer-red GE Obligations Agreement") pursuant to which Reorganized Rose's shall have delivered to GE Capital as security with respect to the Standby LCs an acceptable back-to-back irrevocable standby letter of credit in favor of GE Capital.

               (d) As a condition to the effectiveness of this Agreement, the Company (on behalf of itself and Reorganized Rose's) and GE Capital shall have entered into that certain Post-Effective Date GE Assumption Agreement (the "Post-Effective Date GE Assumption Agreement"), whereby Reorganized Rose's shall (A) assume each and every continuing obligation of the Company to GE Capital, GE Capital Commercial Finance, Inc., GE Capital Corporate Finance,
Inc. and their respective affiliates, and any of their respective officers, directors, employees, attorneys, and agents, under (i) the Loan Agreement,
(ii) that certain Amended and Restated Commitment Letter of GE Capital to
Rose's Stores, Inc. dated as of July 19, 1994 and the related Fee Letter dated as of July 19, 1994 (the "GE Commitment") and (iii) that certain Agree-ment Terminating Amended and Restated Letter to Provide Confirmation Financ-ing dated as of March 31, 1995 (the "GE Commitment Termination Agreement"), which remain outstanding and unsatisfied after (x) the closing of the Post-Effective Date Financing Facility, (y) the payment described in subparagraph
(a) of this Section 1 and (z) giving effect to the releases of GE Capital to be accomplished as provided in subparagraphs (b) and (c) of this Section 1, including, without limitation, any indemnification obligations of the Company under or pursuant to the Loan Agreement, the GE Commitment and the GE Commit-ment Termination Agreement; (B) agree to pay within ten (10) days following the presentation of invoices by GE Capital certain GE Obligations which at the time of the closing of the Post-Effective Date Financing
Facility are capable of being satisfied in full, in Cash, except that the amount of such obligations is not then finally determined, including, without limitation, certain fees, costs and expenses incurred by or on behalf of GE Capital with respect to the DIP Facility; and (C) agree to the provision by Reorganized Rose's as of the closing of the Post-Effective Date Financing Facility for the payment of those obligations described in clause (B) above on its books and records.

      2. Termination of Security Interest and Guarantees; Release of Collateral, Etc. GE Capital agrees that any and all liens, security interests, mortgage liens and other encumbrances in its favor securing Obligations of the Company arising from or related to the Basic Documents (as defined below) or the DIP Facility (as defined in the Plan), including, without limitation, those created pursuant to any of the following agreements, instruments, documents and understandings (collectively, the Basic Documents"), and the obligations of the Company or RSI thereunder shall be terminated and released (other than any obligations which are the subject of the Deferred GE Obligations Agreement or Post-Effective Date Assumption Agreement), effective immediately upon the occurrence of the last of the following: (a) the transmittal on behalf of the Company via wire transfer to an account to be identified by GE Capital of the amount set forth in Annex D and provision of a federal reserve wire transfer number with respect thereto and (b) receipt by GE Capital of fully executed originals of each of this Agreement, the Documentary LC Agreement, the GE Deferred Obligations Agreement and the Post-Effective Date GE Assumption Agreement and (c) in the case of each of the agreements described in clause (b), the performance of all obligations of the Company or Reorganized Rose's thereunder which are required to be performed prior to or upon the execution and delivery of such agreements, including, without limitation, the receipt of the back-to-back standby letter of credit required to be delivered pursuant to the GE Deferred Obligations Agreement (such time being, the "Effective Time"):

               (a) the Loan Agreement (other than with respect to matters which are the subject of the Deferred GE Obligations Agreement or the Post-Effective Date GE Assumption Agreement);
               (b)  the Pledge and Security Agreement;
               (c)  the Trademark and License Agreement;
               (d)  the Master Lease Assignment Agreement;
               (e)  the RSI Guaranty Agreement;

               (f)  each of the Landlord Waiver Agreements;
               (g)  each of the Blocked Account letters;
               (h) any and all other agreements, instruments, documents or understandings relating to or arising out of the Loan Agreement (other than with respect to matters which are the subject of the Deferred GE Obligations Agreement or the Post-Effective Date GE Assumption Agreement).

Thereupon, GE Capital agrees, for the benefit of Reorganized Rose's and the Lenders under the Post-Effective Date Financing Agreement, to execute and de-liver all termination statements and other agreements, certificates or other documents and perform such other acts reasonably requested by Reorganized Rose's or the Lenders under the Post-Effective Date Financing Facility, evidencing the release of such liens, security interests, mortgage liens or other encumbrances. Notwithstanding the foregoing, GE Capital shall have no responsibility, and it shall be the sole responsibility and obligation of the Company or Reorganized Rose's, as the case may be, to record, at its sole cost and expense, and at its discretion, any and all instruments to confirm of public record the satisfaction of all such liens, security interests, mort-gage liens and other encumbrances. From and after the Effective Time, if GE Capital shall receive the proceeds of any Collateral (other than any payments to which GE Capital is entitled pursuant to this Agreement, the Deferred GE Obligations Agreement or the Post-Effective Date GE Assumption Agreement), GE Capital shall turn over such proceeds to the Administrative Agent on behalf of the Lenders under the Post-Effective Date Financing Facility as promptly as possible.

     3. Release of GE Capital. The Company (on behalf of itself, Reorganized Rose's and RSI), hereby unconditionally releases, remises, relinquishes, acquits and forever discharges GE Capital, GE Capital Commercial Finance, Inc., GE Capital Corporate Finance, Inc. and their respective affiliates, and any of their respective officers, directors, employees, attorneys, and agents (each a "Released Party") of and from any and all claims, demands, debts, actions, causes of action, suits, covenants, contracts, agreements, obligations, pro-mises, accounts, damages, costs, expenses, defenses, offsets and liabilities of any kind and character whatsoever, known or unknown, suspected or unsus-pected, in contract or in tort, at law or in equity, which any of the Company, RSI or Reorganized Rose's ever had, now have, claim to have had, now claim to have, or hereafter can, shall or may claim to have against any Released Party from the beginning of the world to the date of the execution of this Agreement, for or by reason of, in whole or in part, directly or indirectly, the Basic Documents, the GE Commitment or the Commitment Termination or any actions, inactions or omissions by any Released Party with respect to, in connection with or arising from any of the foregoing, but excluding any such claim aris-ing from or relating to the performance by any Released Party of any of its obligations under this Agreement.


     4. Miscellaneous. (a) From and after the date hereof, GE Capital shall take such further actions and shall execute and deliver such further agreements, certificates and other documents (all such agreements, certificates and docu-ments to be without any representations or warranties whatsoever) as Reorgan-ized Rose's or the Lenders under the Post-Effective Date Financing Agreement request and prepare and which are reasonably required to carry out the purposes, intent and effect of the releases and terminations set forth herein. Reorganized Rose's shall pay all out-of-pocket expenses of GE Capital, including reasonable fees and disbursements of the law firm acting as special counsel for GE Capital and such local counsel as may be retained by GE Capital, in connection with such further actions, additional agreements, certificates and other documents.

         (b) Each party hereto acknowledges that it has participated in the negotiation of this Agreement, the Deferred GE Obligations Agreements, and the Post-Effective Date GE Assumption Agreement (collectively the "Operative Agreements") and no provision, condition, term or covenant of any of the Operative Agreements shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provisions. The Company (on behalf of itself, Reorganized Rose's and RSI) acknowledges and agrees that (i) it has at all times had access to an attorney and the negotiations of the terms of and in the preparation and execution of the Operative Agreements, (ii) it has had the opportunity to review and analyze the Operative Agreements for a sufficient period of time prior to the execution and delivery thereof, (iii) no representations or warranties have been made by or on behalf of GE Capital, or relied upon the Company pertaining to the subject matter of any of the Operative Agreements other than those that are set forth in the Operative Agreements, and
(iv) all of the terms of the Operative Agreements were negotiated at arms-length and were prepared and executed without fraud, duress, undue influence or coer-cion of any kind exerted by any of the parties upon the others, and that the execution and delivery of the Operative Agreements are the free and voluntary acts of the parties.

        (c) This Agreement shall be binding upon the Company, Reorganized Rose's and GE Capital, and shall inure to the benefit of their respective successors and assigns.
In addition, the Administrative Agents, the Facility Agents and the Lenders under the Post-Effective Date Financing Facility shall be entitled to rely on and enforce the provisions of Sections 2 and 4(a) of this Agreement as is they were parties hereto.

       (d) Whenever any of this Agreement, the GE Deferred Obligations Agree= ment or the Post-Effective Date GE Assumption Agreement provides that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or when-ever any of the parties desires to give or serve upon another any communication with respect to any of such agreements, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered (i) in person with receipt acknowledged, or (ii) by facsimile with receipt confirmed, or (iii) by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                    (1)       If to Lender at:

                                        GENERAL ELECTRIC CAPITAL CORPORATION
                                        3379 Peachtree Road, N.E.
                                        Suite 600
                                        Atlanta, Georgia 30326
                                        Attn:    Vice President -
                                                 Portfolio/Rose's Stores, Inc.
                                        Facsimile: (404) 262-9034

                              With copies to:

                                        GENERAL ELECTRIC CAPITAL CORPORATION
                                        292 Long Ridge Road
                                        Stamford, Connecticut 06927
                                        Attn:    Corporate Finance Group
                                                 Legal Counsel
                                        Facsimile: (203) 357-3047

                              and

                                        SMITH, GAMBRELL & RUSSELL
                                        Promenade Two
                                        Suite 3100
                                        1230 Peachtree Street
                                        Atlanta, Georgia 30309
                                        Attn:    Bruce W. Moorhead, Jr., Esq.
                                                 John R. Schneider, Esq.
                                        Facsimile: (404) 815-3509

                    (2)       If to Borrower at:

                                        ROSE'S STORES, INC.
                                        P.O. Drawer 947
                                        Henderson, North Carolina 27536
                                        Attn:    Mr. R. Edward Anderson
                                                 President and Chief Executive
                                                 Officer
                                        Facsimile: (919) 430-2536

                              With copies to:

                                        SMITH DEBNAM HIBBERT & PAHL
                                        4700 New Bern Avenue
                                        P. O. Box 26268
                                        Raleigh, North Carolina 27611-6268
                                        Attn:    J. Larkin Pahl, Esq.
                                        Facsimile: (919) 250-2100

                                        and

                                        PROSKAUER ROSE GOETZ & MENDELSOHN
                                        1585 Broadway
                                        New York, New York 10036
                                        Attn:    Alan B. Hyman, Esq.
                                                 Michael E. Foreman, Esq.
                                        Facsimile: (212) 969-2900

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered or sent by facsimile, with receipt acknowledged or confirmed,or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

        (e) This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York without reference to principles of conflict of laws.

        (f) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION (WITHOUT SUBMITTING TO ARBITRATION), THE PARTIES WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement by its officer thereunto duly authorized on the date first above written.

                                   ROSE'S STORES, INC., on behalf of itself, as successor by merger to RSI, and Reorganized Rose's


                                   By:/s/ George T. Blackburn, II
                                      Name:George T. Blackburn, II
                                      Title:Vice President

                                   GENERAL ELECTRIC CAPITAL CORPORATION


                                   By:/s/ Timothy C. Huban
                                      Name:Timothy C. Huban
                                      Title:Vice President - Commercial Finance

Annex A



ROSE'S STORES, INC.                   S = ABN/AMRO
STANDBY LETTERS OF CREDIT         LASB = B of A         (L/C02)
04/26/95
             ISSUE     EXPIRY       ORIGINAL         DRAW/
L/C #         DATE      DATE         AMOUNT          AMEND       END BAL.
S930261     10/01/93  01/31/94   7,194,000.00  (7,194,000.00)         0.00
S930291     10/20/93  10/19/95     290,686.00     (91,862.00)   198,824.00
S930292     10/20/93  10/19/95     209,378.00    (103,861.00)   105,517.00
S930293     10/20/93  10/19/95      63,886.00      (9,376.00)    54,510.00
S930294     10/20/93  10/19/95      38,362.50      (9,532.50)    28,830.00
S930295     10/20/93  10/19/95     149,037.50     (85,910.00)    63,127.50
S930296     10/20/93  10/19/95      40,117.00     (26,795.00)    13,322.00
S930313     12/28/93  11/01/95     950,000.00     (70,000.00)   880,000.00
S930328     11/05/93  11/04/95      10,480.00           0.00     10,480.00
S950022     02/01/95  EVERGREEN    250,000.00           0.00    250,000.00
LASB-218674 10/27/93  EVERGREEN    450,000.00           0.00    450,000.00
LASB-219063 01/31/94  01/31/96   2,800,000.00     (57,478.00) 2,742,522.00
                                                          -----------------
                                                              4,797,132.50

ROSE'S STORES, INC.
LETTER OF CREDIT SUMMARY    BY LC #
Bank of Boston         L/C03
04/26/95
                                                         GECC O/S
7001... Issue   Expiry         Original      Draw/
L/C #   Date    Date            Amount      Ammend      Notes       End Bal.
8418             05/06/95      35,203.20  (21,307.20) Drw 4/10/95   13,896.00
8429   04/06/95  05/01/95       8,310.00   (4,122.00) Drw 4/11/95    4,188.00
8445   02/14/95  05/21/95      88,776.00        0.00                88,776.00
8447   02/14/95  05/21/95      38,400.00        0.00                38,400.00
8453   02/14/95  05/01/95       5,825.40    5,825.40  Drw 4/19/95        0.00
8460   03/01/95  05/21/95       7,344.00        0.00                 7,344.00
8461   03/01/95  06/05/95      39,571.20        0.00                39,571.20
8462   03/01/95  06/29/95      53,904.96       21.54  Amd 3/30/95   53,926.50
8463   03/01/95  05/21/95      31,200.00        0.00                31,200.00
8466   03/13/95  05/01/95      88,052.40        0.00                88,052.40
8467   03/15/95  06/20/95      14,932.80        0.00                14,932.80
8468   03/15/95  06/20/95      71,160.00        0.00                71,160.00
8469   03/15/95  06/20/95      38,400.00        0.00                38,400.00
8470   03/15/95  06/29/95      28,111.20        0.00                28,111.20
8471   03/21/95  06/20/95      69,240.00        0.00                69,240.00
8472   03/15/95  06/20/95      31,860.00        0.00                31,860.00
8473   03/15/95  05/19/95      36,288.00        0.00                36,288.00
8474   03/15/95  05/21/95     248,912.00        0.00               248,912.00
8475   03/24/95  06/05/95      13,644.00        0.00                13,644.00
8476   03/24/95  06/05/95      25,344.00        0.00                25,344.00
8477   03/24/95  06/22/95      46,137.60        0.00                46,137.60
8478   03/24/95  06/05/95      51,856.08        0.00                51,856.08
8479   03/24/95  06/29/95      97,563.84        0.00                97,563.84
8480   03/24/95  05/21/95      90,842.40        0.00                90,842.40
8481   03/24/95  05/21/95      24,000.00        0.00                24,000.00
8482   03/24/95  06/09/95      34,375.00        0.00                34,375.00
8483   03/24/95  06/05/95      29,568.00        0.00                29,568.00
8484   03/24/95  06/05/95      16,884.00        0.00                16,884.00
8485   03/24/95  05/16/95       1,576.80        0.00                 1,576.80
8486   03/24/95  04/29/95      12,604.80        0.00                12,604.80
8487   03/24/95  05/31/95       2,460.00        0.00                 2,460.00
8488   03/24/95  05/01/95       1,968.00        0.00                 1,968.00
8489   03/24/95  05/06/95       5,538.00        0.00                 5,538.00
8490   03/24/95  05/16/95      14,198.40        0.00                14,198.40
8491   03/29/95  06/20/95      62,352.00        0.00                62,352.00
8492   03/29/95  06/20/95      24,000.00        0.00                24,000.00
8493   04/05/95  07/06/95      30,528.00        0.00                30,528.00
8494   04/05/95  07/15/95      53,049.12        0.00                53,049.12
8495   04/05/95  08/05/95     124,911.84        0.00               124,911.84
8496   03/29/95  06/20/95      91,512.00        0.00                91,512.00
8497   04/05/95  06/05/95      62,088.24        0.00                62,088.24
8498   04/05/95  05/21/95     102,636.30        0.00               102,636.30
8499   04/06/95  07/06/95     147,000.00        0.00               147,000.00
8500   04/06/95  06/20/95      47,427.84        0.00                47,427.84
8501   04/06/95  05/21/95     195,617.50        0.00               195,617.50
8502   04/06/95  05/19/95      48,836.00        0.00                48,836.00

8503   04/11/95  07/21/95      57,624.00        0.00                57,624.00
8504   04/11/95  07/21/95      34,620.00        0.00                34,620.00
8505   04/18/95  07/21/95      53,914.20        0.00                53,914.20
8506   04/18/95  07/21/95      47,916.00        0.00                47,916.00
8507   04/11/95  05/31/95       6,441.00        0.00                 6,441.00
8508   04/11/95  06/15/95      28,800.00        0.00                28,800.00
8509   04/18/95  07/06/95      64,741.68        0.00                64,741.68
8510   04/18/95  07/30/95      49,608.00        0.00                49,608.00
8511   04/18/95  07/16/95      64,741.68        0.00                64,741.68
8512   04/18/95  07/30/95     170,100.00        0.00               170,100.00
8513   04/18/95  07/22/95      32,072.40        0.00                32,072.40
8514   04/18/95  07/21/95      19,602.00        0.00                19,602.00
8515   04/18/95  07/30/95      46,440.00        0.00                46,440.00
8516   04/18/95  07/30/95     111,006.12        0.00               111,006.12
8517   04/18/95  07/21/95      34,272.00        0.00                34,272.00
8518   04/18/95  06/20/95     338,858.00        0.00               338,858.00
8519   04/18/95  06/20/95      69,460.00        0.00                69,460.00
8520   04/18/95  06/20/95       6,516.00        0.00                 6,516.00
8521   04/18/95  05/31/95       3,600.00        0.00                 3,600.00

8522   04/18/95  06/20/95      35,295.00        0.00                35,295.00
8523   04/18/95  06/20/95      85,526.70        0.00                85,526.70
8524   04/18/95  06/20/95     137,582.20        0.00               137,582.20
                            3,892,747.90  (31,233.06)  Total O/S:3,861,514.84

                                    ANNEX B

  The following blocked accounts letters exist between General Electric Capital Corporation, Rose's and each of the respective parties named below:


Financial Institution                            Account Number

American Fidelity                                66036
The Bank - First Citizens Bank                   5505-356-5
The Bank of Franklin                             232515506
Bank of Speedwell                                123-180-4
Bowling Green Bank and Trust Company             023-826-0
Branch Banking & Trust Company                   195-1000139
Calvin B. Taylor Banking Co.                     901066101
Carolina Bank                                    0600170230
Cenit Bank                                       0110025006702
Cenit Bank                                       007025016462
Central Carolina Bank                            122-354-5
Central Fidelity Bank                            79-11-265-693
Centura Bank                                     000-101-818-3
Centura Bank                                     007-201-711-9
The Citizens Bank                                016-77-9
Community Bank                                   0037000019
Crestar                                          000136-8877
Deposit Guaranty National Bank                   750-523-222-8
Deposit Guaranty National Bank                   500-2183216
Deposit Guaranty National Bank                   500-2182484
Dominion National Bank                           73-55228646
Farmers & Merchants National Bank                402-875-9
Farmers Bank & Trust Company                     094-799-7
Fidelity Bank                                    00000141000774
First Bulloch Bank & Trust                       65905
First Citizens Bank                              0861209543
First Community Bank                             00-5031-5
First Community Bank of Tifton                   007231
First & Farmers                                  02-4815-0
First Farmers & Merchants                        088-546-0
  National Bank
First National Bank                              0312371
First National Bank                              001055-3
First National Bank of Alta Vista                00-002-001-993
First National Bank of Griffin                   3005774
First National Bank of Reidsville                15-016-9
First National Bank & Trust                      0305537
First Union National Bank of Georgia             5530140704
First National Bank of North Carolina            2070580280022
First Virginia Bank                              5082-6980
First Virginia Bank                              22183272
First Virginia Bank                              0159-0111
First Virginia Bank                              9057-9550

First Virginia Bank                              051403203
First Virginia Bank                              01593099
First Virginia Bank                              300932345
First Virginia Bank                              0327-0416
First Virginia Bank                              3013-4838
First Virginia Bank-Clinch Valley                6505
First Virginia Bank-Commonwealth                 54615976
First Virginia Bank of Maryland                  002811-01
First Virginia Bank of Tidewater                 5035-6100
First Virginia Bank of Tidewater                 2825-5100
First Virginia Bank of Tidewater                 50435760
Home Banc                                        500684801
Lexington State Bank                             001030477
National Bank of Fredericksburg                  1056565
NationsBank of Georgia                           000-51-813
NationsBank of Maryland                          36-0178-4
NationsBank of Tennessee                         240-219-985-8
NationsBank of Virginia                          202-9416
One Valley Bank                                  0000-8621
Orangeburg National Bank                         0113007752
Peoples Bank of Fannin County                    01-02-722
Peoples Bank of Kent County                      3-391174-00
Peoples Bank & Trust                             24605801
Planters Bank & Trust                            1277969212
Planters Bank & Trust Company                    1247019512
Raleigh Federal Savings Bank                     471097
Security Bank & Trust Company                    020117149601
Southern Bank                                    4901-8183-22
Southern National Bank                           431-507996
United Southern Bank of Morristown               71026934
Wachovia Bank of North                           300048980
  Carolina, N.A.
Wachovia Bank of North                           6264109296
  Carolina, N.A.
Wachovia Bank of North                           6265-109-385
  Carolina, N.A.
The Yadkin Valley Bank                           0041000269

                                    ANNEX C

                       SCHEDULE OF LANDLORD WAIVERS AND CONSENTS

STORE NO.      LOCATION                        LANDLORD
I. Operating Stores
Store 18       Reidsville, North Carolina      Pennrose Mall Associates,L.P.
Store 26       Dunn, North Carolina            Dunn Plaza Limited Partnership
Store 42       Hartsville, South Carolina      Hartsville Mall Company
Store 95       Forest City, North Carolina     Tri-City Associates
Store 99       Moultrie, Georgia               Moultrie Plaza, Ltd.
Store 116      Harrisonburg, Virginia          Steroben Associates
Store 119      Clinton, North Carolina         Sampson Associates,
Store 127      Jackson, Mississippi            S.G. Investors, Ltd.
Store 135      Somerset, Kentucky              Tradewinds Shopping Center, Inc.
Store 168      Hopewell, Virginia              Cavalier Square, Ltd. Partnership
Store 180      Fayetteville, North Carolina    Bordeaux Center, Inc.
Store 183      Henderson, North Carolina       Henderson Mall Limited
Store 205      Laurel, Mississippi             HASCO Properties
Store 215      Macon, Georgia                  Goshen Realty Corp.
Store 224      Bowling Green, Kentucky         Western Gateway Shopping
                                                 Center, Inc.
Store 228      Winston-Salem, North Carolina   Columbine Associates
Store 231      Macon, Georgia                  E.G. McKenzie, Jr.,
                                               Thad E. Murphey & H. P. Persons
Store 235      Albany, Georgia                 Oglethorpe-Albany Associates
Store 237      Florence, South Carolina        Mr. Charles S. Schofield
                                               South Park Shopping Center
Store 246      Newburn, North Carolina         Barnett Real Properties, Inc.
Store 256      Onley, Virginia                 Mr.and Mrs. Richard F. Hall,Jr.

Store 284      Sylva, North Carolina           F.F.P. Associates & C.A.-
                                                 Silva, Limited
Store 285      Abingdon, Virginia              Mr.and Mrs.Ben M. Frizzell, Jr.
Store 294      Richlands, Virginia             Richlands Mall Association, Ltd.
Store 314      Lumberton, North Carolina       North Elm Shopping Center, Inc.
Store 319      Henderson, North Carolina       Marion Eisenbaum Self Trust
Store 321      Ocean City, Maryland            Ocean Plaza Limited Partnership
Store 334      Asheboro, North Carolina        Randolph Development Company
                                                 (a joint venture)
Store 338      Wilmington, North Carolina      Eli Schneidman & Goli, Inc.
Store 365      Hickory, North Carolina         Hickory Associates, Inc.
Store 375      Jefferson, North Carolina       Ashe County Limited Partnership
Store 378      Zebulon, North Carolina         Bailey & Associates, Inc.
Store 380      Franklin, Virginia              Bailey & Associates, Inc.
Store 384      Wilmington, North Carolina      Ogden Associates
Store 408      Boone, North Carolina           Grandfather Mountain L.P.
Store 426      Clemmons, North Carolina        New Towne Center, L.P.
Store 436      Morristown, Tennessee           Morristown Plaza Associates, Ltd.
Store 438      Mount Airy, North Carolina      Mount Airy Associates
Store 450      Burnesville, North Carolina     M & M Investments
II.  Closed Stores
Store 101      Spartanburg, South Carolina     Baker & Baker Real Estate
                                               Developers
Store 170      Hendersonville, North Carolina  American Development Company,
                                               Inc.
Store 173      Tifton, Georgia                 Tifton Mall, Inc.
Store 179      Monroe, North Carolina          Salem Real Estate Limited
                                               Partnership
Store 187      Lanett, Alabama                 Fletcher Bright Company
Store 195      Cookeville, Tennessee           Brantley Square, Ltd.
Store 219      Eden, North Carolina            Peach Tree Investments Corp.
Store 226      Lancaster, South Carolina       Development Associates
Store 232      Asheville, North Carolina       Thomas A. Langston
Store 236      Athens, Georgia                 Willowood Partners, Ltd.
Store 248      Aberdeen, North Carolina        SWF Associates
Store 271      Ahoskie, North Carolina         UTICA Realty Corp.
Store 278      Morehead, Kentucky              Diversified Quantities, Inc.
Store 280      Mooresville, North Carolina     Stellar Enterprises, a Florida
                                               general partnership
Store 293      Lincolnton, North Carolina      Linco Associates
Store 295      Beaufort, North Carolina        Mr. Calvin G. Wellons and
                                               Mrs. Jean R. Wellons
Store 300      Beaufort, South Carolina        Beaufort Plaza, Inc.
Store 306      Winchester, Kentucky            David Hocker & Associates,
                                               Successor to the Winchester
                                               Land Development Corporation
Store 312      Oxford, North Carolina          Hilltop Associates
Store 320      Wise, Virginia                  Southmark Realty Partnership
                                               Limited
Store 327      Blackburg, Virginia             Blacksburg Associates, L.P.
Store 337      Durham,  North Carolina         United Dominion Realty Trust,
                                               Inc.
Store 342      Jacksonville, North Carolina    Mr. Allen Eisenbaum &
                                               Mr. Eugene Kagan
Store 363      Front Royal, Virginia           Aston-Royal (a North Carolina
                                               limited partnership)
Store 366      Burlington, North Carolina      New Market Square Limtied
                                               Partnership c/o B.T. Proper-
                                               ties Corp.
Store 367      Culpepper, Virginia             Aston-Culpepper (a North Caro-
                                               lina limited partnership)
Store 371      Salisbury, North Carolina       Salisbury Mall, Ltd.
Store 388      Selma, North Carolina           Bailey & Associates, Inc.
Store 389      Kernersville, North Carolina    Claes Honig
                                               c/o Gleiberman Spears & Shepe
Store 443      Kill Devil Hill, North Carolina Bailey & Associates
Store 446      Waldorf, Maryland               C.W. Waldorf Retail Limited
                                               Partnership
Store 449      Hampton, Virginia               United Dominion Realty Trust,
                                               a Virginia corporation

                                     ANNEX D

   All calculations set forth herein assume (i) no borrowings or repayments under the Loan Agreement occurring on or after 5:00 p.m. (Atlanta Time) on April 27, 1995 and (ii) receipt by GE Capital of the amounts set forth herein not later than 2:00 p.m. (Atlanta Time) on April 28, 1995.

Principal (excluding face amount of Letter
of Credit Obligations)                                  $32,673,722.92


Interest through April 28, 1995                            $159,257.58


Uncharged Expenses through close of business
on April 27, 1995                                           $47,538.04



          TOTAL                                         $32,880,518.54

Additional uncharged expenses to be paid by
direct wire transfer to Smith, Gambrell & Russell
on April 28, 1995                                          $118,735.27
           POST-EFFECTIVE DATE GE ASSUMPTION AGREEMENT


     POST-EFFECTIVE DATE GE ASSUMPTION AGREEMENT, dated as of April 28, 1995 by and between GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GE Capital"), and ROSE'S STORES, INC., debtor and debtor-in-possession in that certain bankruptcy Case No. 93-01365-5-ATS (the "Chapter 11 Case") pending in the United States Bankruptcy Court Eastern District of North Carolina Raleigh Division (the "Bankruptcy Court") in such capacity and on behalf of Reorganized Rose's (as defined below) (the "Company").

     WHEREAS, GE Capital and the Company are party to that certain Debtor-In-Possession Loan Agreement, dated as of September 20, 1993, as amended by each of the:

     First Amendment to Debtor-in-Possession Loan Agreement (10/10/93), Second Amendment to Debtor-in-Possession Loan Agreement (10/12/93), Third Amendment to Debtor-in-Possession Loan Agreement (10/13/93), Fourth Amendment to Debtor-in-Possession Loan Agreement (11/15/93), Fifth Amendment to Debtor-in-Possession Loan Agreement (12/15/93),
     Sixth Amendment to Debtor-in-Possession Loan Agreement (12/17/93), that certain "Supplemental Consensual Adequate Protection Order in Connection with Debtor's Motion for Order Authorizing Debtor to Conduct Additional Going Out of Business Sales and Other Relief," entered by the Bankruptcy Court in the Chapter 11 Case on May 17, 1994,
     Eighth Amendment to Debtor-in-Possession Loan Agreement (6/14/94),
     Ninth Amendment to Debtor-in-Possession Loan Agreement (6/22/94),
     Tenth Amendment to Debtor-in-Possession Loan Agreement (7/1/94), Eleventh Amendment to Debtor-in-Possession Loan Agreement (7/12/94), Twelfth Amendment to Debtor-in-Possession Loan Agreement (8/31/94), Thirteenth Amendment to Debtor-in-Possession Loan Agreement (11/30/94), and
     Fourteenth Amendment to Debtor-in-Possession Loan Agreement and Waiver Agreement (3/31/95)

(as so amended, the "Loan Agreement"), which agreement contains certain obligations and agreements by the Company which the parties intend to survive the termination of the Loan Agreement and the occurrence of the Effective Date (as defined in the Plan) of the Plan (as hereinafter defined) in the Chapter 11 Case;

     WHEREAS, GE Capital and the Company were previously party to those certain Amended and Restated Commitment Letter of GE Capital to Rose's Stores, Inc. dated as of July 19, 1994 and the related Fee Letter dated as of July 19, 1994 (the "GE Commitment") and Agreement Terminating Amended and Restated Letter to Provide Confirmation Financing dated as of March 31, 1995 (the "GE Commit-ment Termination Agreement" and together with the Loan Agreement and GE Com-mitment the "Agreements"), which agreements contain certain obligations and agreements by the Company which the parties intend to survive the termination of the GE Commitment and the occurrence of the Effective Date of the Plan in the Chapter 11 Case;

     WHEREAS, as of the date hereof, pursuant to that certain Modified and Restated First Amended Joint Plan of Reorganization of Rose's Stores, Inc. as confirmed by order of the Bankruptcy Court dated April 24, 1995 (the "Plan"), Reorganized Rose's (as therein defined) is consummating a financing transaction (the "Post-Effective Date Financing Facility") which closing is a condition to the occurrence of the Effective Date of the Plan and whereupon the Debtor will cease to exist and Reorganized Rose's shall become vested with all the property and assets of the Debtor;

     WHEREAS, this agreement is that certain Post-Effective Date GE Assumption Agreement referred to in the Plan.

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by GE Capital and the Company (on behalf of itself, and Reorganized Rose's), the parties hereby agree as follows:

     1. Assumption of Obligations. In accordance with the Plan, immediately upon the execution and delivery of this Agreement by the Company, (i) except with respect to the Standby LCs strictly in accordance with the provisions of the Deferred GE Obligations Agreement, GE Capital shall not have any obligations whatsoever to the Company, Reorganized Rose's or any other person pursuant to or arising from the Loan Agreement, including, without limitation, any obliga-tion to make any Advances thereunder, and (ii) Reorganized Rose's shall be deemed to (a) have assumed the due and punctual performance of, and (b) other-wise be bound by, the following: all unperformed or unsatisfied Obligations under the Loan Agreement and Sections 1, 2.2 (b) and (g), 2.10, 7.22, 8.2,
10.2, 10.4, 10.10, 10.13, 10.14 and 10.15 of the Loan Agreement; Sections 7,
8, 11.4 and 11.5 of the GE Commitment, the Commitment Termination in toto, and, in each case any and all definitional provisions, cross-referenced sec-tions or other sections of such Agreements necessary to interpret or enforce any of such sections; provided, however, that except as hereinafter provided, any monetary obligations of the Company with respect to Advances and the pay-ment of interest, fees and expenses related to Advances shall be deemed satis-fied in full upon (x) the payment in full in cash of any invoices presented therefor by GE Capital for amount due under the Loan Agreement but not pre-viously paid within sixty (60) days following the date hereof or (y) in the event that no such invoices are presented within such period, the passage of sixty (60) days following the date hereof; and provided, further, that it is expressly understood that all liens, security interests, mortgage liens and other encumbrances in favor of GE Capital securing Obligations under the Loan Agreement have been terminated pursuant to that certain Master Release Agree-ment dated as of the date hereof by and between the Company and GE Capital, the Plan and/or that certain "Order Approving Exit Financing Facility with

The First National Bank of Boston and The CIT Group/Business Credit, Inc." entered by the Bankruptcy Court on April 17, 1995.
Notwithstanding the foregoing, it is understood and agreed that so long as any Standby LCs (as defined in the GE Deferred Obligations Agreement) remain outstanding, certain fees and expenses with respect thereto, including, without limitation, LC fees (as defined in the Loan Agreement) shall continue to accrue and will be invoiced to Reorganized Rose's monthly in arrears.

     2. Miscellaneous. (a) Any rights or obligations granted in or assumed by this agreement shall be in addition to any rights or obligations contained in or granted by the Plan or applicable law.

     (b) This agreement shall be binding upon the Company, Reorganized Rose's, GE Capital and their respective successors and assigns, provided, however, that no obligations of any party hereunder may be assigned without the prior written consent of the other party to this agreement.

     (c) Each Indemnified Person (as such term is defined in each of the Loan Agreement and GE Commitment) shall be entitled to rely on the provisions of this agreement as if they were a party hereto.

     (d) This agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York without reference to principles of conflict of laws.

     (e) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION (WITHOUT SUBMITTING TO ARBITRATION), THE PARTIES WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.


       [Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement by its officer thereunto duly authorized on the date first above written.


                              ROSE'S STORES, INC., on behalf of itself, as successor by merger to RSI, and Reorganized Rose's


                              By:/s/ George T. Blackburn, II
                                   Name: George T. Blackburn, II
                                   Title: Vice President

                              GENERAL ELECTRIC CAPITAL CORPORATION


                              By: /s/ Timothy C. Huban
                                   Name: Timothy C. Huban
                                   Title: Vice President - Commercial Finance

                   GE DEFERRED OBLIGATIONS AGREEMENT


      GE DEFERRED OBLIGATIONS AGREEMENT, dated as of April 28, 1995 by and between GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GE Capital"), and ROSE'S STORES, INC., debtor and debtor-in-possession in that certain bankruptcy Case No. 93-01365-5-ATS (the "Chapter 11 Case") pending in the United States Bankruptcy Court Eastern District of North Carolina Raleigh Division (the "Bankruptcy Court") in such capacity and on behalf of Reorganized Rose's (the "Company").

      WHEREAS, GE Capital and the Company are party to that certain Debtor-In-Possession Loan Agreement, dated as of September 20, 1993, as amended by each of the:

      First Amendment to Debtor-in-Possession Loan Agreement (10/10/93), Second Amendment to Debtor-in-Possession Loan Agreement (10/12/93), Third Amendment to Debtor-in-Possession Loan Agreement (10/13/93), Fourth Amendment to Debtor-in-Possession Loan Agreement (11/15/93), Fifth Amendment to Debtor-in-Possession Loan Agreement (12/15/93),
      Sixth Amendment to Debtor-in-Possession Loan Agreement (12/17/93), that certain "Supplemental Consensual Adequate Protection Order in Connection with Debtor's Motion for Order Authorizing Debtor to Conduct Additional Going Out of Business Sales and Other Relief," entered by the Bankruptcy Court in the Chapter 11 Case on May 17, 1994,
      Eighth Amendment to Debtor-in-Possession Loan Agreement (6/14/94),
      Ninth Amendment to Debtor-in-Possession Loan Agreement (6/22/94),
      Tenth Amendment to Debtor-in-Possession Loan Agreement (7/1/94), Eleventh Amendment to Debtor-in-Possession Loan Agreement (7/12/94), Twelfth Amendment to Debtor-in-Possession Loan Agreement (8/31/94), Thirteenth Amendment to Debtor-in-Possession Loan Agreement (11/30/94), and
      Fourteenth Amendment to Debtor-in-Possession Loan Agreement and Waiver Agreement (3/31/95)

(as so amended, the "Loan Agreement"; notwithstanding the termination of the Loan Agreement, capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Loan Agreement) and that certain Revolving Credit Note in the principal amount of $125,000,000 made by the Com-pany in favor of GE Capital (the "Note");

      WHEREAS, as of the date hereof, pursuant to that certain Modified and Restated First Amended Joint Plan of Reorganization of Rose's Stores, Inc. as confirmed by order of the Bankruptcy Court dated April 24, 1995 (the "Plan"), Reorganized Rose's (as therein defined) is consummating a financing transaction (the "Post-Effective Date Financing Facility") the proceeds of which will be used in part to satisfy and discharge certain monetary obligations of the Com-pany under the Loan Agreement and Reorganized Rose's will otherwise make pro-vision for the outstanding Letter of Credit Obligations and certain other de-ferred obligations to be paid following the closing of the Post-Effective
Date Financing Facility (the "Transaction");

      WHEREAS, pursuant to Section 10.2 of the Loan Agreement, the Company has agreed to reimburse GE Capital for all reasonable out-of-pocket expenses of GE Capital in connection with the Loan Agreement, the termination of the Loan Agreement, consummation of the Plan and matters related thereto, including, without limitation, legal fees and expenses, photocopying and duplicating expenses, long distance telephone charges, air express charges, and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other professional services (collectively, the "Reimbursable Expenses");

      WHEREAS, in light of the timing of the closing of the Transaction, the parties agree that it is unlikely that all Reimbursable Expenses incurred up to the time of closing of the Transaction can be processed in a manner permitting such expenses to be paid in connection with the closing of the Transaction; and, therefore, the parties desire to make provision for the payment of such Reimbursable Expenses by Reorganized Rose's following the closing of the Transaction and the Effective Date of the Plan;

      WHEREAS, pursuant to the Loan Agreement and at the request of the Company, GE Capital has incurred certain Letter of Credit Obligations, including certain of such obligations with respect to the standby letters of credit described on Annex A hereto (the "Standby LCs");

      WHEREAS, the expiry dates of the Standby LCs occur following the time at which GE Capital's obligation to incur or maintain Letter of Credit Obligations terminates under the Loan Agreement and the Company and Reorganized Rose's have requested that GE Capital permit the Standby LCs to remain outstanding following the closing of the Transaction which GE Capital is willing to do upon the terms and conditions set forth herein;

      WHEREAS, this Agreement together with that certain Release Agreement with Respect to Documentary LCs dated of even date herewith by and between GE Capital and The First National Bank of Boston ("FNBB") are collectively those GE De-ferred Obligations Agreements referred to in the Plan.

      NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by GE Capital and the Company (on behalf of itself and Reorganized Rose's), the parties hereby agree as follows:

      1. Payment of Reimbursable Expenses. Reorganized Rose's hereby agrees to reimburse GE Capital for all Reimbursable Expenses not otherwise reimbursed in connection with the closing of the Transaction within ten (10) days following the delivery of appropriate invoices therefore by GE Capital. Upon the request of Reorganized Rose's, GE Capital shall provide to Reorganized Rose's reasonable back-up documentation with respect to such Reimbursable Expenses. GE Capital will present all such invoices not later than sixty (60) days following the closing of the Transaction pursuant to GE Capital's normal business practice.
In order to provide for the timely reimbursement of the Reimbursable Expenses, Reorganized Rose's hereby agrees to make adequate provision on its books and records for the payment of such expenses.

      2. Treatment of Standby LCs. (a) Simultaneous with the execution and delivery of this agreement, Reorganized Rose's shall deliver to GE Capital an irrevocable standby letter of credit for the benefit of GE Capital, from FNBB and in form and substance satisfactory to GE Capital in its sole discretion, which (i) are in an amount equal to one hundred percent (100%) of the aggregate maximum amount which may be drawn under the Standby LCs, (ii) have an expiry date on or after April 28, 1996, and (iii) are drawable by GE Capital on terms acceptable to GE Capital and FNBB (the "Back-to-Back LC").

      (b) Upon the delivery to GE Capital of documents, in form and substance satisfactory to GE Capital in its sole discretion, evidencing the termination and release of GE Capital from any and all obligations under the reimbursement agreements by and between GE Capital and the issuing banks with respect to any of (x) the Standby LC issued by Bank of America (No. 219063) and the Standby LC issued by ABN/Amro (No. 930313), (y) the Standby LC issued by Bank of America (No. 218674) and the Standby LC issued by ABN/Amro (No. 950022) or (z) all of the other Standby LCs issued by ABN/Amro (Nos. 930291, 930292, 930293, 930294, 930295, 930296 and 930328) (the "Subject LC's), GE Capital shall, within three
(3) days following the receipt of acceptable documents evidencing such termination and release, perform such acts as reasonably necessary to allow the face amount of the Back-to-Back LC to be reduced by an amount equal to the face amount of the Subject LCs which were the subject of such event.

      (c) Reorganized Rose's acknowledges and agrees that (i) all obligations of GE Capital under this agreement with respect to the Standby LCs constitute Letter of Credit Obligations under the Loan Agreement and remain subject to all provisions of the Loan Agreement assumed by Reorganized Rose's pursuant to the Post-Effective Date GE Assumption Agreement, (ii) it shall pay all LC Fees and any other fees, costs or expenses payable by GE Capital in respect of, or arising from, the Standby LCs upon invoice therefore by GE Capital monthly in arrears, and (iii) except as expressly set forth herein GE Capital shall have no obligation to, nor shall it have any obligation to consent to, amend, modify, extend or otherwise renew any Standby LC or any Letter of Credit Obligation respecting any such Standby LC.

      3. Miscellaneous. (a) This Agreement shall be binding upon the Com-pany, Reorganized Rose's and GE Capital, and shall inure to the benefit of their respective successors and assigns. In addition, the Administrative Agents, the Facility Agents and the Lenders under the Post-Effective Date Financing Facility shall be entitled to rely on and enforce the provisions of Section 2(b) of this Agreement as if they were parties hereto.

      (b) This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York without reference to principles of conflict of laws.

      (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION (WITHOUT SUBMITTING TO ARBITRATION), THE PARTIES WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.


             [The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement by its officer thereunto duly authorized on the date first above written.

                                    ROSE'S STORES, INC., on behalf of itself and Reorganized Rose's



                                    By: /s/ George T. Blackburn, II
                                      Name:George T. Blackburn, II
                                      Title:Vice President


                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION



                                    By: /s/ Timothy C. Huban
                                      Name:Timothy C. Huban
                                      Title:Vice President - Commercial Finance

                                    Annex A




ROSE'S STORES, INC.                 S = ABN/AMRO
STANDBY LETTERS OF CREDIT        LASB = B of A         (L/C02)
04/26/95
             ISSUE     EXPIRY       ORIGINAL         DRAW/
L/C #         DATE      DATE         AMOUNT          AMEND       END BAL.
S930261     10/01/93  01/31/94   7,194,000.00  (7,194,000.00)         0.00
S930291     10/20/93  10/19/95     290,686.00     (91,862.00)   198,824.00
S930292     10/20/93  10/19/95     209,378.00    (103,861.00)   105,517.00
S930293     10/20/93  10/19/95      63,886.00      (9,376.00)    54,510.00
S930294     10/20/93  10/19/95      38,362.50      (9,532.50)    28,830.00
S930295     10/20/93  10/19/95     149,037.50     (85,910.00)    63,127.50
S930296     10/20/93  10/19/95      40,117.00     (26,795.00)    13,322.00
S930313     12/28/93  11/01/95     950,000.00     (70,000.00)   880,000.00
S930328     11/05/93  11/04/95      10,480.00           0.00     10,480.00
S950022     02/01/95  EVERGREEN    250,000.00           0.00    250,000.00
LASB-218674 10/27/93  EVERGREEN    450,000.00           0.00    450,000.00
LASB-219063 01/31/94  01/31/96   2,800,000.00     (57,478.00) 2,742,522.00
                                                               -----------
                                                               4,797,132.50
















                       Warrant Agreement

                            between

                      Rose's Stores, Inc.

                              and

         First Union National Bank of North Carolina,
                       as Warrant Agent

                        ______________


                  Dated as of April 28, 1995

                        ______________

                       TABLE OF CONTENTS

                                                               PAGE

1.  Appointment of Warrant Agent; Issuance of Warrants;
    Form of Warrants; Undeliverable Distributions . . . . . . . . .   2
    1.1  Appointment of Warrant Agent; Issuance of Warrants;
         Form of Warrants . . . . . . . . . . . . . . . . . . . . .   2
    1.2  Undeliverable Distributions. . . . . . . . . . . . . . . .   3

2.  Registration. . . . . . . . . . . . . . . . . . . . . . . . . .   4

3.  Exchange or Transfer of Warrant Certificates;
    Fractional Shares . . . . . . . . . . . . . . . . . . . . . . .   4
    3.1  Exchange or Transfer of Warrant Certificates . . . . . . .   4
    3.2  Fractional Certificates or Shares. . . . . . . . . . . . .   5

4.  Term of Warrants; Exercise of Warrants; Compliance
    with Government Regulations . . . . . . . . . . . . . . . . . .   5
    4.1  Term of Warrants; Exercise of Warrants . . . . . . . . . .   5
    4.2  Compliance with Government Regulations . . . . . . . . . .   7

5.  Cancellation and Destruction of Warrant Certificates. . . . . .   7

6.  Payment of Taxes. . . . . . . . . . . . . . . . . . . . . . . .   8

7.  Mutilated or Missing Warrants . . . . . . . . . . . . . . . . .   8

8.  Reservation and Availability of Shares;  Purchase
    of Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
    8.1  Reservation and Availability of Shares . . . . . . . . . .   8
    8.2  Purchase of Warrants by the Company. . . . . . . . . . . .   8

9.  Common Stock Record Date . . . . . . . . . . . . . . . . . . . .   8

10.  Adjustment of Exercise Price and Number of Shares . . . . . . .   9
     10.1 Mechanical Adjustments . . . . . . . . . . . . . . . . . .   9
     10.2 Voluntary Adjustment by the Company. . . . . . . . . . . .  11
     10.3 Notice of Exercise Price and Adjustment. . . . . . . . . .  11
     10.4 No Other Adjustment for Dividends. . . . . . . . . . . . .  11
     10.5 Preservation of Purchase Rights Upon Merger,
          Consolidation, etc.. . . . . . . . . . . . . . . . . . . .  11
     10.6 Statement on Warrant Certificates. . . . . . . . . . . . .  11

11.  Fractional Interests. . . . . . . . . . . . . . . . . . . . . .  12

12.  Agreements of Holders . . . . . . . . . . . . . . . . . . . . .  12

                                                               PAGE

13.  Concerning the Warrant Agent. . . . . . . . . . . . . . . . . .  12

14.  Merger or Consolidation or Change of Name of Warrant Agent. . .  12

15.  Duties of Warrant Agent . . . . . . . . . . . . . . . . . . . .  13

16.  Change of Warrant Agent . . . . . . . . . . . . . . . . . . . .  16

17.  Issuance of New Warrant Certificates. . . . . . . . . . . . . .  17

18.  Notice of Certain Events. . . . . . . . . . . . . . . . . . . .  17

19.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

20.  Supplements and Amendments . . . . . . . . . . . . . . . . . .   19

21.  Determination and Actions by the Board of Directors, etc . . .   20

22.  No Rights as Stockholders. . . . . . . . . . . . . . . . . . .   20

23.  Successors . . . . . . . . . . . . . . . . . . . . . . . . . .   20

24.  Benefits of this Agreement . . . . . . . . . . . . . . . . . .   20

25.  Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . .   20

26.  Severability . . . . . . . . . . . . . . . . . . . . . . . . .   21

27.  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . .   21

28.  Descriptive Headings . . . . . . . . . . . . . . . . . . . . .   21

29.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . .   21

30.  Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

THIS WARRANT AGREEMENT (the "Agreement"), dated as of April 28, 1995, is by and between Rose's Stores, Inc., a Delaware corporation (the "Company"), and First Union National Bank of North Carolina, a national banking association, as Warrant Agent (the "Warrant Agent").

                          WITNESSETH:

WHEREAS, the Company filed, on September 5, 1993, a voluntary Petition for Relief under Chapter 11, Title 11 of the United States Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the Eastern District of North Carolina, Raleigh Division (the "Bankruptcy Court"); and

WHEREAS, the Company's First Amended Joint Plan of Reorganization, filed with the Bankruptcy Court on October 4, 1994, accepted by the Company's credi-tors and equity holders entitled to vote thereon, confirmed by the Bankruptcy Court on December 14, 1994 and as subsequently amended (the "Plan"), provides for the issuance and distribution of warrants (the "Warrants") to purchase the new common stock ("Common Stock") of the Company, to be issued as of the date of the Plan's effectiveness and the Company's emergence from Chapter 11 (the "Effective Date"); and

WHEREAS, a Modified and Restated First Amended Joint Plan of Reorganization (the "Modified Plan") was filed on April 19, 1995, and approved by the Bank-ruptcy Court by order dated April 24, 1995, which Modified Plan retains the provisions of the Plan relating to the issuance of the Warrants; and

WHEREAS, the Modified Plan provides that the Company shall issue 4,285,714 Warrants to purchase up to an aggregate of 4,285,714 shares (the "Shares"), subject to adjustment as hereinafter provided, of the Company's Common Stock to the record holders (the "Record Equity Holders"), as of the Effective Date, of shares of the existing Voting Common Stock or Non-Voting Class B Stock of the Company to be cancelled as of the Effective Date (the "Old Stock"), and provides that provision be made for the handling of Undeliverable Distributions (as defined below); and

WHEREAS, each Warrant entitles the holder thereof to purchase one Share of Common Stock, subject to adjustment as hereinafter provided, and as used herein, "Shares" shall include any asset, property or other security of the Company or any successor to which each Holder (as hereinafter defined) shall be entitled upon exercise of the Warrants; and

WHEREAS, the Company wishes the Warrant Agent to act as Warrant Agent on behalf of the Company in connection with the issuance, division, transfer, exchange and exercise of the Warrants, and the Warrant Agent is willing to so act.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and for good and valuable consideration, the parties hereto agree as follows:

1. Appointment of Warrant Agent; Issuance of Warrants; Form of Warrants; Undeliverable Distributions.

1.1 Appointment of Warrant Agent; Issuance of Warrants; Form of Warrants.

(a) The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment. The Warrant Agent shall maintain the Warrant Register described in Section 2 and shall countersign, issue and deliver the Warrants under the terms of this Agreement and any written instructions of the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the Secretary of the Company which are not inconsistent with the terms of this Agreement.

(b) The Warrants shall be issued to the Holders within thirty (30) days of the Effective Date, subject to the conditions set forth in this Agreement. The Company shall notify the Warrant Agent as of the date of the occurrence of the Effective Date. Upon execution of this Agreement and prior to the issuance of any Warrants or distribution by the Warrant Agent of any Warrant Certifi-cates, the Company shall deliver, or cause to be delivered, to the Warrant Agent detailed and sufficient records identifying the Record Equity Holders, the number of Warrants to be issued to each Record Equity Holder, the record ad0 dress for each Record Equity Holder, and records pertaining to the Old Stock Certificates held by such Record Equity Holders sufficient to allow the War-rant Agent to make determinations under Section 1.1(c).

(c) Upon written direction of the Company and prior to the issuance or distribution by the Warrant Agent of any Warrant, the Warrant Agent shall send, by first class mail, postage prepaid, to each Record Equity Holder a letter of transmittal form ("Transmittal Form") and a request for surrender (each in form provided by the Company and reasonably acceptable to the Warrant Agent) by such Record Equity Holder of the certificate(s) ("Old Stock Certificate") repre-senting such Record Equity Holder's Old Stock. No Warrant Certificate shall be issued or distributed by the Warrant Agent unless the Warrant Agent shall have first received from the Record Equity Holder a completed Transmittal
Form and the surrendered Old Stock Certificate; provided, however, that if any such Old Stock Certificate shall have been lost, stolen or mutilated, such Record Equity Holder shall be required to provide evidence, reasonably satisfactory to the Company and the Warrant Agent, of such loss, theft or destruction and an indemnity orbond, if requested, also reasonably satisfac-tory to the Company and the Warrant Agent, as a condition to the issuance and distribution to such Record Equity Holder of Warrants Certificates pursuant to this Agreement. Upon receipt of surrendered Old Stock Certificates, the Warrant Agent shall compare the stock ownership information contained in such certificates with the records provided to the Warrant Agent pursuant to Sec-tion 1.1(b) and shall submit to the Company any questions regarding any incon-sistencies therein. The Company shall instruct the Warrant Agent to take or omit such actions in response to any such inconsistency and the Warrant Agent shall be entitled to rely on such instructions without further liability.
The Warrant Agent shall deliver all Old Stock Certificates and other docu-ments related thereto (including indemnities or bonds) to the transfer agent for such stock.

(d)  The Warrants shall be evidenced by certificates ("Warrant
Certificates" or "Certificates") substantially in the form attached hereto as Exhibit A. The Warrant Certificates shall be executed on behalf of the Company by the manual or facsimile signature of the Chairman of the Board, the Presi-dent,the Chief Executive Officer, the Chief Financial Officer or the Treasur-er of the Company, under its corporate seal, affixed or in facsimile and attested by the manual or facsimile signature of the Secretary or an Assist-ant Secretary of the Company.

(e) Each Warrant Certificate shall be countersigned by the manual signature of the Warrant Agent (or any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrant Certificates shall be dated as of the date of countersignature thereof by the Warrant Agent upon initial issu-ance and upon transfer, split-up, combination or exchange.

(f) In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent, such Warrant Certificates may, nevertheless, be issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such of-ficer of the Company. Any Warrant Certificates may be signed on behalf of the Company by any person who, at the actual date of execution of such War-rant Certificates, shall be a proper officer of the Company to sign such War-rant Certificates, even if such person did not hold such office on the date of this Agreement.

(g) Upon written order of the Company, signed by any person reasonably believed by the Warrant Agent to be the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the Secretary of the Company (each such person being referred to hereinafter as an "Authorized Person"), and upon satisfaction of conditions set forth in subparagraph (c) hereof, the Warrant Agent shall deliver the Warrant Certifi-cates to the Holders by first class mail, postage prepaid. All Authorized Persons as of the date of this Agreement are identified on Schedule 1 attach-ed hereto. Such Schedule may be modified from time to time to delete or add names by delivery to the Warrant Agent of a revised and dated Schedule signed by a person who, prior to and after such modification, is an Authorized Person.

1.2  Undeliverable Distributions.

(a) For purposes of this Agreement, "Undeliverable Distributions" shall mean (i) Transmittal Forms sent by the Warrant Agent to Record Equity Holders which are returned to the Warrant Agent as undeliverable, or (ii) Warrant Certificates, distributed by the Warrant Agent in accordance with the terms of this Agreement, which are returned to the Warrant Agent as undeliverable.

(b) The Warrant Agent shall hold all Undeliverable Distributions for possible future distribution to the potential claimants of such Undeliverable Distributions until the Expiration Date (as defined herein) of the Warrants.

(c) If, at any time prior to the Expiration Date of the Warrants, the Warrant Agent receives notification in writing from the person or entity in whose name the Undeliverable Distribution was delivered as to the proper current address of such person, the Warrant Agent may deliver, without further authorization from the Company, the Undeliverable Distribution to such person at such new address; provided, however, that such person has satisfied the conditions to issuance and distribution of Warrants and Warrant Certificates set forth in Section 1.1(c) hereof.

(d)  Each time an Undeliverable Distribution is returned to the Warrant
Agent, the Warrant Agent shall note such return in its records and, upon request of the Company and in no event more frequently than monthly, shall notify the Company in writing of such return and of the date of the attempted distribution of such Undeliverable Distributions.

2.   Registration.  The Warrant Agent shall number the Warrant
Certificates sequentially and shall maintain a warrant register (the "Warrant Register") as they are issued, which register shall be kept at one of the War-rant Agent's offices in Charlotte, North Carolina. The Warrant Register shall show the names and addresses of the respective Holders of the Warrants, the number of Shares purchasable on the face of each Warrant so held and the date of such Warrant. The Company and the Warrant Agent may deem and treat the registered holder of any Warrant on the Warrant Register (the "Holder," which term shall also refer to the registered holder of any shares) as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purpose of any exercise of such War-rants and for all other purposes. Neither the Company nor the Warrant Agent shall be affected by any notice to the contrary or be bound to recognize, or make any inquiries with respect to, any equitable or other claim to or inter-est in such Warrant on the part of any other person and shall not be liable for any registration or transfer of Warrants which are registered or are to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with knowl-edge of such facts such that its participation therein amounts to bad faith.

3.   Exchange or Transfer of Warrant Certificates; Fractional Shares.

3.1 Exchange or Transfer of Warrant Certificates. Subject to the prior payment of any tax or governmental charge pursuant to Section 6 of this Agree-ment and any other reasonable charges as the Company may prescribe in writing to the Warrant Agent, Warrant Certificates may be transferred, split up, com-bined with or exchanged for another Warrant Certificate or Warrant Certifi-cates entitling the Holder or Holders collectively to purchase a like aggre-gate number of Warrants as the Warrant Certificate or Warrant Certificates surrendered entitled such Holder to purchase. Any Holder desiring to trans-fer, split up, combine or exchange any Warrant Certificate shall deliver such request in writing to the Warrant Agent at its office designated for such pur-pose, shall surrender to the Warrant Agent the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged, accompanied by a duly executed written instrument or instruments of transfer satisfactory to the Warrant Agent and the Company, and shall pay any applicable tax, gov-ernmental charge or other charge. Thereupon, the Warrant Agent shall counter-sign, date, number and deliver to the person so designated a Warrant Certifi-cate or Warrant Certificates, shall cancel the surrendered Warrant Certifi-cate or Warrant Certificates and shall properly note such transfer, split up, combination or exchange in the Warrant Register.

In all cases of written requests pursuant to this Section by an attorney, the original power of attorney, duly approved, or copy thereof, duly certified, shall be deposited and remain with the Warrant Agent. In the case of written requests by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced and deposited with the Warrant Agent.

3.2 Fractional Certificates or Shares. The Company shall not be required to issue fractional Warrant Certificates or fractions of Warrants or Shares, or to distribute certificates which evidence fractional shares. Only whole War-rants may be transferred, split up, combined or exchanged hereunder, and War-rant Certificates for fractions of a Warrant will not be issued upon any such transfer, split-up, combination or exchange. Fractional interests upon exercise of Warrants shall be distributed as provided in Section 11 hereof.

4.   Term of Warrants; Exercise of Warrants; Compliance with Government
Regulations.

4.1  Term of Warrants; Exercise of Warrants.

(a) Each Warrant entitles the Holder thereof to purchase one Share at any time during hours of regular business operations from the date the Warrants are issued to Holders under the Modified Plan until 5:00 P.M., New York City time, on the seventh anniversary of the Effective Date (the "Expiration Date") at the exercise price per Warrant determined as set forth below, subject to adjustment as set forth herein (the "Exercise Price"). Each Warrant not exercised prior to the Expiration Date shall expire without recourse, and shall no longer be of any force or effect.

(b)  The initial Exercise Price, pursuant to the terms of the Modified
Plan, shall equal, on the Effective Date, the Full Recovery Target Amount (as defined below) divided by 10,000,000. This initial Exercise Price per share shall be adjusted on each of the first three (3) anniversaries of the Effective Date to equal the Full Recovery Target Amount (as defined below) on each such anniversary divided by 10,000,000, and shall be adjusted on the fourth, fifth and sixth anniversaries of the Effective Date to equal 105%, 110% and 115%, respectively, of the Full Recovery Target Amount (as defined below) on each such anniversary divided by 10,000,000.

(c) The Full Recovery Target Amount, as defined in the Modified Plan, shall mean, on any applicable date, the amount of Allowed Claims in Class 3 (except for those to be satisfied by Cash payment pursuant to the Modified Plan or order of the Bankruptcy Court) plus the total Reserve Amount as of such date, if any, determined pursuant to section 7.12 of the Modified Plan for all Dis-puted Claims in Class 3. Capitalized terms not defined in this Section
4.1(c) shall have the meanings given them in the Modified Plan.

(d) The Exercise Price and the number and kind of Shares purchasable upon the exercise of each Warrant are subject to further adjustment upon the occurrence of certain events, pursuant to the provisions of Section 10 of this Agreement. Subject to the provisions of this Agreement, each Holder of a War-rant Certificate shall have the right to exercise the Warrants evidenced thereby in whole or in part at any time and from time to time prior to 5:00 p.m., New York City time, on the Expiration Date upon surrender of the Warrant Certificate, with the form of election to exercise on the reverse side thereof duly execut-ed, to the Warrant Agent at the office of the Warrant Agent designated for such purpose, together with payment of the Exercise Price, as adjusted in ac-cordance with the provisions of this Agreement, for the number of Shares in respect of which such Warrants are then exercised. Payment of such Exercise Price may be made by money order or by certified or official bank check in lawful money of the United States of America in accordance with paragraph (c) below. The date and time of exercise of any Warrant shall be deemed to be the date and time of receipt by the Warrant Agent of the applicable Warrant Certi-ficate, with the form of election to exercise on the reverse side thereof duly filled in and signed and accompanied by proper payment as herein provided. The method of delivery of any Warrant Certificates to the Warrant Agent is at the option and risk of the Holder thereof.

(c)  Upon receipt of a Warrant Certificate representing an exercisable
Warrant, with the appropriate form of election to exercise duly executed, accompanied by payment of the Exercise Price for the Shares to be purchased and an amount equal to any applicable transfer tax (as determined by the Warrant Agent) in cash, or by certified or official bank check or money order payable to the order of the Company, the Warrant Agent shall thereupon promptly (i) requisition from any transfer agent of the Shares (or make available, if the Warrant Agent is the transfer agent) certificates for the number of Shares to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) after receipt of such Exercise Price, deliver such amount paid upon exercise to the Company and (iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the Holder of such Warrant Certificate, registered in such name or names as may be designated by such Holder. In the event that the Company is obligated to issue other securities of the Company upon the exercise of a Warrant, the Company shall make all arrangements necessary so that such other securities are avail-able for distribution by the Warrant Agent, if and when appropriate.

(d) In case the Holder of any Warrant Certificate shall exercise fewer than all the Warrants evidenced thereby, a new Warrant Certificate evidencing Warrants equivalent to the Warrants remaining unexercised shall be issued by the Warrant Agent and delivered to the Holder of such Warrant Certificate or to his duly authorized assigns.

(e) In case any Holder desiring to exercise a Warrant Certificate or Certificates makes such request to exercise within any period during which the transfer books for the Company's Common Stock or other class of stock purchas-able upon the exercise of the Warrants evidenced by such Warrant Certificate or Certificates are closed for any purpose, the Warrant Agent and the Company shall not be required to make delivery of certificates for Shares purchasable upon such exercise, and the person entitled to receive delivery of such certifi-cates shall not be deemed to have become a holder of record of such Shares, until the next succeeding business day on which the transfer books of the Company are open.

4.2 Compliance with Government Regulations. The Company covenants that if any Shares require, under any United States federal or state law or applic-able governing rule or regulation of any national securities exchange, reg-istration with or approval of any United States federal or state governmental authority, or listing on any such national securities exchange before such Shares may be issued to a Holder upon exercise, the Company shall in good faith and as promptly as practicable endeavor to cause such stock to be duly registered, approved or listed on the relevant national securities exchange, as the case may be; provided, however, that, in no event shall any Shares be issued, and the Company is hereby authorized to suspend the exercise of all Warrants, for the period during which such registration, approval or listing is required but not in effect, in which event the Expiration Date shall be extended for any such period of suspension.

The Company shall have the sole and exclusive responsibility and liability to make any and all determinations regarding the applicability of, compliance with and effect of federal or state laws, rules or regulations and shall in-struct the Warrant Agent and the Transfer Agent from time to time in writing if and in the event the Company determines that any certificates representing Shares or Warrants should not be signed and delivered to any person in light of any such federal or state laws, rules or regulations.

5. Cancellation and Destruction of Warrant Certificates. All Warrant Certificates surrendered for the purpose of exercise, transfer split-up, combination or exchange shall be surrendered and delivered to the Warrant Agent for cancellation and shall be canceled by it, or delivered to the Warrant Agent in canceled form, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent shall so cancel and retire, any other Warrant Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. With respect to canceled Warrant Certificates, the Warrant Agent shall retain, destroy or deliver them to the Company, as the Company directs in writing.

6. Payment of Taxes. The Company shall pay all federal and state transfer taxes, documentary stamp taxes, and charges, if any, attributable to the initial issuance of Warrants and of Shares initially issued upon the exer-cise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer in-volved in the issue or delivery of any Warrant Certificates or any certifi-cates for Shares in a name other than that of the Holder of such Warrants or to issue or deliver any certificates for Shares in a name other than that of the Holder upon the exercise of any Warrants until such tax shall have been paid (any such tax being payable by the Holder of such Warrant Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

7. Mutilated or Missing Warrants. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Warrant Certificate and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company and the Warrant Agent, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, the Company shall execute and deliver a new Warrant Certificate of like tenor to the Warrant Agent for countersignature and delivery to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated.

8.   Reservation and Availability of Shares; Purchase of Warrants.

8.1 Reservation and Availability of Shares. The Company covenants and agrees that it shall at all times cause to be reserved and kept available, free from preemptive rights, out of the authorized and unissued Shares, a number of Shares that shall be sufficient to permit the exercise in full of the rights of purchase represented by the Warrants.

The Company covenants and agrees that it shall take all such action as may be necessary to ensure that all Shares that may be issued upon exercise of Warrants shall, at the time of delivery of the certificates for such Shares (subject to the payment of the Exercise Price and any applicable transfer taxes), be duly and validly authorized and issued, fully paid and nonassessable outstanding Shares of the Company.

8.2 Purchase of Warrants by the Company. The Company shall have the right, except as limited by law, other agreements, or herein, to purchase, or otherwise acquire, Warrants at such times, in such manner and for such consideration as it may deem appropriate.

9. Common Stock Record Date. Each person in whose name any certificate for Shares is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of the Shares represented thereby on, and such certificate shall be dated, the date upon which the Warrant Certificate evidencing such Warrants was duly presented and payment of the Exercise Price (and any applicable transfer taxes) was made; provided, however, that if the date of such presentation and payment is a date upon which the transfer books of the Company are closed, such person shall be deemed to have become the re-cord holder of such Shares on, and such certificate shall be dated, the next succeeding business day on which the transfer books of the Company are open; provided further, that unless otherwise provided by law or as contemplated by Section 4.2, such transfer books shall not be closed at any one time for a period of longer than five calendar days. Except as provided elsewhere herein, prior to the date a Holder of Warrants becomes a Holder of Shares pursuant to the exer-cise of such Warrants, the Holder of a Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of the Company with respect to Shares for which the Warrants shall be exercisable, including, without limita-tion, the right to vote upon any matter submitted to the stockholders of the Company, to receive dividends or other distributions or to exercise any pre-emptive rights, and shall not be entitled to receive any notice of any pro-ceedings of the Company.

10. Adjustment of Exercise Price and Number of Shares. The number and kind of securities or other property purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment by the Company from time to time as set forth in this Section 10.

10.1 Mechanical Adjustments. The number of Shares purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment as follows:

(a) In case the Company shall at any time after the date of this Agreement and prior to the Expiration Date (i) declare or pay a dividend, or make a distribution, in shares of Common Stock to holders of Common Stock, (ii) subdivide the outstanding Common Stock into a greater number of shares, (iii) combine the outstanding Common Stock into a smaller number of shares, (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity) or (v) make a distribu-tion on its Common Stock in shares of its capital stock other than Common
Stock, then the kind and number of Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Shares or other securities of the Company which he would have owned or have been entitl-ed to receive after the happening of any of the events described above, had such Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto and at a time when the transfer books of the Company were open. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event. Notwithstanding the foregoing, no distribution of Common Stock required to be made pursuant to the Plan will require an adjustment pursuant to this Section 10.1(a).

(b) In case the Company at any time after the date of this Agreement and prior to the Expiration Date shall issue other than as required pursuant to the Plan (without payment of consideration) rights, options or warrants to holders of its outstanding Common Stock entitling them to subscribe for or purchase shares of Common Stock or securities convertible into or exchangeable for Common Stock, then the Company shall reserve for distribution, and shall distribute upon payment of the Exercise Price, such rights, options, warrants or securi-ties to the Holders of the Warrants as if the Warrants had been exercised immediately prior to the record date for such distribution; provided, that no such rights, options, warrants or securities shall be reserved after the expiration date, if any, of any such rights, options, warrants or securities.

(c) In case the Company at any time after the date of this Agreement and prior to the Expiration Date shall make a distribution other than as required pursuant to the Plan to all holders of Common Stock or any other capital stock issued with respect to the Common Stock of any asset, property or security (other than (i) cash dividends payable out of current earnings and (ii) those distributions referred to in subsection (a) or (b) above), then, and in each such case, the Holders, upon the exercise of the Warrants, shall be entitled to receive in addition to the Shares, the amount of assets, property or securities to which such Holder would have been entitled as a Holder of Common Stock if such Holder had exercised his Warrant immediately prior to the record date for such distribution. At the time of any such distribution, the Company shall, at its election, either (x) deposit the assets, property or securities payable to Holders pursuant hereto in trust for the Holders with the Warrant Agent or an institution eligible to act as trustee under an indenture qualif-ied under the Trust Indenture Act of 1939, as amended, with instructions as to the investment of such property and any proceeds therefrom so as to pro-tect the value of such property for the Holders or (y) distribute to the Hold-ers the assets, property or securities to which they would be entitled upon exercise. Such election by the Company shall be made by the Company by giv-ing written notice thereof to the Holders. In the event that the Company elects to deposit the assets, property or securities payable to Holders pur-suant hereto in trust for the Holders, the trust indenture shall provide that any assets, property or securities deposited in such trust shall revert to the Company upon the expiration of the term of the Warrants.

(d) No adjustment in the number of Shares purchasable hereunder shall be required unless such adjustments would require an increase or decrease of at least one percent (1%) in the number of Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one thousandth (.001) of a share.

(e) Whenever the number of Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise Price payable upon exer-cise of each Warrant shall be adjusted by multiplying such Exercise Price im-mediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

10.2 Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company or extend the Expiration Date of the Warrants.

10.3 Notice of Exercise Price and Adjustment.  Whenever the initial
Exercise Price is set or the number of Shares purchasable upon the exercise of each Warrant or the Exercise Price is adjusted, as herein provided, the Company shall (a) promptly prepare a certificate setting forth such initial Exercise Price or adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Warrant Agent and with each transfer agent for the Common Stock a copy of such certificate and (c) mail or, at its option, cause the Warrant Agent to mail, a brief summary thereof to each Hold-er of a Warrant Certificate in accordance with Section 19 hereof. The War-rant Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

10.4 No Other Adjustment for Dividends.  Except as provided in subsection
10.1, no adjustment or payment in respect of any dividends shall be made during the term of a Warrant or upon the exercise or conversion of a Warrant.

10.5 Preservation of Purchase Rights Upon Merger, Consolidation, etc.
In case of any consolidation of the Company with, or merger of the Company into, any other person (including, without limitation, any corporation, partnership, joint venture or association) or merger of any other person with or into the Company or in case of any sale, transfer or lease to any other person of all or substantially all the property of the Company, the Company or such successor or purchasing person, as the case may be, shall assume, by written agreement, the obligation to grant to each Holder the right, and each Holder shall have the right, thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant solely the kind and amount of shares or other securities and property and any proceeds therefrom which the Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such War-rant been exercised immediately prior to such action. Such agreement (a copy of which shall be delivered to the Warrant Agent) shall provide for adjust-ments, which shall be as nearly equivalent as may be practicable to the ad-justments provided for in this Section 10. The provisions of this subsection
10.5 shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

10.6 Statement on Warrant Certificates. Irrespective of any adjustments in the Exercise Price or the number or kind of securities purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of Shares as are stated in the Warrant Certificates initially issuable pursuant to this Agree-ment.

11. Fractional Interests. The Company shall not be required to issue fractional Shares on the exercise or other transfer of Warrants or as a result of any adjustment pursuant to the provisions of Section 10 hereof. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Shares purchasable on exercise of the Warrants so presented. If any fraction of a Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall round such fraction to the nearest whole Share (up or down), with half Shares being rounded down, and will deliver the additional Share if rounded up.

12. Agreements of Holders. Every Holder of a Warrant by accepting the same consents and agrees with the Company and the Warrant Agent and with every other holder of a Warrant that:

(a)  the Warrant Certificates are transferable only on the Warrant
Register if surrendered at the office of the Warrant Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer, and

(b) the Company and the Warrant Agent may deem and treat the person in whose name a Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

13. Concerning the Warrant Agent. The Company agrees to pay to the Warrant Agent reasonable compensation as set forth in Schedule 2 attached hereto for all services rendered by it hereunder and, from time to time, on demand of the Warrant Agent, its reasonable expenses and counsel fees and disbursements and other reasonable disbursements incurred in the negotiation, administration and execution of this Agreement and the exercise and performance of its duties hereunder.

14. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 16 hereof. In case at the time such successor Warrant Agent shall succeed to the agency created by this Agreement any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant Certificates so countersigned; and, in case at that time any of the Warrant Certificates shall not have been countersigned, any successor Warrant Agent may countersign such Warrant Certificate either in the name of the predecessor or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates in this Agreement.

In case at any time the name of the Warrant Agent shall be changed, and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and, in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

15. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, all of which the Company, by its acceptance hereof, and the Holders of Warrant Certificates, by their acceptance thereof, shall be bound:

(a) The Warrant Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein or given pursuant hereto.

(b) The Warrant Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Warrant Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Agreement.

(c) The Warrant Agent shall have no liability or obligation with respect to its duties hereunder except for the Warrant Agent's willful misconduct or gross negligence. In no event shall the Warrant Agent be liable for incidental, indirect, special, consequential or punitive damages. The Warrant Agent shall not be obligated to take any legal action or commence any proceeding in connection with this Agreement or the Modified Plan, or to appear in, prosecute or defend any such legal action or proceeding.

(d) The Warrant Agent may consult legal counsel selected by it (which may be counsel for the Company) in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. The Company shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

(e) From and at all times after the date of the Agreement, the Company shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless the Warrant Agent and each director, officer, employee, attorney, agent and affiliate of the Warrant Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a re-sult of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation the Company, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or other-wise, arising from or in connection with the negotiation, preparation, execu-tion, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally deter-mined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that the Company shall be required to pay such fee and expenses if (a) the Company agrees to pay such fees and expenses, or (b) the Company shall fail to assume the defense of such action or proceeding or shall fail, in the reasonable discretion of such Indemnified Party, to employ counsel satisfactory to the Indemnified Party in any such action or proceeding,
(c) the Company is the plaintiff in any such action or proceeding or (d) the named parties to any such action or proceeding (including any impleaded parties) include both Indemnified Party and the Company, and Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company. The Company shall be liable to pay fees and expenses of counsel pursuant to the preceding sentence. All such fees and expenses payable by the Company pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. All of the foregoing losses, damages, costs and expenses of the Indemnified Parties shall be payable by the Company, upon demand by such Indemnified Party. The obligations of the Company under this Section shall survive any termination of this Warrant Agreement and the resignation or removal of the Warrant Agent.

(f) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed on behalf of the Company by an Authorized Person and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(g) The Warrant Agent shall not be liable for, or by reason of, any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except as to the fact that it has countersigned the Warrant Certificates) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(h) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement, the Modified Plan or in any Warrant Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 10 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Warrants evidenced by Warrant Certificates after receipt of the certificate described in
Section 10. 3 hereof); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or other securities to be issued under this Agreement or any Warrant Certificate or as to whether any shares of Common Stock or other securities shall, when so issued, be validly authorized and issued, fully paid and nonassessable.

(i) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from any Authorized Person, and is authorized to apply to such Authorized Persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such Authorized Person. Any application by the Warrant Agent for written instructions from the Company may, at the option of the War-rant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Warrant Agent shall not be liable for any action taken by, or omission of, the War-rant Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five (5) business days after the date any Authorized Person actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Warrant Agent shall have re-ceived written instructions in response to such application specifying the action to be taken or omitted.

(j) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement to the extent lawfully permitted to so act. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(k) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents (which shall not include its employees), and the Warrant Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or to the holders of the Warrants resulting from any such act, omission, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

(l) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(m) If, with respect to any Warrant Certificate surrendered to the Warrant Agent for exercise or transfer, the form of election to purchase or transfer, as the case may be, has not been completed, the Warrant Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(n) The Warrant Agent shall not be required to take notice of, or be deemed to have notice of, any fact, event or determination under this Agreement unless and until the Warrant Agent shall be specifically notified in writing by the Company of such fact, event or determination.

16.  Change of Warrant Agent.  The Warrant Agent or any successor Warrant
Agent may resign and be discharged from its duties under this Agreement upon sixty (60) days' notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail. The Company may remove the Warrant Agent or any successor Warrant Agent upon sixty (60) days' notice in writing mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of sixty (60) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, then the Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new War-rant Agent. Notwithstanding any provision to the contrary contained herein, the removal or resignation of the Warrant Agent will be effective upon the expira-tion of the applicable notice period, and in the event a successor has not then been appointed, the Company shall assume the role of Warrant Agent until such time as a successor Warrant Agent has been appointed in accordance with the terms of this Agreement. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of any state thereof, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus of at least fifty million dol-lars ($50,000,000) or (b) an affiliate of a corporation described in clause
(a) of this sentence. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed, and the predecessor Warrant Agent shall deliver and transfer to the successor War-rant Agent any property at the time held by it hereunder and execute and de-liver any further assurance, conveyance, act or deed necessary for the pur-pose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Warrant Agent and each transfer agent of the Common Stock and mail a notice thereof in writing to the Holders of the Warrant Certificates. Failure to give any notice provided for in this Section 16, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

17. Issuance of New Warrant Certificates. Notwithstanding any of the provisions of this Agreement or of the Warrants to the contrary, the Company may, at its option, cause the Warrant agent to issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per Share and the number or kind or class of shares or other securities or property purchasable under the Warrant Certificates made in accordance with the provisions of this Agreement.

18. Notice of Certain Events. In case the Company shall propose, except as contemplated by the Plan, (a) to declare or pay a dividend, or make a distribution, to Holders of Common Stock in shares of Common Stock, to subdivide the outstanding Common Stock, to combine the outstanding Common Stock into a smaller number of shares, to issue any shares of its capital stock in a reclassification of the Common Stock or to make a distribution on its Common Stock in shares of its capital stock other than Common Stock or (b) to issue (without payment of consideration), or sell, rights, options or warrants to all holders of Common Stock entitling them to subscribe for or to purchase shares of Common Stock or securities convertible into or exchangeable for Common Stock, or (c) to make a distribution to all holders of Common Stock of any asset, property or security (other than (1) cash dividends payable out of current earnings, (2) distributions referred to in (a) or (b) above and (3) in connec-tion with the total liquidation, dissolution or winding up of the Company), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer, in one or more transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any other person, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each Holder of a Warrant Certificate, in accordance with Section 19 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, subdivision, reclassification, distribution of rights, options, warrants, assets, property or security, or the date on which such consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the Holders of the Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least ten
(10) days prior to the record date for determining Holders of the Shares for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the Holders of the Shares, whichever shall be the earlier. Failure to publish, mail or receive such notice or any de-fect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such stock dividend, subdivi-sion, reclassification, distribution, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up. Except as specifically required herein, the Company shall not be required to provide notice to Holders of War-rant Certificates of any events of which it is not required to provide notice to Holders of New Roses Common Stock. Where the Company is required to give notice of an event to its stockholders, it shall not be required to give greater notice of such event to Warrant Holders.

19. Notices. Notices or demands authorized by this Agreement to be given or made by the Warrant Agent or by the Holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Warrant Agent) as follows:

           Rose's Stores, Inc.
           218 S. Garnett Street
           Henderson, North Carolina  27536
           Attn:  Chief Financial Officer

           with a copy to:

           Rose's Stores, Inc.
           218 S. Garnett Street
           Henderson, North Carolina  27536
           Attn:  George T. Blackburn, II

Subject to the provisions of Section 14, any notice or demand authorized by this Agreement to be given or made by the Company or by the Holder of any Warrant Certificate to or on the Warrant Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

           First Union Nation Bank of North Carolina
           Shareholder Services Administration Group
           230 South Tryon Street, 11th Floor
           Charlotte, North Carolina  28288-1153

Notices or demands authorized by this Agreement to be given or made by the Company or the Warrant Agent to the Holder of any Warrant Certificate shall be sufficiently given or made if sent by mail, postage prepaid, addressed to such Holder at the address of such Holder as shown on the registry books of the Company or the Warrant Register maintained by the Warrant Agent.

20.  Supplements and Amendments.

(a) The Company may, and the Warrant Agent shall, if the Company so directs, from time to time supplement or amend this Agreement without approval of any Holders of Warrant Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions of the Plan or any other provisions herein, or (iii) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided, however, in each case described in clauses (i) through (iii), the addition or amendment does not adversely affect the interests of the Holders of Warrant Certificates.

(b) In addition, this Warrant Agreement may be supplemented or amended to the extent provided in paragraph (a) of this Section 20 by the written consent of the Company and the Holders of Warrant Certificates representing more than

50% of the Shares obtainable upon the exercise of the Warrants outstanding at the time of such consent.

(c) Upon the delivery of a certificate from an appropriate officer of the Company and an opinion of counsel reasonably acceptable to the Warrant Agent which states that the proposed supplement or amendment is in compliance with the terms of this Section 20, the Warrant Agent shall execute such supplement or amendment.

(d) Notwithstanding anything to the contrary herein, no supplement or amendment which changes the rights or duties of the Warrant Agent shall be effective without the consent of the Warrant Agent.

21. Determination and Actions by the Board of Directors, etc. The Board of Directors of the Company shall have the exclusive power and authority (which may be delegated to any committee of such Board or to the appropriate officers of the Company) to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors, or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors (or its delegates) in good faith, shall (x) be final, conclusive and binding on the Company, the Warrant Agent, the Holders of the Warrant Certificates and all other parties, and (y) not subject the Board of Directors (or its delegates) to any liability to the Holders of the Warrant Certificates. In exercising its power and authority to administer this Agreement, in connection with any amendment to this Agreement or through reorganization, consolidation, merger, dissolution, reclassification, issue or sale of securities, sale of assets or any other voluntary action, the Board of Directors shall at all times act in good faith in performance of its fiduciary duties to Holders of Warrants.

22. No Rights as Stockholders. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees any rights whatsoever as stockholders of the Company, in-cluding, without limitation, the right to vote or to receive dividends (ex-cept as specifically provided herein) or to consent to or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or on any other matter.

23. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrant Agent or the Holders shall bind and inure to the benefit of their respective successors and assigns hereunder, whether by transfer, merger or otherwise. Upon becoming a successor to the Company, such successor shall be deemed to be the Company for purposes of this Agreement.

24. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the Holders of the Warrants any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and such Holders.

25. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

26. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

27. Governing Law. This Agreement, each Warrant and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and to be performed entirely within such State, except that the rights and duties of the Warrant Agent shall be governed by the laws of the State of North Carolina.

28. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

29. Counterparts. This Agreement may be executed in any number of counterparts each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

30. Conflict. In the event of any conflict between the provisions of the Modified Plan and the Warrant Agreement, the provisions of the Modified Plan shall control.

                         SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day, month and year first above written.


                                                          ROSE'S STORES, INC.



                           By:
                               Name:
                               Title:



                           FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
                            as Warrant Agent



                           By:
                               Name:
                               Title:

                            EXHIBIT A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY 11 U.S.C. Section 1145, UNDER AN ORDER DATED DECEMBER 14, 1994 CONFIRMING THE FIRST AMENDED JOINT PLAN OF REORGANIZATION OF ROSE'S STORES, INC. DATED OCTOBER 4, 1994 (THE "PLAN"), AND AN ORDER DATED APRIL 24, 1995 CONFIRMING THE MODIFIED AND RESTATED FIRST AMENDED JOINT PLAN OF
REORGANIZATION DATED APRIL 19, 1995 (THE "MODIFIED PLAN").   THE HOLDER OF THIS
CERTIFICATE IS REFERRED TO 11 U.S.C. Section 1145 FOR GUIDANCE AS TO THE SALE OF THESE SECURITIES OR THE COMMON STOCK ISSUABLE UPON THE EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE.

VOID AFTER 5:00 P.M.
NEW YORK CITY TIME, ON
APRIL 28, 2002

No.  A-                                                             Warrants

WARRANT CERTIFICATE FOR PURCHASE OF
COMMON STOCK OF
ROSE'S STORES, INC.

     This certifies that, for value received, _________________, or registered assigns, is the owner of the number of Warrants set forth above, each of which entities the owner to purchase, subject to the terms and conditions hereof and of the Warrant Agreement mentioned below, at any time after the date hereof and prior to the Expiration Date (as herein defined), one share of the common stock, no par value per share (the "Common Stock"), of Rose's Stores, Inc., a Delaware corporation (the "Company"), at the exercise price determined pursuant to 6.2.4 of the Modified Plan (the "Exercise Price") payable in lawful money of the United States of America by money order or certified or official bank check payable to the Company, upon surrender of this Warrant Certificate with the form of Election to Exercise on the reverse hereof duly completed and execut-ed together with payment of the Exercise Price at the office or agency of the Warrant Agent (as defined in the Warrant Agreement referred to below) in the City of Charlotte, State of North Carolina.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to, and are subject to all of the terms, provisions and conditions of, that certain Warrant Agreement dated as of April 28, 1995 (hereinafter called the "Warrant Agreement"), between the Company and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents to by acceptance hereof. The Warrant Agreement and the summary of its terms set forth on the reverse side of this Warrant Certificate are hereby incorporated into this Warrant Certificate by reference and made a part of this Warrant Certificate. The Warrant Agreement sets forth the terms and conditions under which the exercise price of a Warrant, the type of shares or other consideration to be received upon exercise of the Warrant, and/or the number of shares to be received upon exercise of a Warrant are or may be adjusted. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Warrant Agent, the Company and the holders of the Warrant Certificates or Warrants. In the event of any conflict between the provisions of this Warrant Certificate and the Warrant Agreement, the provisions of the Warrant Agreement shall control. In the event of any conflict between the provisions of the Modified Plan and the Warrant Agreement, the provisions of the Modified Plan shall control.

     Copies of the Modified Plan and the Warrant Agreement are available for inspection at the Charlotte, North Carolina office of the Warrant Agent, First Union National Bank of North Carolina, or may be obtained upon written request addressed to the Secretary, Rose's Stores, Inc., 218 S. Garnett Street, Henderson, North Carolina 27536. The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue frac-tions of Warrants or shares, but shall round such fractional share to the nearest whole share (up or down), with half shares being rounded down, and will deliver the additional share if rounded up.

     The Warrants evidenced by this Warrant Certificate shall expire at 5:00 p.m., New York City time, on April 28, 2002. The day and time of expiration are referred to herein as the "Expiration Date".

     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

     Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

DATED:


                           ROSE'S STORES, INC.


                        By:
                                                     President

                        Attest:
                                                     Secretary

COUNTERSIGNED:

FIRST UNION NATIONAL BANK OF NORTH CAROLINA (Charlotte, NC),
                  as Warrant Agent


By:
                  Authorized Signature

Attest:
                          Secretary


                               Summary of Terms of Warrant Agreement

     The Warrant Agreement provides that if the purchase price as determined pursuant to Section 6.2.4 of the Modified Plan is adjusted from time to time for reasons enumerated in the Warrant Agreement, the number of shares purchasable upon the exercise of each Warrant represented by this Warrant Certificate are subject to modification or adjustment.

     The Warrants evidenced by this Warrant Certificate shall be exercisable until 5:00 p.m., New York City time, on April 28, 2002.

     In the event that upon any exercise the number of Warrants exercised shall be fewer than the total number of Warrants represented hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the Warrants not so exercised.

     No payment or adjustment shall be made for any cash dividends, whether paid or declared, on any shares issuable upon exercise of a Warrant. The Company shall not be required to issue fractions of shares or any certificates which evidence fractional shares. In lieu of a fractional share the Company shall round such fractional share to the nearest whole share (up or down), with half shares being rounded down, and will deliver the additional share if rounded up.

     The Company and the Warrant Agent may deem and treat the registered holder of this Warrant Certificate as the absolute owner hereof and of the Warrants represented by this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exer-cise of such Warrants and for all other purposes. Neither the Company nor the Warrant Agent shall be affected by any notice to the contrary or be bound to recognize, or make any inquiries with respect to, any equitable or other claim to or interest in this Warrant Certificate on the part of any other person and shall not be liable for any registration or transfer of a Warrant Certificate which is registered or to be registered in the name of a fiduci-ary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such re-gistration or transfer, or with knowledge of such facts such that its partici-pation therein amounts to bad faith.

     Prior to the exercise of the Warrants represented hereby, the registered holder of this Warrant Certificate, as such, shall not be entitled to vote on or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, and nothing contained in the Warrant Agreement or herein shall be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company, including, without limitation, the right to vote, or to receive dividends or to consent to or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or in any other matter or to receive notice of any proceedings of the Company (except as provided in the Warrant Agreement).

     Each Warrant entitles the holder thereof to purchase one share at any time during hours of regular business operations from the date the Warrants are is-sued until 5:00 P.M., New York City time, on the seventh anniversary of the Effective Date (the "Expiration Date") at the exercise price per Warrant determined pursuant to Section 6.2.4 of the Modified Plan, subject to adjust-ment as set forth herein (the "Exercise Price"). Each Warrant not exercised prior to the Expiration Date shall expire. The Exercise Price and the number and kind of shares purchasable upon the exercise of each Warrant are subject to adjustment upon the occurrence of certain events pursuant to the provi-sions of Section 10 of the Warrant Agreement. Each holder of a Warrant Certi-ficate shall have the right to exercise the Warrants evidenced thereby in whole or in part at any time prior to the Expiration Date upon surrender of the Warrant Certificate, with the form of Election to Exercise below duly completed, to the Warrant Agent at the office of the Warrant Agent designated for such purpose, together with payment of the Exercise Price, as adjusted in accordance with the provisions of this Agreement, for the number of shares in respect of which such Warrants are then exercised. Payment of such Exercise Price may be made by money order or by certified or official bank check in lawful money of the United States of America. In case the holder of any War-rant Certificate shall exercise fewer than all the Warrants evidenced there-by, a new Warrant Certificate evidencing Warrants equivalent to the Warrants remaining unexercised shall be issued by the Warrant Agent and delivered to the holder of such Warrant Certificate.

     Upon surrender of this Warrant Certificate with the form of Assignment below duly completed, accompanied by payment of an amount equal to any applic-able transfer tax, at the office or agency of the Warrant Agent indicated on the face of this Warrant Certificate, a new Warrant Certificate or Certificates representing the Warrants represented by this Warrant Certificate shall be is-sued to the transferee; provided, however, that if the registered holder of this Warrant Certificate elects to transfer fewer than all of the Warrants repre-sented by this Warrant Certificate, a new Warrant Certificate for the Warrants not so transferred shall be issued to such registered holder. This Warrant Certi-ficate, together with other Warrant Certificates, may be exchanged by the registered holder for another Warrant Certificate or Certificates of differ-ent denominations, of like tenor and representing in the aggregate Warrants equal in number to the same full number of Warrants represented by this Warrant Certificate and any other Warrant Certificate so exchanged with the form of Assignment duly completed and executed. Only whole Warrants may be so transferred or exchanged. Certificates for fractions of a Warrant will not be issued upon any exchange or transfer.

     If the day of receipt of this Warrant Certificate with the form of Election to Exercise duly filled in and executed, accompanied by payment of the Exercise Price for the shares specified in the form of Election to Exercise (and of an amount equal to any applicable taxes or governmental charges), shall occur within any period during,which the transfer books for the Company's Common
Stock or other class of stock purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate are closed for any purpose, the Warrant Agent and the Company shall not be required to make delivery of certificates for shares purchasable upon such exercise, and the person entitled to receive delivery of such certificates shall not be deemed to have become a holder of record of such shares, until the next succeeding business day on which the transfer books of the Company are open.

To be printed on reverse side of Warrant Certificate

FORM OF ELECTION TO EXERCISE

     The undersigned hereby irrevocably elects to exercise _________ Warrants evidenced by this Warrant Certificate, and to purchase an equal number of full shares (the "Shares") of the common stock, no par value per share (the "Common Stock"), of Rose's Stores, Inc., a Delaware corporation (the "Company"), issu-able upon exercise of such Warrants, and herewith tenders payment for such Shares in the amount of $_____________ in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in the name of _________________ whose address is _________________________ and whose social security number or other identifying number is __________, and that such certificate be delivered to _________________ whose address is ________________________. If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the right to purchase the remaining balance of the Shares of Common Stock for which this Warrant Certificate is exercisable be registered in the name of _________________________ whose address is ______________________
and whose social security number or other identifying number is ___________________, and that such certificate be delivered to
___________________ out-of-pocket expenses, including counsel fees.